UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
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Securities Exchange Act of 1934 (Amendment No. )

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Hologic, Inc.
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HOLOGIC

HEALTH®

2025 Notice of Annual Meeting of Stockholders and Proxy Statement.

Wednesday • February 26, 2025 • 8:00 a.m. ET.

HOLOGIC, INC. 2025 Proxy Statement

Fiscal 2024 was another good year for Hologic, as we continued to build on our strong foundation. Our teams around the world again delivered exceptional performance fueling significant growth. Guided by our Purpose, Passion and Promise, we delivered on our financial and operational commitments and reaffirmed our core philosophy to provide the best technologies and services for our customers and patients.

We continued to build on the strength of our market-leading products such as the Panther, ThinPrep, 3D Mammography, NovaSure and MyoSure. These flagship brands and their complementary assets remain the foundation of our future growth. As we look ahead, we continue to develop and expand into new end markets, while also expanding our commercial capabilities into new adjacencies.

At Hologic, we are fundamentally innovators and market creators. Throughout our history, we have revolutionized women’s health, from advancing mammography screening from 2D to 3D, to transitioning vaginitis testing from manual workflows to our BV CV/TV molecular assay on our highly automated and high-throughput Panther system. More recently we launched our Genius Digital Diagnostics System in the U.S., an AI-powered digital cytology solution that we believe will have a significant impact on the fight against cervical cancer around the world. Equally exciting, our international business continues to thrive, growing nearly 50% since 2019, with substantial growth opportunity still ahead.

In fiscal 2024, we successfully returned to top-line total company reported revenue growth in both our fiscal third and fourth quarters. As a reminder, our strong COVID-19 testing revenue during the pandemic created challenging year-over-year comparisons. While we expect COVID-19 testing revenue to continue to decline in fiscal 2025, we anticipate our strong core business to continue to drive top-line growth.

During the course of fiscal 2024, each of our divisions grew revenue in the mid-single digits as we continue to build on the foundation we have strengthened over the last five years. Our core business is now 30% larger compared to 2019, with more diverse and durable revenue streams than ever before. We achieved strong revenue growth excluding COVID-19, along with industry-leading profitability and cash flow generation.

We finished the fiscal year with adjusted gross margin of 61% and best-in-class adjusted operating margin of 30%. Our ability to generate cash flow is strong, with nearly $1.3 billion of operating cash flow in fiscal 2024. These pillars of operational strength continue to fortify our robust balance sheet, ending the year with approximately $2.4 billion in cash and investments.

Looking back over the past 10 years, we have reduced our leverage ratio from 4.0x to 0.3x. And over the past 5 years, we have lowered our share count by nearly 31 million shares, from 269 million to 238 million diluted shares outstanding.

As Hologic has grown into a larger company, our commitment to delivering shareholder value remains an unwavering priority. Since 2014, we have grown adjusted EPS at a compound annual growth rate of over 10%. We are well positioned to grow EPS at a faster rate than revenue over the long term, building on our strong foundation and adding growth-driving products to our global portfolio. We are proud of our progress and excited about the future and strength of our business as we look ahead. Strengthened by our response during the COVID-19 pandemic, our Diagnostics business continued its strong performance, delivering 5.9% organic constant currency revenue growth in fiscal 2024, excluding COVID-19 revenues. Within Diagnostics, we have developed one of the industry's most dynamic and important molecular diagnostics franchises, making a profound impact and difference in the world.

In Molecular, core constant currency revenue growth of 9.0% in fiscal 2024 showcased our ability to expand assay utilization on our growing global Panther installed base of more than 3,300 instruments. With a menu of more than 20 assays across women’s health, virology, and respiratory disease states, we enable customers to expand their testing and consolidate onto our Panther systems. Additionally, our Biotheranostics business continued to grow, increasing awareness and coverage for the Breast Cancer Index test and helping more women in their breast cancer treatment journey.

Our Cytology business also made great strides in fiscal 2024, as we received FDA approval for our Genius Digital Diagnostics system. This system is the first and only FDA-approved digital cytology platform; it combines artificial intelligence with advanced imaging technology to help cytologists and pathologists identify pre-cancerous lesions and cervical cancer cells. We are supporting the future of cervical cancer screening with our Genius Digital Diagnostics system, providing improved streamlined workflow for practitioners and more sensitive disease detection for patients.

In Breast Health, we successfully moved past the global semiconductor chip shortage and continue to meet the strong demand for mammography systems. In fiscal 2024, organic constant currency revenue grew 6.8%, excluding the divested SSI ultrasound imaging business and the Endomagnetics acquisition. The division’s 2024 revenue performance was strong and diverse. Breast Imaging grew 5.6% and Interventional grew 8.1% in constant currency. Over the years we have expanded our portfolio across the breast health continuum of care, transforming it from a predominantly capital business to one with much more recurring revenue from our award-winning service organization and innovative interventional breast products. In fiscal 2024, approximately 60% of the division’s revenue was from service and recurring revenue products.

We are proud of our market leading position in mammography, with 3D technology that provides higher quality imaging, a more comfortable patient experience, and enhanced workflow for technicians. Never satisfied, we continue to innovate. In December 2024, to much excitement, we unveiled our next generation Envision mammography platform. The Envision platform improves upon our already industry-leading image quality, scan times, workflow and overall patient experience. We made the best even better.

HOLOGIC, INC. 2025 Proxy Statement

Building upon this progress, we continue to further broaden the continuum of care in our Breast Health division, adding Endomagnetics, a developer of breast cancer surgery technologies, to our Interventional business in the fourth quarter of fiscal 2024.

In our Surgical business, we are introducing new growth products and expanding into new geographies to accompany an already strong foundation. Fiscal 2024 revenue growth of 5.9% in constant currency was driven by our core MyoSure business, the complementary Fluent Fluid Management system, and growth contributions from our laparoscopic portfolio, Acessa and Bolder. Our international Surgical business also performed exceptionally well, growing more than 20% in constant currency during fiscal 2024. Lastly, we recently closed the acquisition of Gynesonics, strengthening our product portfolio with a novel, minimally invasive option for fibroid removal.

Through the strength of our operating results, we generated exceptional adjusted free cash flow, $955 million in fiscal 2023 and $1.16 billion in 2024, and have bolstered our balance sheet. Our peer group leading cash flow provides ample firepower to continually execute on our capital deployment opportunities. In fiscal 2024, we repurchased 11.2 million shares for more than $800 million, inclusive of a $500 million accelerated share repurchase program. In addition, we closed the Endomagnetics acquisition for approximately $310 million and in early fiscal 2025, the Gynesonics acquisition for $350 million. We also efficiently managed our capital structure and paid down $250 million of floating rate debt. Building from this activity, we still have tremendous flexibility for fiscal 2025 and beyond to invest in our organic growth priorities, additional M&A, and deliver value to shareholders.

Moving next to our impact on women’s health through our initiatives and partnerships. For the fourth year in a row, we have partnered with Gallup to collect data and insights pertaining to the state of women’s health through the Hologic Global Women’s Health Index. At Hologic, we are committed to using this data to raise awareness of women’s health disparities and drive global policy change. We will showcase this year’s findings at the World Economic Forum Annual Meeting in late January 2025. Women deserve a powerful voice, and we are uniquely positioned to amplify it.

Additionally, Hologic and the Women’s Tennis Association continued to advance our shared vision of championing women through world-class healthcare and equity. Together, we elevate the profile of women globally, emphasizing the critical importance of early detection and treatment. Our partnership not only empowers women but also underscores our commitment to their health and well-being.

In closing, we would like to extend our thanks to our more than 7,000 employees around the world. At Hologic, we believe that our people are the key to our success. In 2024, Fortune recognized us as one of the top 15 large companies in healthcare to work for, a true testament to the exceptional talent and culture we have cultivated.

We would also like to express our gratitude to our customers, shareholders, and our exceptional Board of Directors for their support over the past 12 months. Fiscal 2024 was a strong year for Hologic, where we embodied our Purpose, Passion and Promise, and delivered on our commitments. We are excited and look forward to fiscal 2025 and the opportunities ahead.

Sincerely,

Stephen P. MacMillan
Chairman, President and
Chief Executive Officer

HOLOGIC, INC. 2025 Proxy Statement
Notice of Annual
Meeting of Stockholders

Wednesday, February 26, 2025 8:00 a.m. Eastern Time InterContinental Boston Hotel 510 Atlantic Avenue Boston, Massachusetts 02210	To Our Stockholders:

The Annual Meeting of Stockholders of Hologic, Inc., a Delaware corporation (“Hologic” or the “Company”), will be held on February 26, 2025 at 8:00 a.m., Eastern Time, at the InterContinental Boston Hotel, 510 Atlantic Avenue, Boston, Massachusetts 02210 for the following purposes:

	1.	To consider and act upon the election of the eight (8) nominees identified in the accompanying proxy statement to serve as directors for the ensuing year (Proposal No. 1);
	2.	To conduct an advisory vote to approve our executive compensation (Proposal No. 2);
	3.	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for fiscal 2025 (Proposal No. 3);
	4.	To act upon a stockholder proposal regarding simple majority vote, if properly presented (Proposal No. 4) and
	5.	To transact such other business as may properly come before the meeting or any adjournment thereof.
The foregoing items of business are more fully described in the proxy statement accompanying this Notice.

Our Board of Directors (“Board”) has fixed the close of business on January 6, 2025 as the record date. Only stockholders of record at the close of business on the record date are entitled to notice of, and to vote at, the meeting and any adjournment or postponement thereof. All stockholders are cordially invited to attend the meeting. Stockholders who plan to attend the meeting must present valid photo identification. Stockholders of record will be verified against an official list available at the registration area. If your shares are held in the name of a bank, broker or other holder of record (an intermediary), please also bring to the Annual Meeting your bank or brokerage statement evidencing your beneficial ownership of Hologic stock to gain admission to the meeting; if you wish to vote these shares in person at the meeting, you must obtain a legal proxy from the holder of record of your shares and present it at the meeting. We reserve the right to deny admittance to anyone who cannot show valid identification or sufficient proof of share ownership as of the record date.

We are pleased to continue utilizing the Securities and Exchange Commission (SEC) rules that allow issuers to furnish proxy materials to their stockholders via the internet. We believe these rules allow us to provide you with the information you need while lowering the costs of delivery and reducing the environmental impact of the Annual Meeting. On or about January 16, 2025, we will mail to our stockholders of record as of January 6, 2025 (other than those who previously requested electronic or paper delivery on an ongoing basis) a Notice of Meeting and Important Notice Regarding the Availability of Proxy Materials containing instructions on how to access our proxy statement and our Annual Report on Form 10-K.

Our Board of Directors appreciates and encourages stockholder participation in the Company’s affairs. Whether or not you plan to attend the meeting, it is important that your shares be represented.
January 16, 2025 By order of the Board of Directors,

Mark W. Irving Vice President and Corporate Secretary

HOLOGIC, INC. 2025 Proxy Statement

Proxy Statement Summary
This summary highlights information contained elsewhere in this proxy statement. This summary does not contain all of the information that you should consider, and you should read the entire proxy statement and the Company’s most recent Annual Report on Form 10-K before casting your vote. References to “Hologic,” the “Company,” “we,” “us” or “our” refer to Hologic, Inc. and its subsidiaries.
2025 Annual Meeting of Stockholders
MEETING AGENDA AND VOTING RECOMMENDATIONS

Proposal	Board Recommendation	Page
Election of Eight Directors	FOR each nominee	20
Say-on-Pay: Advisory Vote to Approve Executive Compensation	FOR	41
Ratification of the Appointment of Ernst & Young LLP for fiscal 2025	FOR	95
Stockholder Proposal: Simple Majority Vote	NO VOTING RECOMMENDATION	98

Attendance:
All stockholders who were stockholders of record and beneficial owners as of January 6, 2025 may attend the Annual Meeting. Stockholders who plan to attend the meeting must present a valid government-issued picture identification such as a driver’s license or passport. Stockholders of record will be verified against an official list available at the registration area. If your shares are held in the name of a bank, broker or other holder of record (an intermediary), please also bring your bank or brokerage statement evidencing your beneficial ownership of Hologic stock to gain admission. As the beneficial owner, you have the right to direct your intermediary on how to vote and are also invited to attend the meeting; however, since you are not the stockholder of record, you may not vote these shares in person at the meeting, unless you obtain a legal proxy from the holder of record of your shares and present it at the meeting. We reserve the right to deny admittance to anyone who cannot show valid identification or sufficient proof of share ownership as of the record date.
Electronic Stockholder Document Delivery
We are pleased to offer our stockholders the benefits and convenience of electronic delivery of our proxy statements, annual reports and other stockholder materials. By electing to receive and access future documents electronically, you help Hologic to progress on its sustainability initiatives, reduce costs and benefit the environment by consuming fewer natural resources and creating less paper waste.
We encourage stockholders to elect to receive an email that will provide electronic links to our proxy materials as well as to the proxy voting site. For further information on how to sign up for electronic delivery, please see page 106 of this proxy statement.

TIME AND DATE	8:00 a.m. Eastern Time Wednesday, February 26, 2025
PLACE	InterContinental Boston Hotel 510 Atlantic Avenue Boston, Massachusetts
RECORD DATE	January 6, 2025

YOUR VOTE IS IMPORTANT
Stockholders as of January 6, 2025, the record date, are entitled to vote. Each share of common stock is entitled to one vote for each of the proposals presented at the meeting.

Vote By Internet Go to www.proxyvote.com and enter the 12-digit control number provided on your proxy card or voting instruction form.
Vote By Telephone Call 800-690-6903 or the number on your proxy card or voting instruction form. You will need the 12-digit control number provided on your proxy card or voting instruction form.
Vote By Mail Complete, sign and date the proxy card or voting instruction form and mail it in the accompanying pre-addressed envelope.
Vote In Person See the instructions regarding attendance at the Annual Meeting.

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  PROXY STATEMENT SUMMARY 2025 Proxy Statement
Performance Highlights
Hologic, Inc. is an innovative medical technology company primarily focused on improving women’s health through early detection and treatment. The Company operates in the following markets: Diagnostics, Breast and Skeletal Health, and GYN Surgical.

Our market-leading products include our molecular diagnostic assays, our Panther and Panther Fusion fully automated molecular testing instruments, our ThinPrep Pap test, our Genius 3D Mammography technology, our NovaSure device for endometrial ablation, and our MyoSure system for intrauterine tissue removal.

Fiscal year 2024 was a solid year for Hologic. We delivered total revenue of $4.03 billion, GAAP EPS of $3.32, and non-GAAP EPS of $4.08. Our results showcased broad-based strength across our businesses, as each core franchise grew mid-single digits organically excluding the impact of COVID-19.

Over the long term, we expect to continue our strong growth, with leading adjusted operating margins in the low 30s, and adjusted earnings per share growth at a higher rate than revenue. For fiscal 2025, we again expect solid top-line growth with gross margins in the low 60s and operating margins in the low 30s. Similar to the back half of fiscal 2024, we expect 2025 to “bend the curve” back to total company growth as we move past difficult COVID testing comparisons.

Fiscal 2024 once again highlighted that Hologic is an organization fundamentally guided by our Purpose, Passion and Promise. At Hologic, driven by our diverse and durable end markets, we remain resolute in our commitments despite an uncertain macroeconomic and geopolitical environment. We are committed to delivering exceptional products and services for the women of the world, and strong financial results for our stockholders.

Operational highlights from fiscal 2024 include:
•
In our Diagnostics franchise, we were led once again by our core Molecular franchise, which grew constant currency revenue 9% in fiscal 2024 excluding the impact of COVID-19. Molecular’s performance was driven by strong assay adoption from our vaginitis assay, BV CV/TV, Biotheranostics, as well as contributions from our non-COVID-19 respiratory business.

•
In our Breast Health franchise, fiscal 2024 growth was 6.1% in constant currency and 6.8% organically in constant currency excluding the divested SSI ultrasound imaging business and our acquisition of Endomagnetics. Performance was broad based as Breast Imaging and Interventional grew 5.6% and 8.1% respectively in constant currency. Revenue growth in our Breast Health franchise continues to become more diverse and recurring over time, with approximately 40% of the franchise’s 2024 revenue derived from service.

•
Our GYN Surgical franchise delivered 2024 revenue growth of 5.9% in constant currency. Performance was led by core MyoSure and Fluent Fluid Management. We continue to add growth drivers to the franchise’s mix with a growing laparoscopic portfolio, as well as the addition of Gynesonics to further broaden the franchise’s product offerings.

•
Finally, we are thrilled to continue to invest in social initiatives made possible by our strong financial performance. We will be releasing the fourth annual findings of our Hologic Global Women’s Health Index at the World Economic Forum in late January. In addition, we continue to expand important partnerships such as our relationship with the Women’s Tennis Association, as well as our Global Access Initiative, which provides greater access to molecular testing with an affordable pricing structure.

Financial highlights from fiscal 2024
•
We drove top-line growth through a combination of our current market-leading products and services, as well as contributions from businesses acquired over the last several years and organic R&D efforts.

•	We are a larger, more diversified, and stable business today, with a greater ability to weather macroeconomic headwinds.
•	We continued to deploy our strong operating cash flows to accelerate growth by reinvesting in our business, and completing share repurchases.
•
We are committed to using our strong revenue growth and profits to fund key social initiatives that, in turn, help us promote effective health policy and increase access to our products, ultimately benefiting more women.

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Corporate Governance Highlights
DIRECTOR NOMINEES

Nominee and Principal Occupation	Age	Director Since	Current Committee Membership
Stephen P. MacMillan (Non-Independent) Chairman, President and Chief Executive Officer Hologic, Inc.	61	2013	• N/A
Charles J. Dockendorff (Independent) Former Chief Financial Officer and Executive Vice President Covidien plc	70	2017	• Audit and Finance (CHAIR)
Ludwig N. Hantson (Independent) Former Chief Executive Officer Alexion Pharmaceuticals, Inc.	62	2018	• Compensation • Nominating and Corporate Governance
Martin Madaus (independent) Operating Executive Carlyle Group	65	2024	• Compensation • Nominating and Corporate Governance
Nanaz Mohtashami (Independent) Managing Director Russell Reynolds Associates	47	2023	• Compensation • Nominating and Corporate Governance
Christiana Stamoulis (Independent) Executive Vice President and Chief Financial Officer Incyte Corporation	54	2011	• Audit and Finance
Stacey D. Stewart (Independent) Chief Executive Officer Mothers Against Drunk Driving	60	2023	• Audit and Finance
Amy M. Wendell (Independent) Former Senior Vice President, Strategy & BD&L Covidien plc	64	2016	• Lead Independent Director • Compensation • Nominating and Corporate Governance (CHAIR)

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  PROXY STATEMENT SUMMARY 2025 Proxy Statement
Director Nominee Experience

*	Individual directors may be included in more than one segment.

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PERCENT OF WOMEN ON HOLOGIC BOARD
For each of the past 14 years, women have comprised over 30% of our board.

*	Reflects director nominees.
WE BELIEVE IN GOOD CORPORATE GOVERNANCE
Hologic is committed to good corporate governance, which we believe helps us to sustain our success and build long-term stockholder value. We are committed to sound governance practices that provide our stockholders with meaningful rights and foster strong independent leadership in our boardroom.

Board Practices	Stockholder Matters

•
Annual election of directors

•
Seven of our eight director nominees are independent

•
All committees consist solely of independent directors

•
Regular executive sessions of independent directors

•
Lead Independent Director

•
50% of our board nominees are women, including our Lead Independent Director and Chair of our Nominating and Corporate Governance Committee

•
Board Committee oversight of environmental, social and governance (ESG) matters and reporting

•
Board time commitment policy

•
Proxy access

•
Active stockholder engagement

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Stockholders permitted to act by written consent

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Stockholder right to request a special meeting

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Annual say-on-pay advisory vote

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No shareholder rights plan (poison pill)

•
Majority vote standard in uncontested elections of directors

Other Governance Practices
• No hedging or pledging of our securities permitted by executive officers or directors
• Robust executive and director stock ownership guidelines
• Majority of shares may remove directors with or without cause

RISK MANAGEMENT PROCESS
Risk oversight is handled by the full Board as well as at the individual committee level, with the Board focusing on the evolving business and risk landscape. The Company’s risk management process focuses on a comprehensive but targeted annual enterprise risk management assessment which is presented to the Board as well as periodic reports on evolving risks and mitigating actions, as warranted. Additionally, the executive leadership team’s individual performance objectives are aligned with the top risks identified in the annual enterprise risk management process. See also Oversight Responsibilities on page 13 of this proxy statement for further information.

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  PROXY STATEMENT SUMMARY 2025 Proxy Statement
STOCKHOLDER OUTREACH
Hologic values the views of its stockholders, which is why we regularly and proactively engage with our largest stockholders throughout the year. During fiscal 2024, management met or offered to meet with stockholders representing approximately 55% of our outstanding shares to discuss our business strategy, our approach to executive compensation as well as ESG progress. Stockholder feedback and perspectives are shared with the Board. See also Stockholder Engagement on page 14 of this proxy statement.
SUSTAINABILITY
As a public company, we understand that creating value for our stockholders is one of our fundamental obligations, but we believe how we create that value is important. By focusing on our unique Purpose, Passion and Promise, we strive to generate long-term, profitable growth that benefits not just our stockholders, but also women’s health around the globe. Through our deep focus on innovation and The Science of Sure, we generate financial returns and leverage these benefits to invest in groundbreaking women’s health initiatives like the Hologic Global Women’s Health Index, Project Health Equity and work with the World Economic Forum. We are fortunate that each objective is intimately connected to our business strategy because doing the right thing is fundamental to who we are.
Executive Compensation Highlights
EXECUTIVE COMPENSATION BEST PRACTICES

What We Do	What We Don’t Do

 •
Double-trigger for accelerated equity vesting upon a change of control

 •
Golden parachute policy

 •
Compensation recoupment (clawback) policy

 •
Meaningful stock ownership guidelines for our CEO, non-employee directors and executive officers

 •
Robust annual review of compensation program elements, each NEO’s role and responsibilities, performance metrics, practices of companies in our peer group and survey data

 •
Independent compensation consultant

 •
Compensation Committee of all independent, non-employee directors

 •
Annual risk assessments

 •
No tax gross-ups on severance or change of control payments

 •
No hedging/pledging of Hologic stock

 •
No option repricing without stockholder approval

 •
No excessive perquisites for executives

 •
No excessive risk-taking in our compensation programs

The Compensation Committee has responsibility for oversight of the Company’s executive compensation framework, and within that framework, works with management to align pay with performance.

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2024 Executive Compensation Framework
⬤ Fixed   ⬤ Variable
Short Term

Component	% of Total Target(1)	Rationale	Key Characteristics
Base Salary		• Attract and retain talent with a competitive level of pay that reflects executive’s experience, role and responsibilities	• Cash Award
Short-Term Incentive Plan (STIP) Award		• Incentivize and reward for corporate and individual performance • Drive achievement of specific goals	• Cash Award based primarily on two metrics: • Adjusted Revenue • Adjusted EPS
LONG TERM
Restricted Stock Units		• Encourage long-term focus • Incentivize and reward for performance • Align interests of executives with stockholders • Attract and retain talent	• Equity Award • Annual vesting over three years
Stock Options		• Encourage long-term focus • Incentivize and reward for performance • Align interests of executives with stockholders • Attract and retain talent	• Equity Award • Annual vesting over four years
Performance Stock Units		• Encourage long-term focus • Incentivize and reward for performance • Align interests of executives with stockholders • Attract and retain talent • Drive achievement of specific goals	• Equity Award • Cliff vest after three years, based on performance • Adjusted Free Cash Flow • Adjusted ROIC • Relative TSR
Deferred Compensation Program (DCP) Contributions		• Incentivize and reward for performance • Attract and retain talent	• Cash Award • Annual vesting over three years

(1)	Based on the average of the target direct annual compensation elements for all the named executives in 2024.

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  PROXY STATEMENT SUMMARY 2025 Proxy Statement

The charts above, which reflect target total direct compensation, exclude the value of other benefits and perquisites.
CEO Pay-for-Performance Alignment
LONG-TERM FOCUS
The Company continues to invest significantly in its people, infrastructure and products. Our unwavering commitment to our Purpose, Passion and Promise has driven growth in revenue and profits over the past eleven years. Under Mr. MacMillan’s leadership, revenue has grown at a compounded annual growth rate of approximately 5% during his tenure.
Under the stewardship of our management team, with significant contributions by our commercial, R&D, and support teams, we have accomplished the following:

2013	2024
• $4.0 billion net debt • Declining organic sales and earnings • No meaningful product pipeline	Net Debt Decreased to $0.4 Billion • Strong cash flow generation • Disciplined approach towards deploying capital, while maintaining a strong balance sheet
More Growth Drivers in Each of our Base Businesses

•
More global, with more diverse and recurring revenue

•
Solid growth in fiscal 2024, with total constant currency organic revenue growth of 5.3%, excluding COVID-19; each core franchise grew mid-single digits excluding COVID-19

•
Focused on long-term organic revenue growth of mid-single digits, excluding COVID-19 and strong adjusted operating margins in the low 30s

Investing in Meaningful Social Initiatives to Improve Global Health

•
Hologic’s Global Women’s Health Index, a breakthrough survey, conducted annually in partnership with Gallup, measuring the experiences of women and girls. Our fourth year data to be released at the World Economic Forum in late January

•
Our Global Access Initiative continues to deliver high quality molecular diagnostic testing, at affordable pricing, to underserved communities in Africa

AS A RESULT, HOLOGIC’S SHARE PRICE HAS MORE THAN TRIPLED (FROM $22.29 TO $80.82 AT 2024 FISCAL YEAR END) SINCE MR. MACMILLAN’S APPOINTMENT TO CEO IN 2013

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Note About Forward-Looking Statements and Website References
This proxy statement contains forward-looking information that involves risks and uncertainties, including statements about the Company’s plans, objectives, expectations and intentions. Such statements include, without limitation: financial or other information included herein based upon or otherwise incorporating judgments or estimates relating to future performance, events or expectations; the Company’s strategies, positioning, resources, capabilities, and expectations for future performance including with regard to sustainability and human capital matters; and the Company’s business and financial outlook. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “could,” “would,” “expects,” “plans,” “intends,” “anticipates,” “believes,” “estimates,” “projects,” “predicts,” “likely,” “future,” “strategy,” “potential,” “seeks,” “goal” and similar expressions intended to identify forward-looking statements. These forward-looking statements are based upon current expectations and assumptions and are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those anticipated.
These risks and uncertainties include, without limitation: the development of new or improved competitive technologies and products and competition; the anticipated development of markets the Company sells its products into and the success of the Company’s products in these markets; the Company’s ability to predict accurately the demand for its products, and products under development and to develop strategies to address markets successfully; the anticipated performance and benefits of the Company’s products; the Company’s business strategies; the effect of consolidation in the healthcare industry; the ability to execute acquisitions and the impact and anticipated benefits of completed acquisitions and acquisitions the Company may complete in the future; the coverage and reimbursement decisions of third-party payors; the uncertainty of the impact of cost containment efforts and federal healthcare reform legislation on the Company’s business and results of operations; the guidelines, recommendations, and studies published by various organizations relating to the use of the Company’s products; the Company’s ability to obtain and maintain regulatory approvals and clearances for its products, including the implementation of the European Union Medical Device and In Vitro Diagnostic Regulation requirements, and maintain compliance with complex and evolving regulations and quality standards, as well as the uncertainty of costs required to obtain and maintain compliance with such regulatory and quality matters; the possibility that products may contain undetected errors or defects or otherwise not perform as anticipated; the impact and costs and expenses of investigative and legal proceedings and compliance risks the Company may be subject to now or in the future; potential negative impacts resulting from climate change or other environmental, social, and governance and sustainability related matters; the impact of future tax legislation; the ongoing and possible future effects of global challenges, including macroeconomic uncertainties, such as inflation, bank failures, rising interest rates and availability of capital markets, wars, conflicts, other economic disruptions and U.S. and global recession concerns, on the Company’s customers and suppliers and on its business, financial condition, results of operations and cash flows and the Company’s ability to draw down its revolver; the effect of the worldwide political and social uncertainty and divisions, including the impact on trade regulations and tariffs, that may adversely impact the cost and sale of the Company’s products in certain countries, or increase the costs the Company may incur to purchase materials, parts and equipment from its suppliers; conducting business internationally; potential cybersecurity threats and targeted computer crime; the ongoing and possible future effects of supply chain constraints, including the availability of critical raw materials and components, as well as cost inflation in materials, packaging and transportation; the possibility of interruptions or delays at the Company’s manufacturing facilities, or the failure to secure alternative suppliers if any of the Company’s sole source third-party manufacturers fail to supply the Company; the ability to consolidate certain of the Company’s manufacturing and other operations on a timely basis and within budget, without disrupting its business and to achieve anticipated cost synergies related to such actions; the Company’s ability to meet production and delivery schedules for its products; the effect of any future public health pandemic or other crises, including the timing, scope and effect of U.S. and international governmental, regulatory, fiscal, monetary and public health responses to such crises; the ability to successfully manage ongoing organizational and strategic changes, including the Company’s ability to attract, motivate and retain key employees and maintain engagement and efficiency in remote work environments; the Company’s ability to protect its intellectual property rights; anticipated trends relating to the Company’s financial condition or results of operations, including the impact of interest rate and foreign currency exchange fluctuations; estimated asset and liability values; compliance with covenants contained in the Company’s debt agreements; and the Company’s liquidity, capital resources and the adequacy thereof.
The risks included above are not exhaustive. Other factors that could adversely affect the Company’s business and prospects are described in the filings made by the Company with the SEC. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any such statements presented herein to reflect any change in expectations or any change in events, conditions or circumstances on which any such statements are based.
Website references and hyperlinks throughout this document are provided for convenience only, and the content on the referenced websites is not incorporated into, nor does it form a part of, this proxy statement.

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HOLOGIC, INC. 2025 Proxy Statement
Governance of the Company
We take a comprehensive, year-round view of corporate governance and our adoption of good governance practices enhances our accountability to stockholders. Hologic’s governance responsibilities are built on a foundation of interactive dialogue with stockholders, written principles and continuous improvement, which we believe will help us sustain our success, build trust in the Company and continue to create long-term stockholder value. To that end, the Company has in place Corporate Governance Guidelines, which are reviewed annually and are designed to assist the Company and the Board in implementing effective corporate governance practices. The Board has also adopted a Code of Conduct that applies to all of our employees, officers and directors and a Code of Ethics that applies specifically to senior financial officers (included as Appendix A to our Code of Conduct) setting the tone from the top. We review our Code of Conduct annually and make revisions as needed. The Company maintains a comprehensive compliance program, which is overseen by the Audit and Finance Committee, and a library of compliance policies which provide more detailed guidance to employees on a variety of topics, such as anti-bribery and anti-corruption laws, anti-discrimination and anti-harassment laws, privacy laws and many others. Hologic is a proud supporter of the ideals and values articulated by AdvaMed and is a signatory to the AdvaMed Code of Conduct. The Company also maintains a compliance hotline whereby compliance questions and concerns may be voiced via email or phone by employees and third parties alike, with an option to remain anonymous.
We also have written charters for each of the Board of Directors’ standing committees, which are reviewed annually. Information about Hologic’s corporate governance practices and copies of the Corporate Governance Guidelines, committee charters and Code of Conduct are available at investors.hologic.com. Hologic posts additional information on our website from time to time as the Board makes changes to our corporate governance practices.
Our Board believes that good governance requires not only an effective set of specific practices, but also a culture of responsibility and accountability throughout the organization. Governance at Hologic is intended to achieve both. Good governance ultimately depends on the quality of an organization’s leadership, and our Board is committed to recruiting and retaining directors and officers with proven leadership ability and personal integrity.
The Board has implemented corporate governance practices that it believes are both in the best interests of Hologic and our stockholders, as well as compliant with the rules and regulations of the SEC and the listing standards of Nasdaq. The Board reviews these practices on an ongoing basis.
Board Refreshment and Recruitment
The Board acts as a collaborative body that encourages broad participation of each of the directors at Board and Committee meetings. To help drive this, our Board has an ongoing commitment to Board refreshment and to having highly qualified, independent voices in the boardroom. The Board believes the fresh perspectives brought by new directors are critical to a forward-thinking and strategic Board when appropriately balanced with the insight and deeper understanding of our business provided by longer-serving directors. The Board believes that its members, collectively, should possess diverse and complementary skills and experience in order to oversee our business and evaluate management strategy effectively. Additionally, we have always been focused on ensuring that our directors are deeply engaged and dedicating sufficient time and efforts to our board. To that end, we have recently adopted a director time commitment policy in our Corporate Governance Guidelines. Since December 2016, through purposeful refreshment, seven independent directors have been elected to our Board and seven directors have rotated off of our Board. Sally W. Crawford and Scott T. Garrett, both longer-tenured directors, are not standing for re-election at this Annual Meeting. Ms. Crawford, after 17 years of service, has decided to retire and Mr. Garrett was not nominated for re-election in compliance with the retirement age provision in the Company’s Corporate Governance Guidelines.
Recognizing that the selection of qualified directors is complex and crucial to the long-term success of the Company, the Nominating and Corporate Governance Committee seeks to identify candidates who are prominent in their fields or otherwise possess exemplary qualities that will enable them to effectively function as directors. While the Committee does not believe it is appropriate to establish any specific minimum qualifications for directors, it focuses on character, reputation, and personal integrity, as well as candidates who reflect diverse backgrounds, including diversity of race, gender, ethnicity, culture and geography. The Board’s recruitment process reflects a deliberate search for both specific skills and experiences, as needed. This practice keeps our Board energized with valuable expertise and additional perspectives. Dr. Madaus joined our Board as an independent director effective December 6, 2024. He brings deep industry, technical, business and international experience.
Currently, approximately 63% percent of our director nominees have been on our Board for seven years or less.

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HOLOGIC, INC. 2025 Proxy Statement
Director Recruitment Process

Candidate Recommendations	Nominating and Corporate Governance Committee	Board of Directors	Stockholders
• From search firms, directors, management and stockholders	• Considers current and future needs of the Board • Screens qualifications and considers diversity • Reviews independence and potential conflicts • Recommends nominee to the Board	• Evaluates candidates, analyzes independence and selects nominee	• Vote on nominees at Annual Meeting

Board Assessment
Each year, the Nominating and Corporate Governance Committee, together with the Lead Independent Director, oversees an evaluation process. Our Lead Independent Director also serves as Chair of the Nominating and Corporate Governance Committee. As such, she oversees the annual Board evaluation process. The evaluations help inform the Committee’s discussions regarding Board succession planning and refreshment and complement the Committee’s evaluation of the size and composition of the Board. The Board also recognizes that a robust and constructive evaluation process is an important part of good corporate governance and board effectiveness. Our Board is committed to an annual evaluation process and recognizes this process promotes continuous improvement. The annual self-assessment evaluates the performance of the Board and its committees in accordance with a procedure established by the Nominating and Corporate Governance Committee. In 2024, the full Board and each Board committee completed anonymous written questionnaires that requested subjective comment in key areas and solicited input for areas of development. The results were compiled and discussed by the Board and each committee, as applicable, and changes in practices or procedures were considered, as necessary. The evaluation results were reviewed in detail by the Chairman and the Lead Independent Director, who led a discussion with the full Board highlighting both areas of strength and areas of opportunity. Over the past few years, this evaluation process has contributed to various refinements in the way the Board and committees operate, including taking measures to provide that Board and committee agendas are appropriately focused on strategic priorities and provide adequate time for director input, and an increasing focus on continuous Board refreshment and leadership succession planning.
Board Leadership Structure Overview
The Board recognizes that one of its key responsibilities is to evaluate and determine the optimal leadership structure to best serve the interests of our stockholders. Given the dynamic and competitive environment in which we operate, the right Board leadership structure may vary as circumstances warrant. The Company’s Corporate Governance Guidelines provide the Board the flexibility to determine whether to have a combined or separate Chairman of the Board and Chief Executive Officer. In its annual review, the Board has affirmed combining the roles to leverage Mr. MacMillan’s deep understanding of the business, convey our short-term and long-term strategy with a single voice to our stockholders, customers and other stakeholders and because it provides unified leadership and accountability in quickly and seamlessly identifying and carrying out the strategic priorities of the Company. With the designation of a Lead Independent Director, this governance structure also provides a form of leadership that allows the Board to function independently from management and exercise objective judgment regarding management’s performance and enables the Board to fulfill its oversight duties effectively and efficiently. In March 2024, our Board appointed Ms. Wendell as Lead Independent Director. Hologic’s Corporate Governance Guidelines establish clearly defined roles and responsibilities designed to ensure that the Lead Independent Director retains a strong and independent voice in leading the Board. For more detail on the roles and responsibilities of both the Chairman and Lead Independent Director, see Board Leadership Structure on page 29 of this proxy statement.

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HOLOGIC, INC. 2025 Proxy Statement

Our Board’s Role and Responsibilities
Overview
The Board, on behalf of the Company and its stockholders, oversees the management of the Company. While the Company’s senior officers, under the direction of the Chief Executive Officer, are responsible for the day-to-day operations of the Company, the Board works closely with management to oversee the strategic, financial and management policies of the Company, and preparation of financial statements and other reports that accurately reflect requisite information about the Company. Taking an active role in the Company’s strategic direction, the Board regularly educates itself on the Company’s products, markets, customers, competition and culture. The Board assesses risk, evaluates management’s performance, plans for successors and provides overall guidance and direction to the Company.

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HOLOGIC, INC. 2025 Proxy Statement
Oversight Responsibilities
Strategy
One of the Board’s key responsibilities is overseeing the Company’s corporate strategy. The Board has deep expertise in strategy development and insight into the most important issues facing the Company. Using its knowledge, expertise and diverse composition, the Board regularly discusses the key priorities of our Company and its businesses, taking into consideration global economic, socioeconomic and regulatory trends, stakeholder interests and developments in healthcare.
•	The Board continued its annual review of the Company’s long-term strategic plans over a five-year horizon and focused on continuing the strong growth of the base businesses.
•
Throughout the year and at Board meetings, the Board receives information and updates from management and actively engages with senior leaders with respect to the Company’s short- and long-term strategy, including the strategic plans for our businesses, research and development, and the competitive environment.

•	The Company’s independent Directors hold regularly scheduled executive sessions, without management present, to discuss strategy.
•	The Board discusses and reviews feedback on strategy from our stockholders and other stakeholders.
•
Corporate strategy discussions are enhanced with periodic engagements held outside the boardroom, such as visits to our business locations and research and development facilities. These visits provide the directors with an opportunity to observe the execution and impact of the Company’s strategy and to engage with senior leaders and employees to deepen their understanding of our businesses, competitive environments and culture.

Risk
The Board has oversight of the risk management process, which includes overseeing our process for identifying, assessing and mitigating significant financial, operational, strategic, reputational, environmental, cybersecurity, talent and personnel and other risks that may affect the Company. A fundamental part of risk oversight is understanding the risks that we face, the steps management is taking to manage those risks, and assessing our appetite for risk. The risk assessment process also considers whether risks are short-, medium-, or long-term, such that the management of significant risks can be prioritized, in part, based on the timeframe of such risks. Risk management systems, including our internal auditing procedures, internal control over financial reporting and corporate compliance programs, are designed in part to inform management about our material risks. The Board does not view risks in isolation. Risks are considered in nearly every business decision. Our Board receives regular reports from management on matters relating to strategic and operational initiatives, financial performance and legal developments, including the related enterprise-risk exposures. The involvement of the Board in the oversight of our strategic planning process is a key part of its assessment of the risks inherent in our corporate strategy. Short- and medium-term risks are afforded significant attention by the Board. The Board and its committees have the opportunity to provide input and direction as to the management of those risks in a variety of manners, including but not limited to, regular business and financial updates, internal audit updates, strategy and budget sessions, talent reviews, the enterprise risk management program and other operational updates. Long-term risks are typically addressed by the Board as part of the annual strategic planning process. The Board and each committee also have the authority, in their sole discretion, to consult with and retain outside advisors and experts in connection with performance of its duties and responsibilities.
Each year, the Board also reviews an enterprise risk management report (ERM report) compiled by business leaders who have assessed risk throughout the business over a three-year horizon, focusing on financial risk, legal/compliance risk and operational/strategic risk. As part of our ERM report process, we obtain input from our senior leaders and relevant subject-matter experts and consult external advisors as appropriate. The ERM report details the Company’s top ten risks as well as mitigating actions and plans relating to those risks. The ERM report includes a rolling three-year evaluation period reflecting mitigation activity progress and risk rating changes and is presented to and discussed with the Board each year. The identified risks and mitigation activities are actively monitored by the Board and regularly reviewed with senior management. Underscoring the Board’s and management’s focus on enterprise risk are the individual performance objectives of the executive leadership team for fiscal 2024, which are aligned with the Company’s top enterprise risks, as identified in the ERM report.
While the Board has overall responsibility for risk oversight, each of the three standing committees of the Board regularly assesses risk in connection with executing its responsibilities. In performing this function, each committee meets in executive session with key management personnel and representatives of outside advisors as needed and has full access to management, as well as the ability to engage advisors. The Board believes its leadership structure described in the

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HOLOGIC, INC. 2025 Proxy Statement
“Board Leadership Structure” section of this proxy statement enables the Board’s oversight of risk management because it allows the Board, with leadership from the Lead Independent Director and working through each of the three standing committees, to proactively participate in the oversight of management’s actions. The committees also provide reports to the full Board on these and other areas for review.
•
The Audit and Finance Committee focuses on cybersecurity risk as well as financial risk, including internal controls. The Committee receives regular reports on cybersecurity as well as an annual risk assessment report from the Company’s Internal Audit function.

•
The Compensation Committee oversees risk relating to compensation. At the direction of the Committee, its independent compensation consultant conducts a risk assessment of our executive compensation programs, and members of our internal legal, human resources and sales operations departments evaluate our other compensation programs to assess risk. These results are presented to the Compensation Committee annually. The Compensation Committee and its independent compensation consultant reviewed and discussed these assessments for fiscal 2024, and the Compensation Committee concurred with the assessment that our compensation programs do not create risks that are reasonably likely to have a material adverse effect on our business.

•	The Nominating and Corporate Governance Committee oversees our governance processes and attendant risks, as well as our sustainability efforts and reporting on ESG.
As indicated above, the Audit and Finance Committee focuses on cybersecurity risk. On a quarterly basis, our Chief Information Officer (CIO) and Chief Information Security Officer (CISO) provide updates to the Audit and Finance Committee on the cybersecurity and related risk management programs, including recent developments and current risk assessments. Our CIO and CISO typically also meet in person with the Audit and Finance Committee twice annually for a more detailed discussion of significant threats, risk mitigation strategies, any security program assessments and identified improvements. Additionally, our CIO and CISO meet at least annually with the full Board and report on the Company’s Information Technology program and more specifically, cybersecurity matters. For more information regarding our cybersecurity risk management program, please refer to our Annual Report on Form 10-K for the fiscal year ended September 28, 2024.
The Board and the Compensation Committee are actively engaged in the Company’s talent development and human capital management strategies designed to attract, develop and retain business leaders who can drive financial and strategic growth objectives and build long-term stockholder value. Mr. MacMillan provides a talent update at every Board and Compensation Committee meeting and the Board devotes significant time on its agenda to reviewing and discussing the succession plans for the CEO and each of his direct reports as part of building a diverse and inclusive workforce. The Compensation Committee also supports the investment in the physical, emotional and financial well-being of our employees by supporting robust compensation and benefits programs. To enhance the Board’s understanding of the Company’s culture and talent pipeline, the Board conducts meetings and schedules site visits at the Company’s locations, meets regularly with high-potential executives in formal and informal settings and also reviews and discusses the results of the Company’s annual employee engagement survey.
Succession Planning
Succession planning starts with Mr. MacMillan, his team and the Compensation and Nominating and Corporate Governance Committees but is continued with the full Board. The Board devotes significant time on its agenda to reviewing and discussing the succession plans for the CEO and each of his direct reports as part of building a diverse and inclusive workforce. In recent years, the Board and Mr. MacMillan have intensified their focus on succession planning. Mr. MacMillan provides a talent update at every Board and Compensation Committee meeting and the Board reviews in-depth succession plans at least annually, considering long-term, medium-term and short-term options. The Board also has exposure to succession candidates through their periodic participation in Board meetings and/or engagement outside of Board meetings. Our management team also regularly identifies high potential executives for additional responsibilities, new positions, promotions, or similar assignments to expose them to diverse operations within our Company, with the goal of developing well-rounded and experienced leaders. In addition, identified individuals are often positioned to interact more frequently with our Board so that directors may gain familiarity with these executives as part of our talent management and succession planning process.
Stockholder Engagement
Hologic has long believed that the delivery of sustainable, long-term value requires regular dialogue with our stockholders. While the Board, through the Nominating and Corporate Governance Committee, oversees stockholder matters and participates in meetings with stockholders, as appropriate, management has the principal responsibility for stockholder communications and engagement. As discussed below, management provides written and oral updates to the Board concerning stockholder feedback.

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HOLOGIC, INC. 2025 Proxy Statement
During fiscal 2024, our management team participated in numerous investor meetings to discuss our business and strategic priorities. In addition to discussions just before our Annual Meeting, we contacted our largest stockholders, representing approximately 55% of our outstanding shares, and also met with a number of our smaller stockholders. Directors participate in these discussions as requested and are updated on any feedback.
This year, one of our investors asked if the discussion could include our Lead Independent Director, and as a result, Ms. Wendell participated in one meeting.

In addition to input on current governance and executive compensation topics and sustainability initiatives specific to Hologic, we invite discussion on any other topics or trends stockholders may wish to share with us. We believe that positive, two-way dialogue builds informed relationships that promote transparency and accountability. Management provides written and oral updates on the discussions with stockholders to our Lead Independent Director, Chairman, the Compensation Committee and the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee in turn allocates specific issues to relevant Board committees for further consideration. Each Board committee reviews relevant feedback and determines if additional discussion and actions are necessary by the respective committee or the full Board. The Board considers stockholder perspectives, as well as the interests of all stakeholders, when overseeing Company strategy, formulating governance practices and designing compensation programs.
YEAR-ROUND STOCKHOLDER ENGAGEMENT
Targeted Outreach
As discussed above, our Board of Directors and management are committed to regular engagement with our stockholders and soliciting their views and input on important performance, executive compensation, environmental, social and other governance matters. We take our say-on-pay results seriously and also discussed the results of our previous say-on-pay results with our stockholders during our fall engagement. We value stockholder views and insights and believe that positive two-way dialogue builds informed relationships that promote transparency and accountability. We continued with our year-round approach to engagement and during fall of 2024, we reached out to our top 20 institutional stockholders, representing approximately 55% of our shares. Sixteen of the 20 institutional investors did not feel a meeting was necessary at this time or did not respond. We also had numerous conversations with stockholders and investment analysts as part of our normal investor relations activities, at times along with Mr. MacMillan. Details of stockholder feedback are incorporated throughout this proxy statement.
Annual Outreach (Fall 2024)

During the “offseason”, we reached out to our top 20 institutional stockholders representing approximately 55% of our outstanding shares	Meetings We ultimately met with four of our largest investors as part of this outreach	Matters Discussed Business highlights for the fiscal year, our compensation plan design, and ESG progress
Annual Outreach Feedback
Overall, the meetings were positive and productive with our stockholders supporting our compensation programs while recognizing our compensation approach is truly performance based as we look to incentivize both long- and short-term performance. Stockholders appreciated hearing that we continue to consider their feedback as we evaluate our compensation program and structure. Stockholders were supportive that we continue to take a thoughtful and consistent approach to our programs and metrics as well. Additionally, stockholders were encouraged by the level of Board engagement, and our Board refreshment efforts with the appointment of a new Lead Independent Director and the election of three new independent directors in the last two years. Lastly, stockholders recognized the Company’s continued focus on

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HOLOGIC, INC. 2025 Proxy Statement
ESG, particularly regarding our focus on important social initiatives to help improve healthcare access and equality (Hologic Global Women’s Health Index, Project Health Equity and Global Access Initiative). For more detail, see Proposal No. 2 − Non-Binding Advisory Vote to Approve Executive Compensation on page 41 of this proxy statement.
Stockholder Communications with the Directors
In general, any stockholder communication directed to our Board or one of its committees will be delivered to our Board or the appropriate committee. However, the Company reserves the right not to forward to our Board any abusive, threatening or otherwise inappropriate materials. Stockholders may contact our Board and committees thereof by writing to them in care of Corporate Secretary, Hologic, Inc., 250 Campus Drive, Marlborough, MA 01752.
Environmental and Social
Sustainability
At Hologic, we work every day to build a better and healthier world. For us, sustainability means advancing women’s health while delivering strong financial results and creating long-term value for all our stakeholders. As a science-based company, Hologic has a long-standing approach to operate responsibly and sustainably with unwavering dedication to product quality, clinical differentiation, customer relationships, remarkable talent, engagement, community investment and environmental stewardship.
This approach is brought to life by our sustainability framework, Purpose in Action, designed to magnify impact across the most material environmental, social, and governance themes to our business and where we can uniquely create the greatest value. We have organized our approach around the key pillars:
•	Advancing women’s health access and equity
•	Protecting the planet
•	Supporting our people and communities
•	Operating with integrity
Sustainability is integral to how we do business, and we have enabled a governance structure that facilitates accountability, transparency, and continuous improvement. The Board of Directors governs the oversight of our material sustainability issues across the environmental, social, and governance (ESG) themes. The Nominating and Corporate Governance Committee supports the Board with overseeing our governance processes, including Hologic’s reporting, and efforts related to sustainability. Comprised of members of our senior management team, the ESG and Sustainability Executive Steering Committee reflects functions relevant to the ESG and Sustainability strategy or whose work is informed by ESG and Sustainability. They provide guidance to the organization on ESG and Sustainability strategy to enable us to move forward in the most impactful way. The steering committee also provides input to the Board in its oversight of the Company’s principles, programs, and practices on sustainability topics, including environment and social affairs as well as the Company’s reporting on these topics.
We are compelled through our Purpose, Passion and Promise to work to improve the health of our communities, customers, patients and employees, and seek to ensure that the decisions we make today have a positive effect on future generations. While sustainability has been deeply integrated into our strategy and business priorities throughout our existence, this year we took action to boost our efforts and create greater impact. We established science-based targets for emission reduction. We anticipate our sixth annual sustainability report will be published in April 2025 covering the 2024 fiscal year. The 2024 sustainability report will include disclosures aligned with the Sustainability Accounting Standards Board (SASB), Task Force on Climate-Related Financial Disclosure (TCFD) frameworks, and the Global Reporting Initiative (GRI). Although not incorporated by reference into this proxy statement, our fiscal year 2023 reporting content is available on investors.hologic.com.
We will continue to advance the highest standard of science – and work toward providing every woman access to the science we develop. Our efforts to create impact continue to be recognized. MSCI has rated Hologic with an AA status placing us within the top quartile among our peers of ESG performance, Newsweek once again named Hologic as one of America’s Most Responsible Companies and America’s Greenest Companies. We were also included on the Wall Street Journal and Drucker Institute’s Best-Managed Companies and ranked as a Top Workplace for 2024 in Delaware, Massachusetts, and San Diego.

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HOLOGIC, INC. 2025 Proxy Statement
Human Capital Management
Attracting and retaining key talent is a high priority for our management team and our Board. To enhance the Board’s understanding of the Company’s culture and talent pipeline, the Board conducts meetings and schedules site visits at the Company’s locations, meets regularly with high-potential executives in formal and informal settings and also reviews and discusses the results of the Company’s annual employee engagement survey.
At Hologic, over 7,000 employees worldwide work to deliver on our Purpose, Passion and Promise with great ideas, innovations and leadership to propel our organization forward.
Our goal is to develop and maintain a talented, engaged and diverse workforce that has a positive impact both on our performance and on our customers and their patients. We have been conducting an annual engagement survey since 2015 in which a significant majority of our employees regularly participate. Our efforts have resulted in Hologic repeatedly receiving the Gallup Exceptional Workplace Award, including in 2024. We believe our foundation of employee engagement, our commitment to our employees and their commitment to each other fortifies our leaders and teams and enhances their performance. We also offer a range of programs to develop our managers and enhance our leadership across the Company. Our efforts are aimed at increasing organizational talent and capabilities and identifying and developing potential successors for key leadership positions.
Equal pay for equal work is rooted in our values and foundational to fostering an inclusive environment. As such, we regularly review pay for internal equity, considering factors such as an employee’s role, experience, skills and performance, and aim to provide that our compensation structure is appropriate. We also engage outside counsel to evaluate compliance with pay equity laws.
In support of Hologic’s vision to be a great place to work for all employees, we invest in the physical, emotional and financial well-being of our employees by providing robust compensation and benefits programs. These programs (which vary by country/region) include a variety of health plan options, tax-favorable savings accounts and other wellness offerings to help make life better. In 2024, Hologic was named to the Forbes list of America’s Best Midsize Employers, the Boston Globe’s Top Places to Work, Large companies and the annual list of Top Workplaces by The San Diego Union-Tribune, ranking fourth for large companies in San Diego County.
In addition, over the last few years we have developed several employee-focused initiatives to support the physical, mental, and financial well-being of our employees. These initiatives include providing enhanced accident and critical illness insurance, increasing access to telehealth services, developing an employee assistance program that provides mental health therapy, wellness coaching, and medication management, and offering subscriptions to self-care mobile apps.
Diversity Drives Performance
As our passion is to be global champions for women’s health, we are committed to creating an inclusive and diverse work environment that promotes equal opportunity, dignity and respect, starting with our Board and our Leadership team. Of our eight director nominees, four, representing approximately 50% of the Board, are women, one of our directors self-identifies as Asian and another self-identifies as African American. For each of the past 14 years, women have comprised over 30% of our Board. Also, four of our director nominees were born outside of the United States, and three were predominantly educated outside of the United States, which we believe promotes diverse perspectives on our Board. We believe that our focus on the lives of women has helped us to attract a diverse workforce and build an inclusive ethos where different perspectives are valued and respected. Building a diverse workforce begins with our hiring practices and extends to our access to opportunities, strategic development and promotion of internal talent. We seek to identify and develop high-potential individuals, including women and members of underrepresented ethnicities, within the Company. In fiscal year 2024, in addition to women holding several key roles within the Company (Chief Financial Officer; President, Diagnostic Solutions; Senior Vice President, Human Resources, Vice President, Government Affairs and Corporate Communications, Vice President, Global Tax and Treasurer; Vice President of Finance, Breast and Skeletal Health; Vice President of Internal Audit; and Chief of Staff), persons of color held important leadership roles as Chief Operating Officer; Vice President, Investor Relations; and Corporate Secretary. Additionally, given that our commercial teams are an important pipeline for senior management, we are pleased that a significant number of our commercial team members below the level of vice president are women and/or people of color. As our Company has expanded globally, we have built and grown local teams with in-country expertise and knowledge that represent more than 36 countries.
We strive to hire the most talented person for the job and believe that, over time, this will lead to an increasingly diverse workforce which reflects the communities in which we operate. As a part of finding the most qualified people, we seek to identify and consider diverse slates of candidates for roles across the organization, from the boardroom and C-suite to all

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HOLOGIC, INC. 2025 Proxy Statement
levels of the workforce. We believe our focus on talent identification, development, engagement and succession planning has been particularly successful in developing a deep and diverse talent pipeline. As part of our continued commitment to transparency on diversity, our U.S. Federal Employment Information Report (EEO-1) is also publicly available on our website at investors.hologic.com.
Philanthropy and Community Support
We take the role we play as leaders in the communities where we live and work seriously. We thoughtfully and strategically invest and lean into our passion to be champions for women’s health. We center our giving efforts in three specific areas in an effort to maximize our impact in ways that align with the values of our employees and customers, as well as with organizations that share our values and commitment to promoting healthier lives. For us, those areas are: women’s health and other healthcare fields in which we operate; science, technology, engineering and math education (STEM), especially for underprivileged groups; and social and racial equality, especially in healthcare. In fiscal year 2022, we further expanded our philanthropic efforts with a pledge to make $5 million in donations to non-profit organizations located near our major facilities. In fiscal 2023 and 2024, we continued to support a variety of philanthropic activities. We also support employees in giving back to community organizations through volunteering and matching donations. To that end, we further expanded our support for local non-profit groups by providing our U.S. colleagues an additional paid day off to engage in community service and volunteering activities. We also have continued to strengthen our scholarship funds. The Hologic Scholarship Fund awards scholarships for employees' children and grandchildren. We also support students near our largest U.S. facilities by providing scholarship funding to non-profit organizations that help students from underserved communities become the first in their family to attend college.
At Hologic, our actions begin with our Purpose, Passion and Promise, and our industry-leading employee engagement (in the top five percent of companies according to Gallup), which fuels our strong performance. Our strong financial performance – growing revenue and profits – enables us to invest more aggressively in initiatives that deepen our impact on the world, initiatives such as the Hologic Global Women’s Health Index, Project Health Equity and the Global Access Initiative. We believe these important efforts help increase awareness, boost access to state-of-the-art care, promote a more appropriate public policy environment, and ultimately lead to better, more timely diagnoses and treatments for patients.
Hologic Global Women’s Health Index
Developed in 2020 in partnership with leading analytics and advice firm Gallup, the Hologic Global Women’s Health Index is an unprecedented, in-depth examination of critical markers for women’s health, by country and territory, over time. The year four results, scheduled to be released in early 2025, is based on surveys with nearly 146,000 women and men aged 15 or older in 142 countries and territories, representative of 97% of the global adult population. The Hologic Global Women’s Health Index provides an actionable, science-backed data roadmap for improving women’s health worldwide. We are committed to conducting the Global Women’s Health Index on an annual basis. This commitment builds on Hologic’s more than 30 years of championing women’s health around the world through its products for breast and cervical cancer screening, infectious disease detection, and gynecologic surgery, and its partnerships with numerous global initiatives promoting better access to healthcare.

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HOLOGIC, INC. 2025 Proxy Statement

A Champion for Women’s Health

We are committed to improving women’s health worldwide and we work tirelessly to seek to ensure that women’s health is prioritized and that current technologies are used to their fullest, life-saving potential. We are poised for future success and are well-positioned to maximize opportunity and realize potential for our initiatives to benefit women’s health as each objective is intimately connected to our business strategy. Through our deep focus on innovation and The Science of Sure, we generate financial returns and leverage these benefits to invest in groundbreaking women’s health initiatives like our Hologic Global Women’s Health Index, Project Health Equity and work with the World Economic Forum. These achievements enable us to elevate women’s health globally by advancing access globally, policy and awareness.

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HOLOGIC, INC. 2025 Proxy Statement
Proposal No. 1 –
Election of Directors
Eight directors are to be elected at the Annual Meeting. Our Board of Directors, upon the recommendation of the Nominating and Corporate Governance Committee, has nominated the individuals listed below for election as directors. All of the director nominees, other than Dr. Madaus, were previously elected by our stockholders at the 2024 Annual Meeting. The Board used a professional search firm to identify potential directors. It reviewed a number of qualified candidates and, after considering his qualifications and conducting personal interviews, the Nominating and Corporate Governance Committee unanimously recommended that Dr. Madaus be appointed to the Board. In December 2024, the Board of Directors unanimously appointed him to the Board, effective December 6, 2024.
Unless otherwise instructed, the proxy holders will vote the proxies received by them for the Board’s nominees named below. In the event that any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for the nominee, if any, who shall be designated by the present Board to fill the vacancy. Each nominee has consented to serve as a director if elected. The proposed nominees are being nominated in accordance with the provisions of our Seventh Amended and Restated Bylaws (our “Bylaws”). The term of office of each person elected as a director will continue until the next Annual Meeting of Stockholders or until a successor has been elected and qualified.
Neither Ms. Crawford nor Mr. Garrett is standing for re-election at the Annual Meeting. Our Board extends its sincere gratitude to both for their many years of dedicated leadership and service.
Vote Required
Under our Bylaws, a nominee will be elected to the Board of Directors if the votes cast “for” the nominee’s election exceed the votes cast “against” the nominee’s election. Abstentions and broker non-votes will not have any effect on this proposal.
Recommendation of the Board

Our Board unanimously recommends that you vote “FOR” the nominees listed below. Management proxy holders will vote all duly submitted proxies FOR the nominees listed below unless instructed otherwise.

Our Board of Directors
Composition, Diversity, Assessment and Qualifications
Understanding the importance of its responsibility to provide effective oversight, our Board strives to maintain an appropriate balance of tenure, diversity, skills and experience on the Board. The Board assesses its effectiveness in this regard as part of the annual Board and director evaluation process. In evaluating potential candidates for director, the Nominating and Corporate Governance Committee considers the entirety of each candidate’s credentials, including: character and integrity, business acumen, experience, commitment and diligence. The Nominating and Corporate Governance Committee considers diversity as one of a number of factors in identifying nominees for director. It does not, however, have a formal policy in this regard. The Nominating and Corporate Governance Committee views diversity broadly to include diversity of experience, skills and viewpoint, as well as diversity of gender, race and ethnicity. The Nominating and Corporate Governance Committee does not assign specific weights to particular criteria and no particular criterion is necessarily applicable to all prospective nominees. The Nominating and Corporate Governance Committee believes that the backgrounds and qualifications of the directors considered as a whole should provide a significant breadth of experience, knowledge and abilities to assist the Board in fulfilling its responsibilities. Generally, directors should be individuals who have succeeded in their particular fields and who demonstrate integrity, reliability and extensive knowledge of corporate affairs. The Nominating and Corporate Governance Committee also considers other relevant factors as it deems appropriate, including the current composition of the Board.

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HOLOGIC, INC. 2025 Proxy Statement
The Board has also employed a variety of assessment formats, depending on the perceived needs of the Board at the time. Formats over the past few years have included individual Board member peer reviews managed by the general counsel, a facilitated discussion with the full Board, and individual Board and committee written evaluations followed by a discussion at each committee level and with the full Board. As a part of these evaluations, the Nominating and Corporate Governance Committee and the Board examine characteristics which they believe will augment the current skill set of the Board. Over the past seven years, the Board has identified key skill sets it felt would benefit the Board. As a result, Dr. Hantson joined the Board in 2018, bringing a strong global perspective, hailing from and being educated outside of the United States, industry knowledge and executive leadership experience – key attributes as we seek to grow internationally and continue to focus on commercial and operational execution. In January 2023, Ms. Stewart joined the Board, bringing experience leading large purpose-driven organizations, a background in finance and valuable knowledge and perspective on healthcare, policy, and health equity and in September 2023, Ms. Mohtashami joined the board, bringing a background in both global strategy and deep experience in the broader healthcare sector, while also having a succession orientation. Ms. Mohtashami also brings strong team insights, a global perspective and additional age diversity to our Board. In December 2024, Dr. Madaus joined our Board bringing deep industry, technical, business and international experience, making him a valuable contributor.

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HOLOGIC, INC. 2025 Proxy Statement
Our Board and Nominating and Corporate Governance Committee have taken a thoughtful approach to board composition to ensure that our director nominees have backgrounds that collectively add significant value to the strategic decisions made by the Company. We aim to promote inclusivity, equitable representation, and a wide range of perspectives. The following is a summary of the deep and broad set of skills and experiences of our Board that facilitates strong oversight and strategic direction that we believe positions them to deliver stockholder value:

Alignment of Director
Skills and Strategy

Hologic is an innovative medical technology company primarily focused on improving women’s health and well-being through early detection and treatment. We are focused on generating long-term, sustainable growth through commercial and operational execution, targeted acquisitions and international expansion, among other things.

Our Nominating and Corporate Governance Committee has determined that each of our director nominees possesses the appropriate qualifications, skills and experience to effectively oversee our long-term business strategy.

•	Six of our eight director nominees have CEO or CFO experience;
•	Four of our eight director nominees were born and/or predominantly educated outside the United States, bringing a global perspective;
•	One of our director nominees self-identifies as Asian and another self-identifies as African American;
•
Six of our eight director nominees have experience working for medical technology, healthcare, pharmaceutical or biopharmaceutical companies (and the final two directors bring: deep experience in the broader healthcare sector; a unique perspective on health equity and experience leading purpose driven organizations); and

•
Together, our directors bring unique specialties to the Board, including human capital management, business development, executive leadership, global experience, healthcare industry expertise, operational experience, financial expertise and technology expertise.

	MacMillan	Dockendorff	Hantson	Madaus	Mohtashami	Stamoulis	Stewart	Wendell
Independence	—	✔	✔	✔	✔	✔	✔	✔
Age	61	70	62	65	47	54	60	64
Tenure on Board	11	7	6	<1	1	13	2	8
Gender	M	M	M	M	F	F	F	F

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HOLOGIC, INC. 2025 Proxy Statement
Role of the Nominating and Corporate Governance Committee
As provided in its charter, the Nominating and Corporate Governance Committee is responsible for identifying individuals qualified to become directors. As the Nominating and Corporate Governance Committee seeks to identify and evaluate director candidates, it may rely on input provided by a number of sources, including the Nominating and Corporate Governance Committee members, our other directors or officers, our stockholders, and third parties such as professional search and screening firms. A copy of the Nominating and Corporate Governance Committee’s current charter is publicly available on our website at investors.hologic.com. See also our Board Refreshment and Recruitment process on page 10 of this proxy statement for further information.
Stockholder Recommendations
The Nominating and Corporate Governance Committee will consider stockholder recommendations for Board nominees using the criteria described in the preceding paragraphs, which are the same as those used to evaluate candidates from other sources. The name of any recommended candidate for director, together with a brief biographical sketch, a document indicating the candidate’s willingness to serve, if elected, and evidence of the nominating stockholder’s ownership of the Company’s stock should be sent to the attention of our Corporate Secretary, Hologic, Inc., 250 Campus Drive, Marlborough, Massachusetts 01752. If you wish to formally nominate a candidate, you must follow the procedures described in our Bylaws.

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HOLOGIC, INC. 2025 Proxy Statement
2025 Director Nominees
Set forth below is certain biographical information regarding the nominees as of January 1, 2025, as well as the experiences, qualifications, attributes or skills that caused the Nominating and Corporate Governance Committee and the Board to determine that the person should serve as a director.

Age 61 Director Since 2013	STEPHEN P. MACMILLAN Key Experience and Qualifications

As our Chairman, President and Chief Executive Officer, Mr. MacMillan has direct responsibility for the Company’s strategy and operations. During his tenure at Hologic, Mr. MacMillan has set the Company’s vision, strategic direction and execution priorities. He is a unique leader who has led the Company through a period of dramatic transformation and revitalization, especially during the COVID-19 pandemic. His role as Chairman and CEO creates a critical link between management and the Board of Directors, enabling the Board to perform its oversight function with the benefits of management’s perspectives on the business.

Mr. MacMillan was appointed as President, Chief Executive Officer and a director in December 2013 and was elected Chairman of the Board in June 2015. From October 2012 to December 2013, Mr. MacMillan was the Chief Executive Officer of sBioMed, LLC, a biomedical research company. From 2003 to 2012, he served in various roles at Stryker Corporation, including Chief Operating Officer from 2003 to 2005, Chief Executive Officer from 2005 to 2012 and Chairman from 2010 to 2012. Prior to 2003, Mr. MacMillan was a senior executive with Pharmacia Corporation, where he oversaw five global businesses. Prior to joining Pharmacia, Mr. MacMillan spent 11 years with Johnson & Johnson in a variety of senior roles in both the U.S. and Europe, including as President of its consumer pharmaceuticals joint venture with Merck. Mr. MacMillan began his career with Procter & Gamble in 1985.

Mr. MacMillan holds a Bachelor of Arts degree in economics from Davidson College, where he previously served on the Board of Trustees, and is a graduate of Harvard Business School’s Advanced Management Program.

Other Current Public Company Boards • Illumina, Inc. Former Public Company Boards • Alere, Inc. • Boston Scientific Corporation • Stryker Corporation • Texas Instruments Incorporated

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HOLOGIC, INC. 2025 Proxy Statement

Age 70 Director Since 2017 Committees Audit and Finance (Chair)	CHARLES J. DOCKENDORFF Key Experience and Qualifications

Mr. Dockendorff has extensive experience with financial accounting matters for complex global healthcare organizations as well as substantial experience overseeing the financial reporting processes of large public companies. He has a strong track record of value creation and brings a depth of experience in operations and strategy to our Board.

Mr. Dockendorff was appointed to our Board in May 2017. He was formerly Executive Vice President and Chief Financial Officer of Covidien plc, a global medical device and supplies company. He was CFO at Covidien and its predecessor, Tyco Healthcare, from 1995 to 2015. Mr. Dockendorff joined the Kendall Healthcare Products Company, the foundation of the Tyco Healthcare business, in 1989 as Controller and was named Vice President and Controller in 1994. He was appointed Chief Financial Officer of Tyco Healthcare in 1995. Prior to joining Kendall/Tyco Healthcare, Mr. Dockendorff was the Chief Financial Officer, Vice President of Finance and Treasurer of Epsco Inc. and Infrared Industries, Inc. In addition, Mr. Dockendorff worked as an accountant for Arthur Young & Company (now Ernst & Young) and the General Motors Corporation.

Mr. Dockendorff holds a bachelor’s degree in accounting from the University of Massachusetts at Amherst and a Master of Science in finance from Bentley College.

Other Current Public Company Boards • Boston Scientific Corporation • Haemonetics Corporation • Keysight Technologies, Inc.

Age 62 Director Since 2018 Committees Compensation Nominating and Corporate Governance	LUDWIG N. HANTSON Key Experience and Qualifications

With over 30 years of experience in the biopharmaceutical industry, as well as extensive experience as an executive leading global, innovative organizations, Dr. Hantson brings a global perspective and an understanding of operational matters to our Board.

Dr. Hantson was appointed to our Board in November 2018. Since March 2017, Dr. Hantson was the Chief Executive Officer of Alexion Pharmaceuticals, Inc., a global biopharmaceutical company, until its acquisition by AstraZeneca in July 2021. Prior to joining Alexion, he was President and Chief Executive Officer of Baxalta Incorporated, a biopharmaceutical company, until 2016. In July 2015, Dr. Hantson led Baxalta’s successful spin-off as a public company from Baxter International Inc., where he was President of Baxter BioScience. He joined Baxter in May 2010 and established the BioScience division as an innovative specialty and rare disease company. Prior to Baxter, from 2001 to 2010, Dr. Hantson held several leadership roles at Novartis AG, including CEO of Pharma North America, CEO of Europe, and President of Pharma Canada. Prior to Novartis, he spent 13 years with Johnson & Johnson in roles of increasing responsibility in marketing and R&D.

Dr. Hantson received his Ph.D. in motor rehabilitation and physical therapy, master’s degree in physical education, and a certification in high secondary education, all from the University of Louvain in Belgium.

Former Public Company Boards • Alexion Pharmaceuticals, Inc. • Baxalta Incorporated

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HOLOGIC, INC. 2025 Proxy Statement

Age 65 Director Since 2024 Committees Compensation Nominating and Corporate Governance	MARTIN MADAUS Key Experience and Qualifications
Dr. Madaus brings deep industry, technical, business and international experiences, along with a strong leadership background.

Dr. Madaus was appointed to our Board in December 2024. He currently serves as an Operating Executive to the Carlyle Group, a global investment firm, since February 2019. From September 2020 to April 2021, he served as the Chief Operations Officer of Sherlock Biosciences, Inc., a molecular diagnostics company. From June 2014 to February 2019, Dr. Madaus served as Chairman and Chief Executive Officer at OrthoClinical Diagnostics, Inc., a diagnostics company that makes products and diagnostic equipment for blood testing. Previously, Dr. Madaus was the Chairman, President and Chief Executive Officer of Millipore Corporation, a life sciences company serving the bioscience research and biopharmaceutical manufacturing industry, from 2005 to 2010, when Millipore was acquired by Merck KGaA.

Dr. Madaus received a Doctor of Veterinary Medicine from the University of Munich in Germany and a Ph.D. in Veterinary Medicine from the Veterinary School of Hanover in Germany.

OTHER CURRENT PUBLIC COMPANY BOARDS • Azenta, Inc. • Quanterix Corp. • Repligen Corp. Former Public Company Boards • Standard Bio Tools Inc.

Age 47 Director Since 2023 Committees Compensation Nominating and Corporate Governance	NANAZ MOHTASHAMI Key Experience and Qualifications
Ms. Mohtashami brings to our Board a background in global strategy and deep experience in the broader healthcare sector, along with a strong team orientation.

Ms. Mohtashami was appointed to our Board in September 2023. She is currently a Managing Director at Russell Reynolds Associates, a leading executive search and leadership advisory firm, where she is the Country Manager for the UK and heads their global Med Tech, Devices & Diagnostics Practice. She focuses on leadership assignments at the executive and non-executive levels, tackling a wide array of senior talent issues such as succession, development, team effectiveness and more. Ms. Mohtashami joined Russell Reynolds in November 2013 and held various roles of increasing responsibility before becoming a Managing Director in June 2018. Prior to joining Russell Reynolds, Ms. Mohtashami spent 13 years as a strategy consultant with Monitor Group, advising leading clients both in the UK and around the globe.

Ms. Mohtashami holds a BA and M.Eng. from Cambridge University and an MBA from INSEAD.

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HOLOGIC, INC. 2025 Proxy Statement

Age 54 Director Since 2011 Committees Audit and Finance	CHRISTIANA STAMOULIS Key Experience and Qualifications

Ms. Stamoulis’ strength in strategy and corporate finance, coupled with her extensive experience in executing initiatives for growth in the medical products field and related industries, enable her to provide valuable insights to the Board. She also contributes a unique perspective on financial and capital markets operations.

Ms. Stamoulis has been a director since November 2011. In February 2019, Ms. Stamoulis assumed the role of Executive Vice President and Chief Financial Officer of Incyte Corporation, a biopharmaceutical company. From January 2015 to the end of January 2019, Ms. Stamoulis served as Chief Financial Officer of Unum Therapeutics, a biotechnology company, adding the role of President in February 2018. Prior to Unum, from January 2014 to December 2014, she was an independent advisor to biopharmaceutical companies. Prior to that, from 2009 until December 2013, Ms. Stamoulis served as Senior Vice President of Corporate Strategy and Business Development at Vertex Pharmaceuticals Incorporated. Ms. Stamoulis joined Vertex in 2009 with approximately 15 years of experience in the investment banking and management consulting industries, where she advised global pharmaceutical and biotechnology companies on strategic and corporate finance decisions. Prior to joining Vertex, from 2006 to 2009, she was a Managing Director in the Investment Banking division of Citigroup where she led the building of the firm’s U.S. Life Sciences investment banking practice. Prior to her role at Citigroup, she was at Goldman, Sachs & Co., where she spent the majority of her investment banking career. Ms. Stamoulis started her career as a strategy consultant at The Boston Consulting Group.

Ms. Stamoulis holds a Bachelor of Science in economics and a Bachelor of Science in architecture from the Massachusetts Institute of Technology (MIT). Additionally, she holds a Master of Business Administration from the MIT Sloan School of Management, where she focused on applied economics and finance.

Age 60 Director Since 2023 Committees Audit and Finance	STACEY D. STEWART Key Experience and Qualifications

Ms. Stewart brings to our Board deep expertise as an executive leading large purpose-driven organizations, a background in finance and valuable knowledge and perspective on healthcare, policy, and health equity.

Ms. Stewart was appointed to our Board in January 2023. Ms. Stewart was named Chief Executive Officer of Mothers Against Drunk Driving in January 2023. She previously served as President & CEO of March of Dimes Inc., a leading nonprofit organization, from November 2016 to December 2022. From June 2009 to November 2016, Ms. Stewart served in a variety of executive positions, including U. S. President and Executive Vice President for Community Impact Leadership and Learning, at United Way Worldwide, the world's largest charitable organization. From February 2007 to April 2009, Ms. Stewart was a senior vice president of Fannie Mae, a government-sponsored enterprise that supports liquidity and stability in the secondary mortgage market.

Ms. Stewart holds a Bachelor of Arts from Georgetown University and a Master of Business Administration from the University of Michigan.

Other Current Public Company Boards • PennyMac Mortgage Investment Trust

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HOLOGIC, INC. 2025 Proxy Statement

Age 64 Director Since 2016 Lead Independent Director Since 2024 Committees Compensation Nominating and Corporate Governance (Chair)	AMY M. WENDELL Key Experience and Qualifications

Ms. Wendell brings to our Board deep expertise in all areas of mergers and acquisitions, portfolio management, resource allocation and identification of new market opportunities, with a focus on the medical devices industry. This expertise, together with her extensive knowledge of developed and emerging markets as well as of early-stage technologies, enables her to provide valuable insights on strategy and potential growth opportunities.

Ms. Wendell was appointed to our Board in December 2016. From January 2016 until April 2019. Ms. Wendell served as a Senior Advisor for Perella Weinberg Partner’s Healthcare Investment Banking Practice, a global financial services firm. Her scope of responsibilities involved providing guidance and advice with respect to mergers and acquisitions and divestitures for clients and assisting the firm in connection with firm-level transactions. From 2015 until September 2018, Ms. Wendell served as a Senior Advisor for McKinsey’s Strategy and Corporate Finance Practice and also served as a member of McKinsey’s Transactions Advisory Board to help define trends in mergers and acquisitions, as well as help shape McKinsey’s knowledge agenda. McKinsey is a management consultant company. From 1986 until January 2015, Ms. Wendell held various roles of increasing responsibility at Covidien plc (including its predecessors, Tyco Healthcare and Kendall Healthcare Products), including engineering, product management and business development. Most recently, from December 2006 until Covidien’s acquisition by Medtronic plc in January 2015, she served as Senior Vice President of Strategy and Business Development, where she led the company’s strategy and portfolio management initiatives and managed all business development, including acquisitions, equity investments, divestitures and licensing/distribution.

Ms. Wendell holds a Bachelor of Science in mechanical engineering from Lawrence Technological University and a Master of Science degree in biomedical engineering from the University of Illinois.

Other Current Public Company Boards • AxoGen, Inc. • Baxter International Inc. • Solventum Corp.
Former Public Company Boards • Ekso Bionics

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HOLOGIC, INC. 2025 Proxy Statement
Board Leadership Structure
Chairman and Lead Independent Director Roles
Our Bylaws and Corporate Governance Guidelines permit the roles of Chairman and Chief Executive Officer to be filled by the same or different individuals. This allows the Board flexibility to determine whether the two roles should be combined or separated based upon the Company’s needs and the Board’s assessment of its leadership from time to time. The Board and the Nominating and Corporate Governance Committee review the structure of the Board and Hologic leadership as part of the succession planning process on an ongoing basis. The Board also reviews its structure during its annual self-assessment.
The Board believes that Hologic and its stockholders are best served at this time by having our CEO, Stephen P. MacMillan, also serve as our Chairman, and Amy M. Wendell, an independent director, serve as our Lead Independent Director. Combining the roles of Chairman and CEO makes clear that we have a single leader who is directly accountable to the Board and, through the Board, to our stockholders. It establishes one voice who speaks for the Company to customers, employees, stockholders and other stakeholders. This structure reinforces Mr. MacMillan’s overall responsibility for the Company’s business and strategy, under the oversight and subject to the review of the Board. It strengthens the Board and the Board’s decision-making process because Mr. MacMillan, who has first-hand knowledge of our operations and the major issues facing Hologic, chairs the Board meetings where the Board discusses strategic and business issues. The combined roles facilitate a Board process that is able to identify and respond to challenges and opportunities in a more timely and efficient manner than a non-executive chairman structure would provide. Examples of the benefits to this structure have been the ability for Mr. MacMillan to rapidly respond to the shifting business priorities as a result of semiconductor chip constraints and the COVID-19 pandemic while keeping the Board fully informed. This structure also enables Mr. MacMillan to act as the key link between the Board and other members of management and facilitate an efficient Board process.
The Board recognizes the importance of having a strong independent Board leadership structure to provide accountability. Accordingly, our Corporate Governance Guidelines provide that if the Chairman is not an independent director, then the independent directors will select a Lead Independent Director. The Board believes that a Lead Independent Director is an integral part of our Board structure and facilitates the effective performance of the Board in its role of providing governance and oversight. In December 2017, the Board appointed Sally W. Crawford to serve as Lead Independent Director. In March 2024, Ms. Wendell succeeded Ms. Crawford as the Lead Independent Director. The decision by the Board’s independent directors to appoint Ms. Wendell took into consideration her demonstrated leadership in the boardroom, as well as her willingness and ability to serve as Lead Independent Director with the understanding that the position entails significant responsibility and time commitment. Throughout Ms. Wendell’s tenure on the Board, she has worked collaboratively with other directors and engaged management and is deeply trusted in the boardroom. In addition, Ms. Wendell’s ability to assert independent leadership and engagement enable her to serve effectively as our Lead Independent Director and as Chair of our Nominating and Corporate Governance Committee. During 2024, the Board again considered and affirmed the current efficacy of the Lead Independent Director and combined Chairman/CEO structure for the Company. We have also discussed this structure with a number of our largest stockholders. While several advised that they do scrutinize combined Chair/CEO structures as a matter of practice, they also expressed an understanding of this structure for Hologic.
In addition to discharging the specific responsibilities identified below, Mr. MacMillan consults with Ms. Wendell on a variety of matters, including governance and strategy. As Lead Independent Director and Chair of the Nominating and Corporate Governance Committee, Ms. Wendell takes the lead in Board structure and composition.

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HOLOGIC, INC. 2025 Proxy Statement

Ms. Wendell, as Lead Independent Director, has significant responsibilities. Certain specific responsibilities are set forth in Hologic’s Corporate Governance Guidelines and include:

•
Presiding at the meetings of the Board at which the Chairman is not present;

•
Convening meetings of the independent directors, including executive sessions held in conjunction with each regularly scheduled Board meeting;

•
Serving as the principal liaison between the Chairman and the independent directors, including with respect to matters arising in executive sessions of the independent directors;

•
Working with the Chairman and the Nominating and Corporate Governance Committee to establish processes to assist the Board in the efficient discharge of its duties;

•
Approving Board meeting agendas as well as the quality, quantity and timeliness of information sent to the Board;

•
Approving Board meeting schedules to assure that there is sufficient time for discussion of all agenda items;

•
Recommending to the Chairman the retention of outside advisors, as appropriate, who report directly to the Board on board-wide matters;

•
Being available, if requested by stockholders, and when appropriate, for consultation and direct communication; and

•
Coordinating with the other independent directors in respect of each of the foregoing and performing such other duties as may be properly requested by the Board.

Mr. MacMillan’s responsibilities as Chairman of the Board are also set forth in our Corporate Governance Guidelines and include:

•
Presiding at meetings of the Board of Directors and stockholders;

•
Establishing processes to assist the Board in the efficient discharge of its duties;

•
Organizing and presenting agendas for Board meetings based on advice from the Lead Independent Director, Committee Chairs, directors and members of senior management;

•
Facilitating the proper flow of information to the Board and working to see that meetings are efficient and informative;

•
Working with the Nominating and Corporate Governance Committee to develop processes for structuring Committees and overseeing their functions, including assignments of Committee members and Chairs;

•
Working with the Nominating and Corporate Governance Committee to develop processes for development and succession planning for senior executives; and

•
Performing such other duties as may be properly requested by the Board.

Independent Directors and Committees
In evaluating its leadership structure, the Board also considered that, other than Mr. MacMillan, all of our directors are independent. Our independent directors appropriately challenge management and demonstrate independent judgment in making important decisions for our Company. In addition, each of the Board’s standing committees – Audit and Finance, Compensation, and Nominating and Corporate Governance – is composed entirely of independent directors. As a result, oversight of key matters, such as the integrity of Hologic’s financial statements, executive compensation, the nomination of directors and evaluation of the Board and its committees, is entrusted solely to independent directors.

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HOLOGIC, INC. 2025 Proxy Statement
Executive Sessions
The Board meets in executive session without the CEO in connection with each regularly scheduled Board meeting as well as any other times it deems appropriate. The active involvement of the independent directors, combined with the qualifications and significant responsibilities of our Lead Independent Director, promote strong, independent oversight of Hologic’s management and affairs.
Board Committees
The standing committees of the Board currently are the Audit and Finance Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee. The Board has adopted a charter for each of the three standing committees that addresses the make-up and functioning of each committee. The charters for each of the three standing committees are publicly available on our website at investors.hologic.com.
All of the Board committees are composed entirely of “independent” directors, as such term is defined in the listing standards of Nasdaq. The Board has determined that the following current directors are “independent,” according to the above definition: Sally W. Crawford, Charles J. Dockendorff, Scott T. Garrett, Ludwig N. Hantson, Martin Madaus, Nanaz Mohtashami, Christiana Stamoulis, Stacey D. Stewart and Amy M. Wendell. In addition, the Board determined that Namal Nawana, who served as a director for a portion of fiscal 2024 and did not stand for re-election at the 2024 Annual Meeting, was independent during the period he served on the Board. Mr. MacMillan is not considered independent because he is an active officer of the Company. In addition, both the Audit and Finance Committee and the Compensation Committee are composed entirely of independent directors who meet the heightened independence standards applicable to directors serving on such committees under Nasdaq listing standards and the rules of the Securities Exchange Act of 1934, as amended (the Exchange Act).
The current membership of each committee is listed below.

				Board Committees
Name	Age	Position	Director Since	Audit and Finance	Compensation	Nominating and Corporate Governance
Amy M. Wendell	64	Director	2016		✔	Chair
Sally W. Crawford (1)	71	Director	2007		✔	✔
Charles J. Dockendorff	70	Director	2017	Chair
Scott T. Garrett (1)	74	Director	2013		Chair	✔
Ludwig N. Hantson	62	Director	2018		✔	✔
Martin Madaus	65	Director	2024		✔	✔
Nanaz Mohtashami	47	Director	2023		✔	✔
Christiana Stamoulis	54	Director	2011	✔
Stacey D. Stewart	60	Director	2023	✔
Number of Meetings in Fiscal, 2024				10	5	4

(1)	Not standing for re-election. Mr. Garrett will have reached the retirement age in the Company’s Corporate Governance Guidelines at the time of the Annual Meeting.

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HOLOGIC, INC. 2025 Proxy Statement
Audit and Finance Committee

Members Ms. Stamoulis Ms. Stewart FY2024 Meetings 10	Mr. Dockendorff (Chair)

The Audit and Finance Committee is responsible for assisting our Board in the oversight of (i) our financial reporting process, accounting functions, internal audit functions and internal control over financial reporting, and (ii) the qualifications, independence, appointment, retention, compensation and performance of our independent registered public accounting firm. The Audit and Finance Committee also oversees financing and capital allocation strategies, reviews and approves financing transactions to the extent delegated by the Board, reviews the Company’s ability to enter into swaps and other derivatives transactions, and reviews the Company’s tax structure, among other things. The Audit and Finance Committee considers financial risk, including internal controls, and receives an annual risk assessment report from the Company’s Internal Audit function. In addition, the Audit and Finance Committee is responsible for the oversight of cybersecurity risk. The Audit and Finance Committee also reviews and approves related-party transactions (unless such review and approval has been delegated to another committee consisting solely of independent directors).

None of the current or former members of the Audit and Finance Committee are employees of the Company and our Board has determined that each such member of the Audit and Finance Committee is independent (as independence is defined in the current listing standards of Nasdaq and Section 10A(m)(3) of the Exchange Act).

Audit Committee Financial Expert. The Board has determined that Mr. Dockendorff and Ms. Stamoulis each qualify as an “audit committee financial expert,” as that term is defined in Item 407(d)(5) of Regulation S-K.

2024 Key Focus Areas
	• Accounting treatment of impairment considerations • Capital allocation and debt structure • Cybersecurity	• Internal controls and compliance • Continued timely adoption of new accounting standards • Global tax strategy

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HOLOGIC, INC. 2025 Proxy Statement
Compensation Committee

Members Ms. Crawford Dr. Hantson Dr. Madaus Ms. Mohtashami Ms. Wendell FY2024 Meetings 5	Mr. Garrett* (Chair)

The primary functions of the Compensation Committee include: (i) reviewing and approving the compensation for each of our executive officers and other senior officers as the Compensation Committee deems appropriate; (ii) evaluating the performance, as it relates to their compensation, of the executive officers, other than the CEO (whose performance is evaluated by the Nominating and Corporate Governance Committee and the Board of Directors), and such other senior officers as the Compensation Committee deems appropriate; (iii) overseeing the administration and the approval of grants and terms of equity awards under our equity-based compensation plans; (iv) reviewing and approving other compensation plans as the Compensation Committee deems appropriate; (v) general oversight of risks associated with our compensation policies and practices; and (vi) approving and/or recommending for review and approval by the Board compensation for members of the Board and each committee thereof. The Board and Compensation Committee may delegate limited authority to executive officers or other directors of the Company to grant equity awards to non-executive officers. Currently, our Senior Vice President, Human Resources, has been delegated such authority, subject to the terms, conditions and limitations previously approved by the Compensation Committee and the Board, with each of the President and Chief Executive Officer and the Chief Financial Officer authorized to serve as an alternate to the Senior Vice President, Human Resources.

*Mr. Garrett is not standing for re-election at the Annual Meeting. Ms. Mohtashami is expected to be appointed chair of the Compensation Committee.

2024 Key Focus Areas

•
Human capital management, including talent development, retention and succession planning

•
Compensation program design structure, including appropriate metrics and goals for the Short-Term Cash Incentive Program and Performance Stock Units
• Allocation of fiscal 2024 STIP • Executive compensation and pay-for-performance alignment • Compensation risk assessment

Nominating and Corporate Governance Committee

Members Ms. Crawford Mr. Garrett Dr. Hantson Dr. Madaus Ms. Mohtashami FY2024 Meetings 4	Ms. Wendell (Chair)

The Nominating and Corporate Governance Committee is responsible for recommending to the Board potential candidates for director and considering various corporate governance issues, including evaluating the performance of the Board and its committees, developing and periodically reviewing our Corporate Governance Guidelines, reviewing and recommending to the Board any changes to the committee charters, recommending the composition and chair of our Board committees, monitoring compliance with our stock ownership guidelines, evaluating the performance of our CEO annually, leading the succession planning and process for our CEO and oversight of ESG matters and reporting. The Nominating and Corporate Governance Committee also considers suggestions regarding possible candidates for director as described under “Stockholder Recommendations” on page 23.

2024 Key Focus Areas
	• CEO succession planning • Board and Committees composition and assessment	• Stockholder engagement • Sustainability • Governance structures and best practices

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HOLOGIC, INC. 2025 Proxy Statement
Board Practices, Processes and Policies
Director Orientation and Continuing Education
When a new director joins the Board, or just before joining (assuming entry into a confidentiality agreement), he or she is provided with a business briefing book, which gives an overview of Hologic and its businesses, products, markets, strategic plans, and risks. Once elected to the Board, the new director generally has the opportunity to have individual meetings with members of the senior management team. They also receive a governance handbook, which includes general Board information, Board committee charters, the Company’s charter and Bylaws and all of the Company’s governance policies. Directors also have opportunities for continuing education, including access to third-party programs as well as regular presentations at Board meetings.
Meetings of the Board and its Committees
The Board met five times during the fiscal year ended September 28, 2024 and each of our directors attended at least 87% of the total number of meetings of the Board and all committees of the Board on which he or she served, during the period in which he or she served as a director or committee member, with no director missing more than one meeting. In fiscal 2024, overall attendance for our directors at all Board and committee meetings was approximately 99%. During fiscal 2024, the independent directors of the Board met in executive session during each of the Board’s regular quarterly meetings and at such other Board and committee meetings as the independent directors elected.
Attendance by Directors at the Annual Meeting of Stockholders
Our Board has scheduled a Board meeting in conjunction with the Annual Meeting of Stockholders. Our directors are encouraged to attend the Annual Meeting of Stockholders each year. Last year, all nine of our directors who were nominated for election attended the Annual Meeting of Stockholders held on March 7, 2024.
Code of Ethics
Pursuant to Section 406 of the Sarbanes-Oxley Act of 2002, we have adopted a Code of Ethics for Senior Financial Officers that applies to our principal executive officer, principal financial officer, principal accounting officer and controller, and other persons performing similar functions. The Company’s Code of Conduct applies to all directors, officers and employees. The Company requires all of its directors, officers and employees to adhere to the Code of Conduct in addressing legal and ethical issues that they encounter in the course of doing their work. The Code of Conduct requires our directors, officers, and employees to, among other things, avoid conflicts of interest, comply with all laws and regulations, conduct business in an honest and ethical manner and otherwise act with integrity and in the Company’s best interest. All newly hired employees are required to certify that they have reviewed, understand and agree to comply with the Code of Conduct. Our Code of Ethics for Senior Financial Officers is publicly available on our website at investors.hologic.com as Appendix A to our Code of Conduct.

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HOLOGIC, INC. 2025 Proxy Statement
Certain Relationships and Related-Party Transactions
As provided in its charter, the Audit and Finance Committee reviews and approves related-party transactions (unless such review and approval has been delegated to another committee consisting solely of disinterested independent directors). The non-exclusivity of this delegation provides the Board with flexibility to address the particular circumstances of any related-party transaction. Additionally, if one or more members of the Audit and Finance Committee are otherwise conflicted, or for any other reason, the Board reserves the right to establish a separate committee of disinterested independent directors to review a particular transaction. Regardless of the deliberative body of disinterested independent directors reviewing a related-party transaction, the standard applied in reviewing such transaction is whether the transaction is on terms no less favorable to the Company than terms generally available from an unaffiliated third party under the same or similar circumstances. The Board generally considers related-party transactions to be those transactions that are required to be disclosed pursuant to Item 404 of Regulation S-K. Pursuant to the policy, the Audit and Finance Committee reviews and considers relevant facts and circumstances in determining whether or not to approve or ratify such a transaction.
The Audit and Finance Committee reviewed and approved one transaction with respect to fiscal 2024 that qualified as a related-party transaction. Peter Wells, the stepson of Sally Crawford, a member of our Board, is employed by the Company as an IT Business Analyst. Ms. Crawford was not involved in the hiring of Mr. Wells. Mr. Wells earned approximately $192,000 in total annual compensation during fiscal 2024 and participated in the Company’s standard benefit plans which was commensurate with his peers’ compensation and established in accordance with the Company’s compensation practices applicable to all employees with equivalent qualifications, experiences, and responsibilities. He did not serve as an executive officer of the Company during this period and did not have a key Company-level strategic role within the Company, in that he did not drive the strategy or direction of the Company, nor was he personally accountable for the Company’s financial results.
Director Compensation
Compensation Structure
The Board of Directors has a compensation structure consisting of a cash retainer, an annual equity award and, for some positions, a supplemental cash retainer, as described below. As with our executive compensation program, the director compensation program emphasizes equity incentives. This reflects our belief that equity awards serve to align the interests of our directors with those of our stockholders.

Benchmarking

The Compensation Committee, in conjunction with the Board, annually reviews compensation paid to non-employee directors and makes recommendations for adjustments, as appropriate. In December 2023, the Compensation Committee reviewed the compensation structure for non-employee directors, considered advice from its independent compensation consultant and recommended increasing the annual equity grant to all independent directors by $10,000 (from $230,000 to $240,000) to more closely align with the market median. The Board approved the recommendation, which was effective upon the date of the 2024 Annual Meeting, March 7, 2024.

In December 2024, the Compensation Committee again reviewed the current compensation structure and considered advice from its independent compensation advisor and did not recommend any changes. The Board concurred with the recommendation.

The Company reimburses all directors for reasonable travel expenses incurred in connection with Board and committee meetings and offers private air travel for meetings as may be necessary. We also extend coverage under our directors’ and officers’ indemnity insurance policies and have entered into our standard form of Indemnification Agreement with each director. We do not provide any other benefits, including retirement benefits or perquisites, to our non-employee directors.

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HOLOGIC, INC. 2025 Proxy Statement

Cash Retainers
Non-employee Directors Cash retainers are paid quarterly at the beginning of each quarter. In fiscal 2024, the non-employee director annual cash retainer was $90,000.	Committee Members In fiscal 2024, as in fiscal 2023, there were no supplemental cash retainers for committee membership.

Lead Independent Director

In fiscal 2024, the Lead Independent Director received a supplemental annual cash retainer of $40,000, which is paid quarterly at the beginning of each quarter. As Ms. Wendell was appointed mid-fiscal year, she received the Lead Independent Director stipend in the third and fourth quarters while Ms. Crawford received the additional stipend in the first and second quarters while serving as Lead Independent Director.

Committee Chairs

Audit and Finance Committee

The Chair of the Audit and Finance Committee received a supplemental annual cash retainer of $25,000, one-fourth of which was paid each quarter.

Compensation Committee

The Chair of the Compensation Committee received a supplemental annual cash retainer of $20,000, one-fourth of which was paid each quarter.

Nominating and Corporate Governance Committee

The Chair of the Nominating and Corporate Governance Committee received a supplemental annual cash retainer of $15,000, one-fourth of which was paid each quarter.

Equity Awards
Board Members

In fiscal 2024, each non-employee director received an annual equity grant having a value of $240,000 on the date of the grant, with the number of shares calculated by using a value of the RSUs and options as determined under U.S. generally accepted accounting principles (GAAP). Of this award, $120,000 consisted of restricted stock units (RSUs) and $120,000 consisted of options to purchase common stock of the Company. The RSUs and options are granted on the date of each Annual Meeting and vest on the date of the next year’s Annual Meeting; options have a term of ten years. A non-employee director who joins the Board after the date of an Annual Meeting receives a pro-rated grant based on the number of days served through the next Annual Meeting. As such, each of our non-employee directors elected at our Annual Meeting in March 2024 received an annual equity grant, and Dr. Madaus received a pro-rated grant upon his election in December 2024. In December 2024, the Compensation Committee reviewed the current compensation structure for non-employee directors, considered advice from its independent compensation consultant and did not recommended making any changes. The Board concurred with the recommendation.

Stock Ownership Guidelines

We believe that stock ownership by our non-employee directors aligns the interests of our directors with the long-term interests of our stockholders. Accordingly, the Company has significant stock ownership guidelines in place requiring each non-employee director to own shares having a value equal to five times annual base cash retainer. Each non-employee director is expected to meet this ownership guideline within five years of his or her election to the Board or an increase in the ownership guideline. For purposes of meeting these guidelines, only the value of shares which are issued and outstanding, or RSUs which have vested but as to which settlement has been deferred, will be counted. No unvested RSUs or outstanding options (regardless of whether or not vested) are credited towards the ownership goals. All our non-employee directors who have been subject to the guidelines for five years have met or exceeded the guidelines.

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HOLOGIC, INC. 2025 Proxy Statement
The following table sets forth the compensation paid to our non-employee directors for service on our Board during the fiscal year ended September 28, 2024. Compensation for Stephen P. MacMillan, our Chairman, President and Chief Executive Officer, is set forth in the Summary Compensation Table on page 77. Mr. MacMillan does not receive any additional compensation for his service as a director. Additionally, Dr. Madaus was appointed to our Board in early fiscal 2025 and did not receive compensation in fiscal 2024.
2024 Director Compensation Table

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Option Awards ($)(1)	Total ($)
Sally W. Crawford(2)	117,500	119,975	119,977	357,452
Charles J. Dockendorff	115,000	119,975	119,977	354,952
Scott T. Garrett (2)	110,000	119,975	119,977	349,952
Ludwig N. Hantson	90,000	119,975	119,977	329,952
Nanaz Mohtashami	90,000	119,975	119,977	329,952
Namal Nawana(3)	45,000	—	—	45,000
Christiana Stamoulis	90,000	119,975	119,977	329,952
Stacey D. Stewart	90,000	119,975	119,977	329,952
Amy M. Wendell	117,500	119,975	119,977	357,452

(1)
The value of Stock Awards and Option Awards represents the grant date fair value of such award. The fair value of Stock Awards, which are RSUs, is based on the closing price of our common stock on the grant date. The fair value of Option Awards, which are stock options, is determined by use of a binomial lattice model. For a detailed description of the assumptions used to calculate the grant date fair value of stock options, see Note 12 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended September 28, 2024.

(2)	Served as a director during fiscal 2024 and is not standing for re-election.
(3)	Served as a director for a portion of fiscal 2024 and did not stand for re-election at the 2024 Annual Meeting.
The following table sets forth the aggregate number of Stock Awards and Option Awards (representing unexercised option awards, both exercisable and unexercisable, and unvested RSUs) held at September 28, 2024 by each person (other than Mr. MacMillan).

Name	Number of Units of Stock that have not Vested (#)	Number of Shares Subject to Option Awards Held (#)
Sally W. Crawford(1)	1,572	57,818
Charles J. Dockendorff	1,572	38,335
Scott T. Garrett (1)	1,572	47,306
Ludwig N. Hantson	1,572	34,951
Nanaz Mohtashami	1,572	6,677
Namal Nawana(2)	—	37,067
Christiana Stamoulis	1,572	54,708
Stacey D. Stewart	1,572	9,514
Amy M. Wendell	1,572	48,806

(1)	Served as a director during fiscal 2024 and is not standing for re-election.
(2)	Served as a director for a portion of fiscal 2024 and did not stand for re-election at the 2024 Annual Meeting.

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HOLOGIC, INC. 2025 Proxy Statement
Executive Officers
Executive officers are chosen by and serve at the discretion of the Board. Set forth below are the names and ages of our executive officers, as of January 14, 2025, along with certain biographical information for all but Stephen P. MacMillan, our Chairman, President and Chief Executive Officer. For Mr. MacMillan’s biographical information, please see page 24.

Name	Age	Title
Stephen P. MacMillan	61	Chairman, President and Chief Executive Officer
Karleen M. Oberton	55	Chief Financial Officer
Essex D. Mitchell	45	Chief Operating Officer
Diana De Walt	70	Senior Vice President, Human Resources
John M. Griffin	64	General Counsel
Mark Horvath	62	Division President, Breast and Skeletal Health Solutions
Jennifer M. Schneiders	57	President, Diagnostic Solutions
Brandon Schnittker	41	Division President, GYN Surgical Solutions
Jan Verstreken	57	Group President, International

MS. OBERTON Chief Financial Officer

Ms. Oberton became our Chief Financial Officer in August 2018. She joined Hologic in 2006 as corporate controller and was promoted to Chief Accounting Officer in 2015. Before joining Hologic, Ms. Oberton served as senior corporate controller of Immunogen from 2004 to 2006. Prior to that, she was an Audit Senior Manager in Ernst & Young’s Life Science practice and in Arthur Andersen’s High Technology practice. Ms. Oberton was an active Certified Public Accountant for more than 18 years and holds a Bachelor of Science in Business Administration from Merrimack College. She is a member of Merrimack College’s Leadership Council.

MR. MITCHELL Chief Operating Officer

Mr. Mitchell was promoted to Chief Operating Officer effective January 1, 2024. Prior to that he served as Division President, GYN Surgical Solutions since August 2020, after joining the Company in September 2017 as Vice President of Sales and Commercial Excellence for the GYN Surgical division. Mr. Mitchell has nearly 20 years of medical device and pharmaceutical experience. From 2006 to 2017, he worked for Stryker Corporation, where he held various commercial roles of increasing responsibility, leading sales and marketing in multiple divisions during his tenure. Prior to his career in healthcare, Mr. Mitchell played professional football in both the National and Canadian Football Leagues. He received his BS in Business Administration from the Fisher College of Business at The Ohio State University.

MS. DE WALT Senior Vice President, Human Resources

Ms. De Walt was appointed as Senior Vice President, Human Resources in August 2024. Prior to joining Hologic, Ms. De Walt consulted for several diagnostics and biotechnology companies, providing executive coaching and developing emerging human resources leaders. From 2015 to 2017, she worked at Natera, Inc. as Chief People Officer. Prior to that, she held the position of Senior Vice President, Human Resources at Gen-Probe Incorporated from 2005 until its acquisition by Hologic in 2012. Before joining Gen-Probe, Ms. De Walt established The HR Company, where she and her team of HR consultants provided human resources leadership and support to more than 85 companies over 11 years. From 1988 to 1993, she served as Vice President, Human Resources for Mitek Systems, Inc. She has served as a human resources leader for a wide variety of private and publicly held companies during her more than 35-year career. Ms. De Walt received her undergraduate degree from St. Cloud State University and holds a Senior Professional in Resource Management certification.

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HOLOGIC, INC. 2025 Proxy Statement

MR. GRIFFIN General Counsel

Mr. Griffin joined us in February 2015 as General Counsel with nearly 30 years of experience across a broad spectrum of legal matters. Mr. Griffin worked at Covidien from 2000 to 2015 where he most recently served as Vice President, Deputy General Counsel. Previously, from 1994 to 2000, Mr. Griffin served as Assistant United States Attorney in Boston, Massachusetts, and prosecuted complex criminal cases. He began his career at Nutter, McClennen & Fish in Boston. Mr. Griffin currently serves on the board of directors of the New England Legal Foundation and also serves as Treasurer and on the Board of Directors for Health Care Volunteers International. He has a Juris Doctor degree from Harvard Law School and a Bachelor of Arts in political science from Columbia University.

MR. HORVATH Division President, Breast and Skeletal Health Solutions

Mr. Horvath was promoted to Division President, Breast and Skeletal Health in January 2025. He joined Hologic in September 2020 as Vice President, Service Operations for the Breast and Skeletal Health division, before being promoted to Corporate Vice President of Global Services in 2022. Prior to joining Hologic, Mr. Horvath was at Stryker for over 20 years where he held positions of increasing responsibility, including as Vice President, Global Customer Care. He holds a bachelor’s degree in economics from McMaster University and completed leadership coursework at the Harvard Business School.

DR. SCHNEIDERS President, Diagnostic Solutions

Dr. Schneiders, Ph.D., was promoted to President, Diagnostic Solutions in April 2023. Prior to that, she served as Vice President, U.S. Sales and Commercial Excellence for the Company’s Diagnostics Division from November 2022 to April 2023. Dr. Schneiders joined Hologic in March 2008 upon the Company’s acquisition of Third Wave Technologies and has held various roles of increasing responsibility, including Vice President, Diagnostic Laboratory Solutions from September 2020 to November 2022 and Senior Director of Clinical Solutions prior to that. Dr. Schneiders began her career with Third Wave in 1998, holding various roles until its acquisition by Hologic in 2008. Dr. Schneiders holds a bachelor’s degree in biochemistry from Trinity College and a Ph.D. in biochemistry from Boston College.

MR. SCHNITTKER Division President, GYN Surgical Solutions

Mr. Schnittker was promoted to Division President, GYN Surgical Solutions in January 2024. Mr. Schnittker joined Hologic in May 2022, as Vice President, Surgical Sales. Prior to joining Hologic, Mr. Schnittker spent 16 years at Stryker where he held roles of increasing responsibility, including as Director of Marketing for Stryker ENT from 2016 to early 2022. He holds a Bachelor of Science degree from The Ohio State University and an MBA from the University of North Carolina’s Kenan-Flagler Business School.

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HOLOGIC, INC. 2025 Proxy Statement

MR. VERSTREKEN Group President, International

Mr. Verstreken has been Group President, International since October 2020; prior to that, he served as Regional President, Europe Middle East, Africa (EMEA), Canada and Latam. He joined Hologic in January 2017 with more than 25 years of experience, primarily at Teleflex. He served as President of Asia Pacific (APAC) for Teleflex from 2013 to 2016, and from 2009 to 2013 was Regional Vice President and General Manager, EMEA. In 1992, he co-founded Access Medical SA, a provider of specialized laparoscopic surgical devices that was later acquired by Teleflex. He holds a Bachelor of Marketing degree from the Hoger Handels Instituut in Turnhout, Belgium, and has completed leadership coursework at the Thunderbird School of Global Management and the Levinson Institute at Harvard.

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HOLOGIC, INC. 2025 Proxy Statement
Proposal No. 2 – Non-Binding Advisory Vote to Approve Executive Compensation
The Dodd-Frank Wall Street Reform and Consumer Protection Act, as well as the provisions of Section 14A of the Exchange Act, require that we provide our stockholders with the opportunity to vote to approve, on a non-binding advisory basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with the compensation disclosure rules of the SEC. Our Board has determined to provide our stockholders this opportunity on an annual basis.
As described in the Compensation Discussion and Analysis (the CD&A), our executive compensation philosophy is to provide appropriate competitive compensation opportunities to our executives with actual pay outcomes heavily influenced by the achievement of Company performance targets and individual performance objectives (in other words, “pay for performance”) in support of our business strategy and creation of long-term stockholder value. The Company’s management team embraces a performance culture and is focused on driving growth of the business. Over the past 11 years, under the guidance of a highly experienced and seasoned CEO and a focused and motivated senior management team, we have built a sustainable growth company, our stock price has more than tripled and the engagement of our employees has also increased significantly.

As you review our “say-on-pay” proposal, we encourage you to consider

 •
We delivered on our commitments. At the start of our fiscal 2024 we laid out guidance to grow total Hologic revenue, excluding the impact of COVID-19. In the end, we delivered, growing in the mid-single digits excluding the impact of COVID-19 for fiscal 2024, on top of mid-teens growth excluding the impact of COVID-19 for fiscal 2023.

 •
We believe Hologic is a much stronger company today than prior to the COVID-19 pandemic. Driven by growth in our core women’s health franchises, a significantly larger Panther installed base, and the recovery of our Breast Health franchise from industry-wide supply chain challenges, we believe we have more durable growth drivers across our business than ever before.

 •
Our base businesses impact millions of women every year, with innovations designed to achieve exceptional clinical results, making it possible to detect, diagnose and treat illnesses and other health conditions earlier and more effectively.

• We have continued to commit to important social initiatives to elevate the status of women’s health, with a goal of reducing disparities in breast, cervical and gynecologic healthcare.

 •
We believe that our NEOs’ compensation is aligned with our results, motivating high performance among our NEOs within an entrepreneurial, incentive-driven culture and reflecting overall target compensation that is competitive with that being offered to individuals holding comparable positions at other public companies with which we compete for business and talent.

Our Compensation Committee continually evaluates the design and direction of our compensation structure and each year, we take into account the result of the “say-on-pay” vote cast by our stockholders. In recent years, following stockholder feedback, our say-on-pay vote results and issues raised by proxy advisory firms, we have taken a number of actions, including those described below, which we believe demonstrate our Board’s responsiveness and commitment to incorporating stockholder feedback as we review our governance and compensation structure.
Overall, following our actions, our meetings have been positive and productive with our stockholders communicating support for our compensation programs. Although we did not hear common themes or concerns on compensation matters during this year’s annual stockholder outreach, on the following pages we provide specific feedback and areas of focus we heard as part of our discussions with investors. We value all stockholder feedback we receive, and as in previous years, the management team provided detailed feedback on the meetings to our Lead Independent Director as well as to our Compensation Committee and Nominating and Corporate Governance Committee. Our Compensation Committee continues to regularly evaluate our executive compensation structure and assesses its effectiveness to ensure the design is incenting performance that is in the best interests of the Company as well as our stockholders and considers the varied

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HOLOGIC, INC. 2025 Proxy Statement
perspectives as it continues to design and evolve our executive compensation program. The full Board is also updated on feedback received. Through this dialogue with investors, we received additional validation on the design of our executive compensation program and the compensation-related actions we continue to take to support our employees.
At our 2023 Annual Meeting of Stockholders, we saw an increase, compared to the prior year, in our say-on-pay vote approval to 77%. The increased support confirmed our thinking that we should continue our more extensive shareholder outreach that we conducted in the fall 2022. As a result, during the fall 2023, we again actively engaged with a number of our largest institutional investors specifically on governance issues, including by reaching out to our top 20 institutional investors, representing approximately 54% of our outstanding shares. We also had numerous conversations with stockholders and investment analysts as part of our normal investor relations activities.
At our 2024 Annual Meeting of Stockholders, we again saw an increase, compared to the prior year, in our say-on-pay vote approval to 79%. The increased support confirmed our thinking that we should continue our more extensive shareholder outreach. During the fall 2024, we continued our more extensive shareholder outreach, including by reaching out to our top 20 institutional investors, representing approximately 55% of our outstanding shares. We also had numerous conversations with stockholders and investment analysts as part of our normal investor relations activities. The investors we reached out to indicated they were satisfied with our executive compensation program, did not have concerns they wished to share with us, or did not respond. For the investors we spoke to as part of our annual outreach, they understood and supported our overall executive compensation program design and stockholder outreach, with specific feedback and areas of focus we heard as part of our outreach noted below.

What We Heard	Our Response

Investors supported the continuity of our executive compensation program design over the last three years and were not prescriptive on appropriate compensation design, but did encourage us to continue our commitment to a pay for performance program and to include disclosure around the Compensation Committee’s rationale for compensation plan related decisions.

Each year the Compensation Committee works very closely with its independent compensation consultant and management to assist them in assessing the levels of overall compensation and each element of compensation for our CEO and other NEOs and ensure that our Company’s executive compensation program is appropriately aligned with our business strategy and is achieving the desired objectives. Nearly 92% of our CEO’s compensation is performance-based, while 81% of our other NEOs compensation is performance based. We also continue to focus on providing transparent disclosures in our CD&A linking compensation decisions to performance, strategy and long-term stockholder value creation. The Compensation Committee continues to take investor feedback into account when reviewing the design of our compensation programs.

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HOLOGIC, INC. 2025 Proxy Statement

One investor outside of our top 20 suggested lengthening the vesting period for equity awards.
The Compensation Committee will continue to evaluate the appropriate vesting schedule for future awards. The Compensation Committee works very closely with its independent compensation consultant and annually reviews the vesting schedule and during its last review, determined to maintain the vesting schedule based on market practices. Historically, in structuring the long-term incentive program, the Committee believes it is important to retain elements of the program to continue to capture the motivational benefits of rewarding executives for appreciation in our stock price over the course of multiple years. The PSU portion (50% of long-term incentive awards for executive officers) of the long-term incentive program further aligns the long-term incentive program with important drivers of long-term shareholder value, as vesting is based on achievement of key financial performance goals during the three-year period.

One investor shared that an area of focus for them is internal pay equity as our CEO’s compensation during the past fiscal year was more than four times the average compensation received by other NEOs.

As noted above, each year the Compensation Committee works very closely with its independent compensation consultant and management to assist them in assessing the levels of overall compensation and each element of compensation for our CEO and other NEOs and ensure that our Company’s executive compensation program is appropriately aligned with our business strategy, stockholder interests and is achieving the desired objectives. Nearly 92% of our CEO’s compensation is performance-based and his target annual Total Direct Compensation (TDC) opportunities are within a competitive range of the market. Our CEO’s compensation is also unique to his understanding and expertise and recognizes his tremendous experience (nearly 20 years as a public company CEO) and value to the Company. In his over 11 years as CEO of the Company, he has led the Company through a period of dramatic transformation and revitalization, continued market share gains and sustained revenue growth. Further, no such pay inequity exists as between our other NEOs. In addition, leaning in to our Purpose, Passion and Promise has led to consistent growth in our base businesses, directly impacted our stock performance and over 200% TSR growth since he started. As evidenced by his substantial ownership of Hologic shares, his interests are well-aligned with those of our stockholders. Above all else, since his appointment as CEO, our strong performance has enabled Hologic to invest in initiatives that help more women and deliver for our stockholders.

Two of our largest investors commented that they were “supportive” of our executive compensation program and the continued opportunity to engage and discuss any questions or concerns they may have.
We continue to believe that positive, two-way dialogue builds informed relationships that promote transparency and accountability and our Board continues to consider stockholder perspectives, as well as the interests of all stakeholders, when overseeing and formulating governance practices and designing compensation programs.

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HOLOGIC, INC. 2025 Proxy Statement

Investors were interested again to hear more about our approach to board refreshment/composition.
We highlighted that the Nominating and Corporate Governance Committee and the full Board continue to consider both short-term and long-term needs and the Board’s evolution, with the recent transition of Ms. Wendell to Lead Independent Director and the election of Dr. Madaus to the Board as examples. In the last two years, we have added three new directors who collectively bring extensive leadership, technology, global strategy, financial, health equity and healthcare sector experience to the Board. One investor appreciated hearing about the long-term view the Board takes as it thinks about the skills and expertise of our Board nominees.

Investors expressed interest in our policies and practices regarding director time commitments.
Although we have always been focused on ensuring that our directors are deeply engaged and dedicating sufficient time and efforts to our Board, we heard and appreciated feedback from investors that they are increasingly looking for companies to have written policies around director time commitments. Our updated Corporate Governance Guidelines now contain a director time commitment policy, which includes information on the annual policy review process and a numerical limit on public company board seats.

We are asking our stockholders to indicate their support for our NEO compensation as described in this proxy statement. This proposal, commonly known as a “say-on-pay” proposal, gives you as a stockholder the opportunity to express your views on our NEOs’ compensation. This vote is not intended to address any specific element of our compensation programs, but rather to address our overall approach to the compensation of our NEOs described in this proxy statement. To that end, we ask our stockholders to vote “FOR” the following resolution at the Annual Meeting:
RESOLVED, that stockholders of Hologic, Inc., hereby approve the compensation paid to the Company’s named executive officers, as described in this proxy statement under the “Compensation Discussion and Analysis” section, the “Executive Compensation Tables” section and other narrative disclosure contained therein, pursuant to the SEC’s compensation disclosure rules.
Because your vote is advisory, it will not be binding upon the Company, the Compensation Committee or our Board. However, the Company values the opinions expressed by stockholders in their vote on this proposal and the Compensation Committee will review the voting results and take them into consideration when making future decisions regarding our executive compensation programs.
Vote Required
The affirmative vote of a majority of shares properly cast on this proposal at the Annual Meeting is required to approve this proposal. Abstentions and broker “non-votes” will not have any effect on the proposal to approve executive compensation as disclosed in this proxy statement.
Recommendation of the Board

Our Board of Directors unanimously recommends that you vote “FOR” the approval of this resolution. Management proxy holders will vote all duly submitted proxies FOR approval unless instructed otherwise.

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HOLOGIC, INC. 2025 Proxy Statement
Compensation Committee Report
We, the Compensation Committee of the Board of Directors of Hologic, Inc., have reviewed and discussed the Compensation Discussion and Analysis (CD&A) set forth below with management of the Company, and based on such review and discussion, recommended to the Board that the CD&A be included in this proxy statement and incorporated by reference into the Company’s Annual Report on Form 10-K.
Compensation Committee
Scott T. Garrett, Chair
Sally W. Crawford
Ludwig N. Hantson
Martin Madaus
Nanaz Mohtashami
Amy M. Wendell

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HOLOGIC, INC. 2025 Proxy Statement
Compensation Discussion
and Analysis
In this Compensation Discussion and Analysis section (CD&A), we describe the executive compensation program for our CEO, CFO and our three other most highly compensated executive officers serving as of September 28, 2024 (collectively, our named executive officers, or NEOs). We also explain how the Compensation Committee determined the pay of our NEOs and its rationale for specific decisions related to fiscal 2024 compensation. As a reminder, our fiscal year ends on the last Saturday in September. Fiscal 2024 began on October 1, 2023 and ended on September 28, 2024.
Our Named Executive Officers for Fiscal 2024

Name	Title
Stephen P. MacMillan	Chairman, President and Chief Executive Officer (CEO)
Karleen M. Oberton	Chief Financial Officer (CFO)
Essex D. Mitchell	Chief Operating Officer
John M. Griffin	General Counsel
Jan Verstreken	Group President, International

Executive Summary
2024 Business Strategy & Performance Highlights
In fiscal 2024, Hologic continued to execute against our strategic objectives and delivered mid-single digit organic revenue growth excluding the impact of COVID-19.
In addition, we met or exceeded our initial 2024 financial targets and effectively “bent the curve” related to COVID comparisons, growing total revenue in both our third and fourth quarters. For the year, total revenue of $4.03 billion was flat on a reported basis but declined 0.2% in constant currency. GAAP diluted earnings per share (EPS) were $3.32, an increase of 81.4% compared to the prior year and adjusted EPS were $4.08, up 3% compared to fiscal 2023(1). Excluding the impact of COVID-19 (COVID-19 assay sales and revenue related to COVID-19 in our Diagnostics’ franchise), Hologic grew revenues 5.3% organically with Diagnostics, Breast Health, and Surgical each growing mid-single digits in constant currency. Our organic constant currency performance was well balanced in 2024, with Breast Health growing 6.8% excluding the impact of the divested SSI ultrasound imaging business and our Endomagnetics acquisition, Diagnostics growing 5.9% excluding COVID-19 and our divested blood screening business, and Surgical also growing 5.9%. We continue to make great progress growing our business internationally, with significant opportunity still ahead.
Cash flow was once again robust in fiscal 2024. Operating cash flow was $1.29 billion, an increase of 22.3% compared to fiscal 2023. As a result of our strong cash flow, in fiscal 2024, we repurchased 11.2 million shares of our own stock totaling more than $800 million. We have high conviction in our future operating performance, and this is evidenced by our fiscal 2024 share repurchase activity. In addition, we continue to efficiently manage our capital structure and paid down $250 million of floating rate debt principal in our fiscal first quarter of 2024. Finally, we are committed to investing towards growth and built upon this strategy with tuck-in acquisitions. In our fiscal fourth quarter of 2024, we closed the acquisition of Endomagnetics Ltd, a developer of breast cancer surgery technologies, to support our Breast Health franchise for approximately $310 million. Further, in 2025, in our Surgical franchise, we closed the acquisition of Gynesonics, a developer of minimally invasive women’s health solutions.
Hologic’s diverse portfolio of businesses displayed solid performance in fiscal 2024. As we look forward, we expect our strong execution to continue. At the same time, in fiscal 2025 we anticipate achieving this growth while maintaining our industry leading profitability, which translates to expected adjusted gross margins in the low 60s and adjusted operating margins in the low 30s. Our balance sheet and cash flow generation remain a pillar of strength. We believe we have ample firepower to grow our business organically, with M&A opportunities, or return cash to shareholders through share repurchases in fiscal 2025 and beyond.
(1)
The definition of non-GAAP adjusted EPS as used as a performance measure in our Short-Term Incentive Plan and a reconciliation of non-GAAP adjusted EPS to GAAP EPS is provided in Annex A to this proxy statement.

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HOLOGIC, INC. 2025 Proxy Statement
Finally, our commitment to women’s health and our Purpose, Passion and Promise remains fundamental to everything we do at Hologic. Starting with our focus on innovation, we deliver exceptional products and services for our customers, leading to strong financial results. This financial performance allows us to invest in initiatives that help more women – representing our virtuous circle. This virtuous circle is a visual depiction of our philosophy; we can deliver for our shareholders and for the women of the world.

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HOLOGIC, INC. 2025 Proxy Statement

Diagnostics	Breast Health

Diagnostics revenue decreased 5.2% (5.4% in constant currency) to $1.78 billion, driven primarily by lower COVID-19 assay sales. Excluding COVID-19, Diagnostics grew 5.9%, and Molecular Diagnostics grew 9.0% organically in constant currency, compared to the prior year.

As expected, as COVID-19 testing declined, sales of our non-COVID-19 testing menu continued to drive strong growth. Our base molecular franchise was led by BV CV/TV and our respiratory menu. Molecular also had solid contributions from assays in our women’s health portfolio, such as Mgen and Trich. Rounding out Diagnostics, we introduced our Genius Digital Diagnostics system in the U.S. in fiscal 2024, a new innovative technology to support cytologists and pathologists with cervical cancer screening.

In Molecular Diagnostics, our Panther installed base is now more than 3,330 instruments, a significant increase compared to the approximately 1,700 instruments installed in the field when we exited fiscal 2019.

Finally, Biotheranostics, a 2021 acquisition and leader in molecular tests for breast and metastatic cancers, is adding strong top-line performance for the division, with double-digit revenue growth in fiscal 2024.

For our fiscal 2025, we once again expect strong performance for our Diagnostics Division, led by Molecular, leveraging our Panther installed base, and growing menu.

Breast Health revenue increased 6.3% (6.1% in constant currency) to $1.52 billion, driven primarily by improving capital equipment revenue in our Mammography business compared to the prior year. Excluding the divested SSI ultrasound imaging business and acquired Endomagnetics business, Breast Health revenue grew 7.0% (6.8% in constant currency).

Our Breast Health franchise over time has become a far more recurring business model. For example, in fiscal 2024, 40% of global Breast Health revenue was from the Division’s service business, with mammography equipment making up less than a quarter of the Division’s revenue mix.

In Interventional, we continue to add products to our suite of disposable biopsy needles and markers. In fiscal 2024, we closed the acquisition of Endomagnetics Ltd., which adds wireless breast surgery technologies to our current growing portfolio.

As we look ahead to fiscal 2025, we expect demand to remain strong for our Breast Health solutions, with contributions from both our Mammography and Interventional segments.

Surgical	International

GYN Surgical revenue grew 6.1% (5.9% in constant currency) to $641.3 million.

Our MyoSure procedure for hysteroscopic tissue removal and our NovaSure procedure for endometrial ablation continue to lead their respective categories and improve women’s lives worldwide. In addition, our laparoscopic portfolio, including the Acessa radiofrequency ablation procedure and Bolder advanced energy vessel sealing tools continue to see strong adoption, adding to the Division’s growth rate.

In fiscal 2024, GYN Surgical was led by our collection of hysteroscopic fibroid removal products, namely our core MyoSure devices and the complementary Fluent Fluid Management system. In addition, the Division enjoyed accretive growth rates from our more nascent laparoscopic portfolio.

Finally, in early 2025, we closed the acquisition of Gynesonics, a complementary fibroid removal technology. We continue to add more products to the arsenal of our GYN sales force and expect strong performance from the Division in 2025.

Despite anticipated falling testing volumes for COVID-19 in fiscal 2024, our total International revenue increased compared to the prior year.

International revenue, which includes sales from all our franchises, increased 3.5% (2.7% in constant currency) to $1,006.2 million. Excluding COVID-19, International revenue grew nearly 9% organically in constant currency, compared to the prior year, which is accretive to our domestic growth rates.

Looking forward to fiscal 2025, we expect growth from our total International franchise to remain accretive to corporate averages. We plan to continue to lean into opportunities to improve global women’s health and advocate for patient access in markets outside the U.S.

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HOLOGIC, INC. 2025 Proxy Statement

Leaning into our Purpose, Passion and Promise

During Mr. MacMillan’s tenure at Hologic, he has led the Company through a period of dramatic transformation and revitalization, continued market share gains and sustained revenue growth. Leaning in to our Purpose, Passion and Promise has led to consistent growth in our base businesses, directly impacted our stock performance and total shareholder return (TSR), as reflected below. Above all else, since the appointment of Mr. MacMillan as CEO, our strong performance has enabled Hologic to invest in initiatives that help more women and deliver for our shareholders.

Fiscal 2024 Executive Compensation Highlights
In establishing the executive compensation program for fiscal 2024, the Compensation Committee continued to focus on pay for performance and competitive pay, with an emphasis on total direct compensation.
EMPHASIS ON PERFORMANCE-BASED TOTAL DIRECT COMPENSATION
The components of Total Direct Compensation (TDC) are Base Salary, Short-Term Incentives, Long-Term Incentives and Deferred Compensation Awards.
•
Short-Term Incentives take the form of annual cash bonuses under our Short-Term Incentive Plan (STIP), which are paid only if the Company achieves adjusted revenue and adjusted earnings per share (EPS) performance above a pre-determined threshold.

•
Long-Term Incentives take the form of equity awards which are granted under our Long-Term Equity Incentive Plan (LTIP) based on performance and, in the case of performance stock units (PSUs), vest only if the Company achieves adjusted free cash flow (FCF), adjusted return on invested capital (ROIC), and/or relative total shareholder return (TSR), above pre-determined thresholds.

•
Deferred Compensation takes the form of a cash award under our Deferred Compensation Plan (DCP) which vests over three years and is awarded based on Company performance under the STIP as well as individual performance.

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HOLOGIC, INC. 2025 Proxy Statement
The charts below, which show the TDC of our CEO and our other NEOs for fiscal 2024, illustrate that a majority of NEO TDC is performance based (91.9% for our CEO and an average of 81% for our other NEOs). These charts include the full value of equity awards granted during fiscal 2024 and exclude the value of other benefits and perquisites.

(1)	For purposes of calculating TDC for Mr. Mitchell, the base salary and target STIP award are based on his compensation in effect on January 1, 2024 following his promotion to Chief Operating Officer.
PERFORMANCE MEASURES LINK TO STRATEGY
In setting performance measures for the incentive compensation plans, the Compensation Committee first considers the Company’s strategy, contemplating the Company’s long- and short-term goals and how those goals are measured.
As the Company has been focused on growth as well as efficient use of capital and creating value for stockholders, the Committee determined that using the measures of adjusted revenue, adjusted EPS and adjusted ROIC were appropriate for the incentive compensation plans. These are all non-GAAP measures that are used by management to facilitate its operational decision-making and provide key insights into the Company and management’s achievements. Additionally, the use of adjusted ROIC continues to be supported in discussions with stockholders. The Committee added the measure of relative TSR in fiscal 2017 to provide an external performance measure and link executive compensation directly to the creation of stockholder value. In fiscal 2020, the Committee added the measure of adjusted free cash flow (FCF). Adjusted FCF is an important metric for the Company as it seeks to continue to deploy capital efficiently with continued business development activity and share repurchases.
BALANCED APPROACH TO LONG-TERM INCENTIVES
The Committee takes a balanced approach to long-term incentives, and for fiscal 2024 annual grants:
•	Determined that long-term incentive awards for executive officers would continue to be allocated 50% to PSUs, 25% to RSUs and 25% to stock options, as in fiscal 2023.
•
Utilized adjusted FCF as well as relative TSR and adjusted ROIC as performance measures for PSUs awarded as long-term incentive compensation to provide a balanced approach with two absolute metrics (adjusted FCF and adjusted ROIC) and a relative metric (TSR).

•
Maintained the same mix of PSU grant values among the performance measures as in fiscal 2023, with PSUs subject to adjusted FCF performance representing 50% and PSUs subject to adjusted ROIC and relative TSR performance representing 25% each.

•	Approved grants of stock options, RSUs, PSUs and Deferred Compensation Program (DCP) contributions in alignment with our compensation philosophy and program.

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HOLOGIC, INC. 2025 Proxy Statement
PAY-FOR-PERFORMANCE ALIGNMENT
Goal Rigor
2024 STIP

	Target	Maximum
Adjusted Revenue	Represents approximately 0.6% increase over prior year adjusted revenue.	Represents approximately 6.1% increase over prior year adjusted revenue.
Adjusted EPS	Represents approximately 1.3% decrease over prior year adjusted EPS.	Represents approximately 11.1% increase over prior year adjusted EPS.

Threshold adjusted revenue and adjusted EPS are generally set in line with prior year adjusted results; however, the performance metrics under the STIP for fiscal year 2024 reflect the Company’s October 3, 2023 divestiture of its SSI ultrasound imaging business.

SNAPSHOT OF HISTORICAL STIP FUNDING

As noted above, the Compensation Committee sets challenging annual targets, taking into account Company and industry outlook for the year, historical and projected performance for the Company and the consensus view of investment analysts covering the Company, to align pay with performance that reflects strong financial results for the fiscal year. The Compensation Committee has historically followed this process when establishing STIP targets, with STIP funding in fiscal years 2020, 2021 and 2022 reflecting extraordinary performance and total Company revenue, in part driven by demand for the Company’s COVID-19 tests. More recently, the Committee has also considered the negative impact on total Company revenue compared to fiscal years 2021 and 2022 from the roll-off of the Company’s COVID-19 testing related revenue.

	Fiscal Year 2018	Fiscal Year 2019	Fiscal Year 2020	Fiscal Year 2021	Fiscal Year 2022	Fiscal Year 2023	Fiscal Year 2024
STIP Funding	100%	114%	200%*	173%	150%	131%	109%
Total Revenue	$3,217.9B	$3,367.3B	$3,776.4B	$5,632.3B	$4,862.8B	$4,030.4B	$4,030.3B

* The funding of the 2020 STIP was based on pre-determined goals and was funded at 200% in light of the Company’s remarkable response to the COVID-19 pandemic. From the Company-wide STIP pool, life-enhancing bonuses were provided to our frontline workers across our global manufacturing, field service and sales organizations, and we repaid and compensated employees for reduced pay and furloughs that took place during the third quarter of fiscal 2020.

2024 PSU Awards

	Target	Maximum
Adjusted Free Cash Flow	Three-year cumulative target adjusted FCF of $2,900M.	Three-year cumulative adjusted FCF of $3,500M.
Adjusted ROIC	Target was set at a three-year average adjusted ROIC of 13% in order to motivate management to grow the business and encourage meaningful business development investments.	Three-year average adjusted ROIC goal of 16%.
Relative TSR	Target requires relative TSR at 50th percentile.	95th percentile is required for maximum payout.

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HOLOGIC, INC. 2025 Proxy Statement
2024 COMPENSATION DECISIONS
•
Excluding Mr. Mitchell, increased base salaries for NEOs, ranging from 3.5% to 8.3%. Mr. Mitchell received a more significant total increase to his base salary of approximately 55% as described further below (see “Fiscal 2024 Total Direct Compensation Elements in Detail — Base Salary” for additional information). Similar to each of the previous years reported in the Summary Compensation Table, Mr. MacMillan’s base salary increase of 3.5% is consistent with the total 3.5% merit increase funding provided Company-wide and based on his continued leadership and focus on strengthening the Company’s base businesses. In addition to an adjustment at the beginning of fiscal 2024, Mr. Mitchell’s base salary was subsequently adjusted effective January 1, 2024 to reflect his increased responsibility and role as Chief Operating Officer. Effective January 1, 2024, Mr. Mitchell’s target STIP opportunity was also increased to equal 100% of his new annual base salary and his target deferred compensation program contribution was increased to $140,000.

•
The funding of the 2024 STIP was based on the achievement of pre-determined adjusted revenue and adjusted EPS goals. The Company-wide STIP pool was funded at 109% in light of near target adjusted revenue performance and above target adjusted EPS performance. The STIP targets for adjusted revenue and adjusted EPS reflected challenging targets, with maximum funding occurring only through exceptional results, including remarkable base business performance.

•	Determined that long-term incentive awards for executive officers will continue to be allocated 50% to PSUs, 25% to RSUs and 25% to stock options, as in fiscal 2023.
•
For PSUs awarded as long-term incentive compensation, determined to continue utilizing adjusted FCF, adjusted ROIC and relative TSR as performance measures over three years, to provide a balanced approach with two consistent absolute metrics (adjusted FCF and adjusted ROIC) and one relative metric (TSR), with a payout cap at 100% for negative TSR performance that otherwise warrants above-target funding. The weighting for PSUs for fiscal 2023 was adjusted to increase the weight of adjusted FCF from 33% to 50% and set adjusted ROIC and TSR at 25% each, which was maintained for fiscal 2024. The greater emphasis on adjusted FCF promotes profitable growth with strong capital discipline in uncertain economic times and focuses performance on our ability to generate cash to fund capital initiatives such as making acquisitions and share repurchases, each of which has been in focus for us from a capital deployment standpoint.

Looking Ahead to Fiscal 2025
The Committee has made several decisions relating to executive pay for fiscal 2025, including:
•
Increased base salaries for NEOs, ranging from 3.5% to approximately 15.4%, including a 3.5% increase for Mr. MacMillan in line with Company-wide merit increases. Ms. Oberton and Mr. Mitchell received base salary increases of 5% and 15.4%, respectively, reflecting strong individual performance and bringing their compensation in line with our peers. Mr. Mitchell’s base salary increase also reflected his responsibility in his new role and continued potential. Mr. Griffin and Mr. Verstreken each received modest base salary increases of 3.8% and 3.5%, respectively, which also generally aligned with Company-wide merit increases for fiscal 2025.

•	Determined that funding of the 2025 STIP will be based on the achievement of pre-determined adjusted revenue and adjusted EPS goals, consistent with fiscal 2024.
•
Increased or maintained fiscal 2025 LTIP grant values for all NEOs based on fiscal 2024 performance, anticipated future performance and market competitiveness of compensation, continuing to reward for performance and drive NEO retention.

•	Determined that long-term incentive awards for executive officers will continue to be allocated 50% to PSUs, 25% to RSUs and 25% to stock options, as in fiscal 2024.
•
For PSUs awarded as long-term incentive compensation, determined to continue utilizing adjusted FCF, adjusted ROIC and relative TSR as performance measures over three years, to provide a balanced approach with two consistent absolute metrics (adjusted FCF and adjusted ROIC) and one relative metric (TSR), with a payout cap at 100% for negative TSR performance that otherwise warrants above-target funding. The weighting for PSUs for fiscal 2025 continued to reflect a higher weighting of adjusted FCF at 50% and weighting of adjusted ROIC and TSR at 25% each. For fiscal 2025, the calculation of adjusted ROIC will capture investments in short-term and long-term debt securities (in addition to cash equivalents) to reflect how the Company manages its holdings of debt securities consistent with investments with maturities of three months or less.

“Say-on-Pay” and Stockholder Feedback
Our Compensation Committee continually evaluates the design and direction of our compensation structure and each year, we take into account the result of the “say-on-pay” vote cast by our stockholders. In recent years, following stockholder feedback, our say-on-pay vote results and issues raised by proxy advisory firms, we have taken a number of actions,

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HOLOGIC, INC. 2025 Proxy Statement
including those described below, which we believe demonstrate our Board’s responsiveness and commitment to incorporating stockholder feedback as we review our governance and compensation structure. As a result of these actions and outreach, we have seen our say-on-pay vote approval increase over the last few years (2021 – 69% approval; 2022 – 70.47% approval; 2023 – 77% approval; and 2024 – 79% approval).
While say-on-pay is a key indicator of stockholder feedback, we also are committed to maintaining an open dialogue with our institutional investors and stockholders throughout the year. Similar to previous years, in the proxy “offseason”, we reach out to discuss business topics, seek feedback on our performance and address other matters of importance to our stockholders. Since our 2024 Annual Meeting, we have actively engaged with a number of our largest institutional investors specifically on governance issues, including by reaching out to our top 20 institutional investors, representing approximately 55% of our outstanding shares. We ultimately met with four of those top 20 institutional investors, with our General Counsel; Vice President, Investor Relations; and Vice President, Corporate Secretary all participating in the meetings. To the extent requested by investors, directors also participate in these discussions. This year, one of our investors asked if the discussion could include our Lead Independent Director, and as a result, Ms. Wendell participated in one meeting.
Overall, our “offseason” meetings have been positive and productive with our stockholders communicating support for our compensation programs. Although we did not hear common themes or concerns on compensation matters during this year’s annual stockholder outreach, on the following pages we provide specific feedback and areas of focus we heard as part of our discussions with investors. We value all stockholder feedback we receive, and as in previous years, the management team provides detailed feedback on the meetings to our Lead Independent Director (to the extent she is not present for the meeting) as well as to our Compensation Committee and Nominating and Corporate Governance Committee. Our Compensation Committee continues to regularly evaluate our executive compensation structure and assesses its effectiveness to ensure the design is incenting performance that is in the best interests of the Company as well as our stockholders and considers the varied perspectives as it continues to design and evolve our executive compensation program. The full Board is also updated on feedback received. Through this dialogue with investors, we received additional validation on the design of our executive compensation program and the compensation-related actions we continue to take to support our employees.

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HOLOGIC, INC. 2025 Proxy Statement
For additional context, see below for information about our discussions with investors on executive compensation matters in recent years.
Below is a summary of the feedback we received through our fall 2024 investor engagement program and how we responded.
Following the fall 2023 shareholder engagement efforts, at our 2024 Annual Meeting of Stockholders, we saw a further increase in our say-on-pay vote approval to 79%. During the fall 2024, we continued our more extensive shareholder outreach, including by reaching out to our top 20 institutional investors, representing approximately 55% of our outstanding shares. We also had numerous conversations with stockholders and investment analysts as part of our normal investor relations activities. The investors we reached out to indicated they were satisfied with our executive compensation program, did not have concerns they wished to share with us, or did not respond. For the investors we spoke to as part of our annual outreach, they understood and supported our overall executive compensation program design and stockholder outreach, with specific feedback and areas of focus we heard as part of our outreach noted below.

What We Heard	Our Response

Investors supported the continuity of our executive compensation program design over the last three years and were not prescriptive on appropriate compensation design, but did encourage us to continue our commitment to a pay for performance program and to include disclosure around the Compensation Committee's rationale for compensation plan related decisions.

Each year the Compensation Committee works very closely with its independent compensation consultant and management to assist them in assessing the levels of overall compensation and each element of compensation for our CEO and other NEOs and ensure that our Company’s executive compensation program is appropriately aligned with our business strategy and is achieving the desired objectives. Nearly 92% of our CEO’s compensation is performance-based, while 81% of our other NEOs compensation is performance based. We also continue to focus on providing transparent disclosures in our CD&A linking compensation decisions to performance, strategy and long-term shareholder value creation. The Compensation Committee continues to take investor feedback into account when reviewing the design of our compensation programs.

One investor outside of our top 20 suggested lengthening the vesting period for equity awards.
The Compensation Committee will continue to evaluate the appropriate vesting schedule for future awards. The Compensation Committee works very closely with its independent compensation consultant and annual reviews the vesting schedule and during its last review, determined to maintain the vesting schedule based on market practices. Historically, in structuring the long-term incentive program, the Committee believes it is important to retain elements of the program to continue to capture the motivational benefits of rewarding executives for appreciation in our stock price over the course of multiple years. The PSU portion (50% of long-term incentive awards for executive officers) of the long-term incentive program further aligns the long-term incentive program with important drivers of long-term shareholder value, as vesting is based on achievement of key financial performance goals during the three-year period.

One investor shared that an area of focus for them is internal pay equity as our CEO’s compensation during the past fiscal year was more than four times the average compensation received by other NEOs.

As noted above, each year the Compensation Committee works very closely with its independent compensation consultant and management to assist them in assessing the levels of overall compensation and each element of compensation for our CEO and other NEOs and ensure that our Company’s executive compensation program is appropriately aligned with our business strategy, stockholder interests and is

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HOLOGIC, INC. 2025 Proxy Statement

achieving the desired objectives. Nearly 92% of our CEO’s compensation is performance-based and his target annual TDC opportunities are within a competitive range of the market. Our CEO’s compensation is also unique to his understanding and expertise and recognizes his tremendous experience (nearly 20 years as a public company CEO) and value to the Company. In his over 11 years as CEO of the Company, he has led the Company through a period of dramatic transformation and revitalization, continued market share gains and sustained revenue growth. Further, no such pay inequity exists as between our other NEOs.

In addition, leaning in to our Purpose, Passion and Promise has led to consistent growth in our base businesses, directly impacted our stock performance and over 200% TSR growth since he started. As evidenced by his substantial ownership of Hologic shares, his interests are well-aligned with those of our stockholders. Above all else, since his appointment as CEO, our strong performance has enabled Hologic to invest in initiatives that help more women and deliver for our stockholders.

Two of our largest investors commented that they were “supportive” of our executive compensation program and the continued opportunity to engage and discuss any questions or concerns they may have.
We continue to believe that positive, two-way dialogue builds informed relationships that promote transparency and accountability and our Board continues to consider stockholder perspectives, as well as the interests of all stakeholders, when overseeing and formulating governance practices and designing compensation programs.

Based on our continued discussions with our largest stockholders, as described above, we believe they continue to endorse our annual compensation program as it has evolved. Our Compensation Committee regularly evaluates our executive compensation structure and assesses its effectiveness to ensure the design is incenting performance that is in the best interests of the Company as well as our stockholders.
Executive Compensation Best Practices
We have in place a number of industry-leading practices.

What We Do	What We Don’t Do

•
Double-trigger for accelerated equity vesting upon a change of control

•
Golden parachute policy

•
Compensation recoupment (clawback) policy

•
Meaningful stock ownership guidelines for our CEO, non-employee directors and executive officers

•
Robust annual review of compensation program elements, each NEO’s role and responsibilities, performance metrics, practices of companies in our peer group and survey data

•
Independent compensation consultant

•
Compensation Committee of all independent, non-employee directors

•
Annual risk assessments

•
No tax gross-ups on severance or change of control payments

•
No hedging/pledging of Hologic stock

•
No option repricing without stockholder approval

•
No excessive perquisites for executives

•
No excessive risk-taking in our compensation programs

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HOLOGIC, INC. 2025 Proxy Statement
Compensation of Executive Officers
Our Compensation Philosophy
The ability to compete effectively in the markets within which we operate depends to a large extent on our success in identifying, recruiting, developing and retaining management talent. We also need to remain focused on creating sustainable long-term growth and stockholder value. To this end, the design of our executive compensation program and the decisions made by the Committee are guided by the following principles:
•
Pay for performance. We believe that our compensation programs should motivate high performance among our NEOs within an entrepreneurial, incentive-driven culture and that compensation levels should reflect the achievement of short- and long-term performance objectives.

•
Competitive pay. We aim to establish overall target compensation (compensation received when achieving expected results) that is competitive with that being offered to individuals holding comparable positions at other public companies with which we compete for business and talent.

•
Focus on total direct compensation. We seek to offer a total executive compensation package that best supports our leadership talent and business strategies. We use a mix of fixed and variable pay to support these objectives, as well as provide benefits and perquisites, where appropriate.

Principal Elements of Pay: Total Direct Compensation
Our compensation philosophy is supported by the following principal elements in our annual executive compensation program:

Element	Form	Purpose
Base Salary	Cash (fixed)	Provides a competitive level of pay that reflects the executive’s experience, role and responsibilities.
Short-Term Incentives	Cash (variable)	Rewards achievement of individual, business segment/function and/or overall corporate results for the most recently completed fiscal year.
Long-Term Incentives	Equity (variable)	Provides meaningful incentives for management to execute on longer-term financial and strategic growth goals that drive stockholder value creation and supports the Company’s retention strategy.
Deferred Compensation	Cash (variable)	Rewards achievement of corporate results and individual performance for the most recently completed fiscal year and also serves as a differentiating recruiting tool and retention mechanism.

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HOLOGIC, INC. 2025 Proxy Statement
Fiscal 2024 Total Direct Compensation Elements in Detail
BASE SALARY
Base salary represents annual fixed compensation and is a standard element of compensation necessary to attract and retain talent. It is the minimum payment for a satisfactory level of individual performance as long as the executive remains employed with us. Base salary is set at the Committee’s discretion after taking into account the competitive landscape including the compensation practices of the companies in our selected peer groups (and, where appropriate, survey data from a broader index of comparable public companies), our business strategy, our short- and long-term performance goals and certain individual factors, such as position, salary history, individual performance and contribution, length of service with the Company and placement within the general base salary range offered to our NEOs.
The base salaries for our NEOs for fiscal 2024 were as follows:

	Base Salaries of NEOs(1)
NEO	FY2024 Salary	FY2023 Salary	Percentage Increase
Stephen P. MacMillan	$1,217,378	$1,176,211	3.5%
Karleen M. Oberton	$700,000	$650,000	7.7%
Essex D. Mitchell	$650,000	$420,000	55%
John M. Griffin	$650,000	$600,000	8.3%
Jan Verstreken	£615,000	£475,000	5.1%

(1)	Reflects base salaries set at the beginning of the fiscal year indicated; however, Mr. Mitchell’s fiscal 2024 base salary also reflects his January 1, 2024 increase.
Based on the Company’s financial performance in fiscal 2023, the Company increased base salaries of our NEOs by amounts ranging from 3.5% to 55%. Mr. MacMillan’s increase of 3.5% was consistent with the total 3.5% merit increase funding provided Company-wide and based on his leadership and contributions to strengthen the Company’s base businesses, expected future contributions and knowledge, and based on a comparative analysis of CEO compensation in our peer group and survey data. After considering individual performance, internal equity, competitive market data and retention, Ms. Oberton and Messrs. Griffin and Verstreken received base salary increases ranging from 5.1% to 8.3%. After adjusting Mr. Mitchell’s base salary at the beginning of fiscal 2024 by 7.1%, Mr. Mitchell’s base salary was subsequently adjusted effective January 1, 2024 to reflect his promotion to Chief Operating Officer and his increased responsibilities in such role, resulting in a total increase across fiscal 2024 of 55%.
The Committee believes that increases in executive salaries from time to time are essential to stay competitive in the market, retain top talent, and recognize the growing responsibilities and contributions of our leaders. If adjustments to base salary are warranted in the future, any such adjustments will be guided by the Committee’s belief that increases must align with market trends and organizational growth while incentivizing sustained performance and commitment.
SHORT-TERM INCENTIVE PLAN
How the STIP Works
The STIP provides our NEOs the opportunity to earn a performance-based cash bonus based on the achievement of a combination of financial and non-financial corporate, divisional and/or individual goals.
1.
Establish Payout Opportunities. Targeted payout levels are expressed as a percentage of base salary and established for each participant. An individual’s bonus components are determined by such individual’s title and/or role. Bonus payouts could range from 0% to 200% of targeted payout levels (e.g., the maximum bonus payout for an individual with a targeted payout level of 50% of annual base salary would be 100% of annual base salary).

2.
Determine Financial Objectives. The corporate financial goals under the 2024 STIP were focused on the achievement of adjusted revenue and adjusted EPS performance objectives (for definition of adjusted revenue and adjusted EPS, see Annex A).

3.
Set Individual Performance Objectives. The 2024 STIP also provides for the assessment of performance based upon the achievement of individual performance objectives, which for some NEOs included divisional performance objectives, all of which were approved by the Committee.

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HOLOGIC, INC. 2025 Proxy Statement
4.
Calculate Funding Levels. The overall funding level of the STIP is generally determined based upon the Company’s performance against the established targets. Funding of the STIP is contingent upon achieving the threshold level for at least one of the two corporate performance objectives. If neither corporate performance objective threshold is met, there is no payout under the STIP.

5.	Approve Individual Awards. Individual bonus awards for NEOs were calculated based upon the targeted payout levels and achievement of corporate financial and individual performance objectives.
Individual Bonus Opportunity Ranges(1)

*   For Mr. Mitchell, bonus is 100% of target
(1)	Expressed as a percentage of base salary
2024 Performance Objectives and Results
The Committee believed the financial performance components of the 2024 STIP were achievable, but appropriately challenging, based on market climate and internal budgeting and forecasting. The following table outlines the threshold, target and maximum financial performance objectives for the 2024 STIP, as well as the results achieved:

Why Adjusted Revenue and Adjusted EPS?
ADJUSTED REVENUE. The Committee believes that organic growth, that is, revenue growth excluding the impact of changes in foreign exchange rates and current-year acquisitions and other transactions, is an important measure of management’s achievements in operating the Company’s core businesses during the year. Accordingly, the Committee utilizes adjusted revenue as a performance measure in the STIP.

Adjusted revenue, which is intended to reflect organic growth, is calculated on a constant currency basis using budgeted foreign currency exchange rates and, pursuant to the terms of our STIP, is also adjusted (i) to remove the effect of acquisitions or dispositions (including the discontinuance of a product or product line other than in the ordinary course of business) that are completed during the reporting period that materially affect the Company’s consolidated revenue; and (ii) to exclude any acquisition-related accounting or other effects that are excluded in the calculation of adjusted EPS. Revenue and net income that are adjusted to exclude the impact of these events are non-GAAP measures.

For fiscal 2024, adjusted revenue was calculated on a constant currency basis, using the fiscal 2024 budgeted foreign currency exchange rates. A reconciliation of our non-GAAP adjusted revenue to our GAAP revenue is provided in Annex A to this proxy statement.

ADJUSTED EPS. This metric is used by management to evaluate our historical operating results and as a comparison to competitors’ operating results. The Committee agrees with this approach and uses this non-GAAP measure as a performance measure in the STIP.

Adjusted EPS is calculated as set forth in Annex A. This financial measure adjusts for specified items that are of a non-cash nature or can be highly variable or difficult to predict, as well as certain effects of acquisitions and dispositions that may not necessarily be indicative of operational performance. A reconciliation of our non-GAAP adjusted EPS to our GAAP EPS is provided in Annex A to this proxy statement.

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HOLOGIC, INC. 2025 Proxy Statement

How We Establish Adjusted Revenue and Adjusted EPS Goals
In setting the adjusted revenue and adjusted EPS goals for our 2024 STIP, the Committee considered the Company’s historical performance as well as the market climate and internal budgeting and forecasting. For the 2024 STIP, adjusted revenue at target represents approximately a slight 0.6% increase over fiscal 2023 adjusted revenue, while adjusted revenue at maximum represents approximately a 6.1% increase over prior year adjusted revenue. Adjusted EPS at target represents approximately a small 1.3% decrease compared to fiscal 2023 adjusted EPS, while adjusted EPS at maximum represents approximately an 11.1% increase compared to the prior year adjusted EPS. As the Committee sets STIP targets, it evaluates historical performance, the market climate and internal budgeting and forecasting and is conscious of decreasing COVID-19 testing revenue and the negative impact such decrease has on total Company revenue compared to fiscal years 2021, 2022 and 2023. Accordingly, as COVID-19 testing revenue was projected to continue to decrease in fiscal 2024, and in consideration of the divestiture of our SSI ultrasound imaging business which further decreased revenue in fiscal 2024 as compared to prior years, the Committee set challenging targets that focus on the performance and growth of the underlying base businesses.

2024 STIP Awards
For fiscal 2024, the Company’s adjusted revenue performance was 91% of target and adjusted EPS was 134% of target. With adjusted revenue weighted 60% and adjusted EPS weighted 40%, these performance results yield a payout at 109% of target. Individual bonus awards for NEOs were then calculated based on this overall funding level as well as the targeted payout levels and individual performance objectives for each NEO, as discussed in more detail below.
Individual performance objectives reflected the top priorities for our NEOs and were aligned with the top risks identified in our annual enterprise risk management process, including driving global growth, strengthening the pipeline for 2024 and beyond and succession planning and talent development.

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HOLOGIC, INC. 2025 Proxy Statement
MR. MACMILLAN, CHAIRMAN, PRESIDENT AND CHIEF EXECUTIVE OFFICER

Fiscal 2024 STIP Awards

Based on the Company’s financial performance as well as an assessment of Mr. MacMillan’s individual performance for fiscal 2024, Mr. MacMillan was awarded a total bonus amount of $1,990,413, which represents 109% of his overall target amount.

Performance Objectives and Outcomes
Mr. MacMillan’s individual performance objectives were designed to reward the achievement of the following goals:

Performance Goals	Fiscal 2024 Performance Outcomes
Accelerating global growth, including top- and bottom-line growth in core businesses.	•	Continued exceptional leadership through the post-pandemic environment.
	•	Delivered solid growth on top of exceptional growth in fiscal year 2023.
	•	Leveraged strength of business to focus on our role to globally help more women and elevate the profile of the Company.
Strengthening the product pipeline for 2026 and beyond by product launches and identifying strategic acquisitions or external technologies.	•	Continued to strengthen each of the base businesses, resulting in strong organic growth, excluding COVID-19 revenues, for each.
	•	Supported robust research and development investments to drive organic revenue growth.
	•	Continued thoughtful and dedicated capital allocation and M&A strategy, with the acquisition of Endomagnetics.
Fueling performance through talent-focused leadership, including focusing on succession planning and talent development by continuing to develop potential successors for key leadership positions.	•	Continued leadership development of potential successors and key management roles, and building an inclusive ethos which values diversity across the organization.
	•	Led seamless appointment of Chief Operating Officer to help drive organic growth in each of our businesses and continue our strong operational and financial performance.

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HOLOGIC, INC. 2025 Proxy Statement
MS. OBERTON, CHIEF FINANCIAL OFFICER

Fiscal 2024 STIP Awards

Based on the Company’s financial performance as well as an assessment of Ms. Oberton’s individual performance for fiscal 2024, Ms. Oberton was awarded a total bonus amount of $600,000, which represents 114% of her overall target amount.

Performance Objectives and Outcomes
Ms. Oberton’s individual performance objectives were designed to reward the achievement of the following goals:

Performance Goals	Fiscal 2024 Performance Outcomes

Driving global growth and accelerating recovery by providing strategic partnership to support Information Technology, supply chain, global services and network optimization, as well as optimizing tax efficiencies and mitigating the impact of global tax policy.
• Drove capital allocation strategy with continued share repurchases and acquisitions while maintaining a net leverage ratio under 2x-3x.
• Positioned Information Technology as a strategic partner in delivering business solutions.
• Delivered on fiscal 2024 global service initiatives measurement objectives.

Strengthening the product pipeline for 2026 and beyond by providing strategic partnership, insights and solutions for pipeline development and driving rigor in understanding of key assumptions with deal models and delivering financial support in realization.
• Supported robust research and development investments and scenarios for deal models.
• Delivered financial support to help realize cost synergies assumed in deal models and drive for upside.
• Supported Diagnostics in strategic decisions around Mobidiag.

Focusing on succession planning and talent development by increasing organizational talent and capabilities in Finance and Information Technology and identifying and developing potential successors for key financial leadership positions.
• Continued to develop internal candidates for key roles.
• Increased talent pipeline as measured by the increase in the number of potential successors for critical positions, including the hiring of a key international vice president role.

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HOLOGIC, INC. 2025 Proxy Statement
MR. MITCHELL, CHIEF OPERATING OFFICER

Fiscal 2024 STIP Awards

Based on the Company’s financial performance as well as an assessment of Mr. Mitchell’s individual performance for fiscal 2024, Mr. Mitchell was awarded a total bonus amount of $725,000, which represents 112% of his overall target amount.

Performance Objectives and Outcomes
Mr. Mitchell’s individual performance objectives were designed to reward the achievement of the following goals:

Performance Goals	Fiscal 2024 Performance Outcomes
Driving global growth, including top- and bottom-line growth in core businesses and delivering high-quality safe products.	• Delivered solid growth on top of exceptional growth in fiscal year 2023.
• Hired new head of Quality Assurance and drove focus on quality across the organization.
Strengthening the product pipeline for 2026 and beyond by product launches and identifying strategic acquisitions or external technologies.	• Hired new head of Corporate Strategy and Development to drive portfolio and product pipeline and pursue strategic acquisitions.
• Executed on Endomagnetics acquisition and Gynesonics opportunity.

Focusing on succession planning and talent development by hiring for key divisional leadership positions and developing talent and leadership capabilities at all levels with a focus on identifying successors for critical roles.
• Aligned talent and resources with division business needs.
• Filled open positions with speed and discipline.
• Identified and continued to develop potential successors.

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HOLOGIC, INC. 2025 Proxy Statement
MR. GRIFFIN, GENERAL COUNSEL

Fiscal 2024 STIP Awards

Based on the Company’s financial performance as well as an assessment of Mr. Griffin’s individual performance for fiscal 2024, Mr. Griffin was awarded a total bonus amount of $550,000, which represents 113% of his overall target amount.

Performance Objectives and Outcomes
Mr. Griffin’s individual performance objectives were designed to reward the achievement of the following goals:

Performance Goals	Fiscal 2024 Performance Outcomes
Driving global growth by aligning and allocating legal resources to support growth across all regions and franchises and supporting quality initiatives and regulatory compliance.	• The legal, business development and integration teams focused on the most important priorities to accelerate revenue growth.
• Drove quality awareness throughout the Company and provided advice and training on regulatory compliance.
Strengthening the product pipeline for 2026 and beyond by developing commercial teams for product launches and partnering with divisions and regions in executing acquisitions.	• Aligned intellectual property and other legal resources with product launch priorities.
• Executed acquisitions and technology deals with Business Development team.

Focusing on succession planning and talent development by developing potential successors, providing leadership growth opportunities and realigning internal functions to further departmental capabilities.
• Provided key experiences and refined development plans for potential successors.
• Refined development plans for all attorneys and professionals.

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HOLOGIC, INC. 2025 Proxy Statement
MR. VERSTREKEN, GROUP PRESIDENT, INTERNATIONAL

Fiscal 2024 STIP Awards

Based on the Company’s financial performance as well as an assessment of Mr. Verstreken’s individual performance for fiscal 2024, Mr. Verstreken was awarded a total bonus amount of $611,323, which represents 117% of his overall target amount.

Performance Objectives and Outcomes
Mr. Verstreken’s individual performance objectives were designed to reward the achievement of the following goals:

Performance Goals	Fiscal 2024 Performance Outcomes
Driving global growth by accelerating the growth of the International base businesses.	• Achieved growth targets with focus on core organic base business.
• Drove COVID-19/Multiplex use on existing Panther instruments.
Strengthening the pipeline for 2026 and beyond by executing on new product launches and developing new partnership with divisional strategy.	• Pursued both up and downstream prioritization, alignment and execution in each of the portfolios.
• Aligned International strategic development to stay closely connected to the Divisional Business Development activities.

Focusing on succession planning and talent development by identifying and growing near-and longer-term succession candidates for key leadership roles and providing coaching and experiences for key employees.
• Increased structure for succession planning efforts.
• Filled open positions with ambition and speed.

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HOLOGIC, INC. 2025 Proxy Statement
LONG-TERM EQUITY INCENTIVES
We believe long-term equity incentive compensation encourages NEOs to seek sustainable growth and value creation. We also use our long-term awards to attract and retain critical employee talent by providing a competitive market-based opportunity. To achieve these objectives, we award long-term incentives on an annual basis in the form of equity. For fiscal 2024, we structured our annual equity incentive awards as follows:

Performance Stock Units – FCF PSUs
One-half of the PSUs vest based on the Company’s adjusted FCF measured over a three-year performance period (the FCF PSUs). The FCF PSUs become earned based on the Company’s cumulative adjusted FCF performance. If the Company’s adjusted FCF performance is less than $2,100M, then no FCF PSUs will become earned. At the vesting date, the earned FCF PSU awards are settled in shares of common stock, unless settlement has been deferred pursuant to the Company’s Deferred Equity Plan. For details about our use of adjusted FCF as a performance measure, please see “Why Adjusted FCF, Adjusted ROIC and Relative TSR?” below. FCF PSUs also are subject to the terms and conditions set forth in the form of FCF Performance Stock Unit Award Agreement.
The following table outlines the threshold, minimum, target, 150% and maximum FCF goals for the FCF PSUs granted as fiscal 2024 long-term incentive awards (see “2024 Long-Term Annual Incentive Award Grants” below):

(1)	Calculated at the end of the three-year performance period.
(2)	Expressed as a percentage of target PSUs granted.
Vesting of FCF PSUs Granted in Fiscal 2021
The PSU awards granted in November 2020 (fiscal 2021) that became earned in November 2021 (fiscal 2022) vested in November 2023 (fiscal 2024). These FCF PSUs were subject to three-year service-based cliff vesting, with performance-based vesting contingent on the Company achieving adjusted FCF of $800 million. If adjusted FCF for the performance period was below $800 million, none of the PSUs would vest. Target adjusted FCF was $1,100 million and maximum adjusted FCF was $1,800 million. Actual adjusted FCF performance was $2,251 million for the fiscal 2021 performance period. Accordingly, these PSUs became earned and subsequently vested at 200% of target.

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HOLOGIC, INC. 2025 Proxy Statement
Vesting of FCF PSUs Granted in Fiscal 2022
The PSU awards granted in November 2021 (fiscal 2022) vested in November 2024 (fiscal 2024). These FCF PSUs were subject to three-year service-based cliff vesting, with performance-based vesting contingent on the Company achieving adjusted FCF of $2,000 million. If adjusted FCF for the performance period was below $2,000 million, none of the PSUs would vest. Target adjusted FCF was $2,800 million and maximum adjusted FCF was $5,000 million. Actual adjusted FCF performance was $3,822 million for the fiscal 2022 performance period. Accordingly, these PSUs became earned and subsequently vested at 146% of target.
Performance Stock Units - ROIC PSUs
One-fourth of the PSUs granted use adjusted ROIC as a metric and vest only if the Company achieves a pre-determined adjusted ROIC three-year average minimum threshold at the end of a three-year performance period (the ROIC PSUs). If the minimum adjusted ROIC threshold is not achieved, none of the ROIC PSUs granted for that performance period will vest and all will be forfeited. If the target adjusted ROIC goal is achieved, 100% of the ROIC PSUs granted will vest. The maximum payout for ROIC PSUs is limited to 200% of the target number of ROIC PSUs granted and is earned only if we achieve the maximum adjusted ROIC goal.
At the vesting date, earned ROIC PSU awards are settled in shares of our common stock, unless settlement has been deferred pursuant to the Company’s Deferred Equity Plan. For details about our use of adjusted ROIC as a performance measure, please see “Why Adjusted FCF, Adjusted ROIC and Relative TSR?” below. ROIC PSUs also are subject to the terms and conditions set forth in the form of ROIC Performance Stock Unit Award Agreement.
The following table outlines the threshold, minimum, target, 160% and maximum adjusted ROIC goals for the ROIC PSUs granted as fiscal 2024 long-term incentive awards (see “2024 Long-Term Annual Incentive Award Grants” below):

(1)	Calculated at the end of the three-year performance period.
(2)	Expressed as a percentage of target PSUs granted.
Vesting of ROIC PSUs Granted in Fiscal 2021
The ROIC PSU awards granted in November 2020 (fiscal 2021) that became earned in November 2021 (fiscal 2022) vested in November 2023 (fiscal 2024). These ROIC PSUs were subject to three-year service-based cliff vesting, with performance-based vesting contingent on the Company achieving an adjusted ROIC of 10% for the one-year performance period. If adjusted ROIC for the performance period was below 10%, none of the PSUs would vest. Target adjusted ROIC was 13% and maximum adjusted ROIC was 26%. Actual adjusted ROIC performance was 32.58% for the fiscal 2021 performance period. Accordingly, these PSUs became earned and subsequently vested at 200% of target.
Vesting of ROIC PSUs Granted in Fiscal 2022
The ROIC PSU awards granted in November 2021 (fiscal 2022) that vested in November 2024 (fiscal 2025). These ROIC PSUs were subject to three-year service-based cliff vesting, with performance-based vesting contingent on the Company achieving an average adjusted ROIC of 10% for the three-year performance period. If the adjusted ROIC was below 10%, none of the PSUs would vest. Target adjusted ROIC was 13% and maximum adjusted ROIC was 16%. Actual adjusted ROIC performance was 16.96% for the three-year performance period. Accordingly, these PSUs became earned and subsequently vested at 200% of target.

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HOLOGIC, INC. 2025 Proxy Statement
Performance Stock Units – TSR PSUs
An additional one-fourth of the PSUs vest based on the Company’s total stockholder return as compared to the total stockholder return of companies in the TSR PSU Peer Group, measured over a three-year performance period (the TSR PSUs). The TSR PSU awards vest at target and at 200% of target upon achievement of relative total stockholder return at the 50th and 95th percentile, respectively. If the Company’s relative total stockholder return is below the 25th percentile, then no TSR PSUs will vest. At the vesting date, earned PSU awards are settled in shares of common stock, unless settlement has been deferred pursuant to the Company’s Deferred Equity Plan.
For details about our use of relative TSR as a performance measure, please see “Why Adjusted FCF, Adjusted ROIC and Relative TSR?” below. TSR PSUs also are subject to the terms and conditions set forth in the form of TSR Performance Stock Unit Award Agreement.
The following table outlines the threshold, minimum, target, 150% and maximum goals for the TSR PSUs granted as fiscal 2024 long-term incentive awards (see “2024 Long-Term Annual Incentive Award Grants” below):

(1)	Calculated at the end of the three-year performance period.
(2)	Expressed as a percentage of target PSUs granted.
Vesting of TSR PSUs Granted in Fiscal 2021
The PSU awards granted in November 2020 (fiscal 2021) vested in November 2023 (fiscal 2024). These TSR PSUs were subject to a three-year cliff vesting period with vesting contingent on the Company achieving a relative total stockholder return at the 25th percentile or above. If relative total stockholder return for the performance period was below the 25th percentile, none of the PSUs would vest. Hologic’s total stockholder return for the three-year performance period was 15.72%, which put Hologic in the 50th percentile of the TSR PSU peer group. Accordingly, these PSUs vested at 100% of target.
Vesting of TSR PSUs Granted in Fiscal 2022
The PSU awards granted in November 2021 (fiscal 2022) vested in November 2024 (fiscal 2025). These TSR PSUs were subject to a three-year cliff vesting period with vesting contingent on the Company achieving a relative stockholder return at the 25th percentile or above. If relative total stockholder return for the performance period was below the 25th percentile, none of the PSUs would vest. Hologic’s total stockholder return for the three-year performance period was 3.83% which put Hologic in the 79th percentile of the TSR PSU peer group. Accordingly, these PSUs vested at 160% of target.

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HOLOGIC, INC. 2025 Proxy Statement
Summary of Performance of Fiscal 2021 and Fiscal 2022 PSUs
As reflected above, the overall performance of the Fiscal 2021 PSUs was 166% and Fiscal 2022 PSUs was 169%. The increase reflects the Company’s overall performance during the respective periods consistent with the Board’s and Compensation Committee’s philosophy to pay for performance.

Why Adjusted FCF, Adjusted ROIC and Relative TSR?

ADJUSTED FCF. The Committee introduced adjusted FCF as a performance metric in fiscal 2020 to measure the Company’s financial discipline and adjusted it in fiscal 2022 to measure performance over a cumulative three-year period.

In addition to being well-received and supported by our stockholders, the use of adjusted FCF:
✔	Promotes profitable growth with strong capital discipline
✔	Measures ability to generate cash to fund capital initiatives such as making acquisitions, repurchasing shares, expanding operations or paying down debt

Adjusted FCF is calculated by subtracting capital expenditures from our adjusted operating cash flow. A reconciliation of our net cash provided by operating activities to our non-GAAP adjusted FCF is provided in Annex A to this proxy statement.

ADJUSTED ROIC. The Committee introduced adjusted ROIC as a performance metric in fiscal 2014 to hold management accountable for generating greater returns on capital allocated. Investors have been supportive of the use of adjusted ROIC. Given the significant improvement in adjusted ROIC since its introduction as a performance metric, the Committee believes it is having the intended effect.

In addition to being well-received and supported by our stockholders, the use of adjusted ROIC:
✔	Creates an effective balance in our program of growth (our STIP focuses on adjusted revenue and adjusted EPS) and returns (our long-term incentives focus on ROIC)
✔	Holds management accountable for the efficient use of capital
✔	Links executive compensation to value creation

The key building blocks of our adjusted ROIC metric are: (1) adjusted net operating profit after tax (NOPAT), (2) average net debt, and (3) average stockholders’ equity. Adjusted ROIC is calculated as NOPAT/(average net debt + average stockholders’ equity).(1) Adjusted ROIC is a non-GAAP measure.

RELATIVE TSR. The Committee introduced relative TSR as a performance metric in fiscal 2017. In addition to being well-received and supported by our stockholders, use of relative TSR:
✔	Provides an external relative performance measure, which complements the internal absolute ROIC measure
✔	Links executive compensation directly to stockholder value creation

To calculate the Company’s relative TSR performance, the cumulative three-year TSR for Hologic and each of the companies in the TSR Peer Group is calculated and then Hologic’s discrete percentile rank is calculated. The TSR PSUs vest at target and at 200% of target upon achievement of relative TSR at the 50th and 95th percentile, respectively. If the Company’s relative TSR is below the 25th percentile, no TSR PSUs will vest and all will be forfeited.

(1)
NOPAT is calculated in a manner similar to the calculation of adjusted net income, as used for the calculation of adjusted EPS under our STIP as described in Annex A, except the impact to operating results from acquisitions and dispositions are not excluded, and non-operating income and expenses, such as interest expense, etc. are excluded. The NOPAT amounts are intended to match the amounts included in our publicly released Non-GAAP results. Average stockholders’ equity is the average of the beginning of the period and the end of the period stockholders’ equity; provided, however, that average stockholders’ equity is adjusted to exclude any charges for impairment of goodwill and intangible assets that occur after September 28, 2013. Average net debt is the average of the beginning of the period and the end of the period net debt which is the total book value of all debt outstanding less cash and cash equivalents.

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HOLOGIC, INC. 2025 Proxy Statement

How We Establish Adjusted FCF, Adjusted ROIC and Relative TSR Goals

ADJUSTED FCF. In setting adjusted FCF goals for the FCF PSUs, the Committee considered the Company’s budgeted and actual adjusted FCF performance over the past three years. Considering the Company’s past and anticipated performance, for fiscal 2024 FCF PSU grants, the Committee established a three-year cumulative adjusted FCF target of $2,900 million (maintaining the same target as the 2023 FCF PSUs) while setting a threshold of $2,100 million and maximum of $3,500 million. The performance goals continue to motivate senior management to promote both short- and long-term profitable growth with strong capital discipline, which prioritizes sustainable value creation. The Committee has also considered the continued annual roll-off of the Company’s COVID-19 testing related revenue.

ADJUSTED ROIC. In setting adjusted ROIC goals for the ROIC PSUs, the Committee considered past performance as well as future opportunities for efficiencies. Considering the Company’s past and anticipated financial performance while remaining sensitive to our fiscal 2024 through 2026 M&A analysis, for the fiscal 2024 ROIC PSU grants, the Committee determined to maintain the minimum threshold (10%), target (13%) and maximum (16%) levels as used for the 2023 ROIC PSU grants. In setting the adjusted ROIC goals, the Committee continues to view the goals as challenging as it looks to create a balance between focusing management on a forward looking, disciplined approach to capital investment to optimize stockholder return, while also not disincentivizing management to pursue acquisitions, particularly of innovative companies that can materially drive longer-term future growth. The Committee recognizes that continued excellence in strategy execution is necessary to meet the established standard.

RELATIVE TSR. In implementing and setting the relative TSR goals for the TSR PSUs, the Committee considered market practice as well as the Company’s focus on driving stockholder value. The TSR PSUs granted as fiscal 2024 long-term incentive awards vest at target upon achievement of relative TSR at the 50th percentile of a custom TSR Peer Group. If the Company’s relative TSR is below the 25th percentile, then no TSR PSUs will vest, and all will be forfeited. The Company considered utilizing the 75th percentile of TSR as the requirement for the maximum 200% payout, as many companies do, but determined to continue using the more challenging 95th percentile as the threshold for maximum payout. The Company also utilizes a payout cap at 100% for negative TSR performance that otherwise warrants above-target funding.

Stock Options
Stock options vest in four equal annual installments, becoming fully vested on the fourth anniversary of the grant date. Stock options have a 10-year term and are subject to the terms and conditions set forth in the form of Stock Option Award Agreement. The Committee believes stock options are inherently performance-based because the exercise price is equal to the market value of the underlying stock on the date the option is granted, and therefore the stock option has value to the holder only if the market value of the common stock of the Company appreciates over time. Thus, stock options are intended to provide equity compensation to our employees, including our NEOs, while simultaneously creating value for our stockholders.
Restricted Stock Units
RSUs vest in three equal annual installments, becoming fully vested on the third anniversary of the grant date. Only vested RSUs can be exchanged for shares of Hologic common stock. RSUs also are subject to the terms and conditions set forth in the form of Restricted Stock Unit Award Agreement. The Committee grants RSUs to reflect competitive practices and to promote retention by providing a level of value to recipients based on the price of our common stock at any point in time. In addition to their strong retention value, we believe that RSUs support an ownership mentality, encouraging our employees, including our NEOs, to act in a manner consistent with the long-term interests of the Company and our stockholders.
2024 Long-Term Annual Incentive Award Grants
The annual long-term incentive awards granted to our NEOs in November of 2023 (fiscal 2024) as compared to awards for fiscal 2023 are as follows:

NEO	FY2024 Award Value(1) ($)	FY2023 Award Value(1) ($)	Change (%)
Stephen P. MacMillan	11,750,000	11,000,000	6.8%
Karleen M. Oberton	2,500,000	2,250,000	11.1%
Essex D. Mitchell	2,500,000	1,200,000	108.3%
John M. Griffin	2,000,000	1,800,000	11.1%
Jan Verstreken	2,000,000	2,000,000	0%
(1)
The award values in this table differ slightly from the grant date fair values of the awards reported in the Summary Compensation Table and the Grants of Plan-Based Awards Table. The award values in this table are the values awarded by the Committee while the grant date fair value of each award reported in the Summary Compensation Table and the Grants of Plan-Based Awards Table is the award value for accounting purposes.

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HOLOGIC, INC. 2025 Proxy Statement
The Committee increased Mr. MacMillan’s grant for fiscal 2024 in light of his continued exceptional leadership through evolving times with each base business delivering double-digit growth excluding COVID-19 revenue and leveraging the strength of the business to focus on the Company’s role to globally help more women and elevate the profile of the Company. The increase in value of Ms. Oberton’s fiscal 2024 long-term incentive award grant as compared to her fiscal 2023 award was due to her strong performance and leadership, including driving a capital allocation strategy that supports share repurchases and acquisitions as well as to acknowledge the competitive position of her total direct compensation for the year. Mr. Mitchell’s increase was driven by the strong performance of the business and his substantial growth potential. For Mr. Griffin, the increase was based on strong leadership and support of priorities to accelerate revenue growth across the Company.
2025 Long-Term Annual Incentive Award Grants
For the annual long-term incentive awards granted to our NEOs in November of 2024 (fiscal 2025), the grants increased by approximately 7.2% for Mr. MacMillan, 20% for Ms. Oberton, and 40% for Mr. Mitchell, with no change for the grants to Mr. Griffin and Mr. Verstreken. These grants align with performance as well as acknowledge the competitive position of the individual’s total direct compensation for the year. For Ms. Oberton, the increase in grant value recognizes her continued strong leadership across the Company and an awareness of an overall competitive talent market. For Mr. Mitchell, the increase in grant value recognizes his support of priorities across the organization, strong performance and leadership in his new role and continued growth potential, along with an awareness of an overall competitive talent market. The Compensation Committee works with its independent compensation consultant to set challenging long-term incentive award targets, taking into account Company and industry outlook, historical and projected performance for the Company to promote both short- and long-term profitable growth with strong capital discipline, while not disincentivizing management to pursue acquisitions. More recently, the Committee has also considered the negative impact on total Company revenue compared to fiscal year 2021 and 2022 from the continued roll-off of the Company’s COVID-19 testing-related revenue.
DEFERRED COMPENSATION
Deferred Compensation Program Contributions
The Company’s Non-Qualified Deferred Compensation Plan (the DCP) provides our NEOs with non-qualified retirement benefits in excess of what may be provided under our 401(k) Savings and Investment Plan and tax code limitations. The Committee considers the DCP Company contribution in the context of total compensation and views the contribution both as a tool to help close a competitive market gap when evaluating the total value of annual compensation and as a retention mechanism. Mr. Verstreken is not eligible to participate in the DCP because he is located outside of the United States.
The DCP allows US-based NEOs to contribute up to 75% of their base salary and 100% of their annual bonus to a supplemental retirement account. In addition, the Company has the ability to make annual contributions to the DCP. Each DCP contribution the Company makes on behalf of our NEOs is subject to a three-year vesting schedule, such that one-third of each contribution vests annually and each contribution is fully vested three years after the contribution is made. In addition, Company contributions become fully vested upon: (i) death, disability or a change of control; (ii) retirement after the attainment of certain age and/or service milestones; or (iii) as otherwise provided by the Committee in its sole discretion. The DCP Company contributions granted to our NEOs in November 2024 (fiscal 2025) and November 2023 (fiscal 2024) are set forth below:

	DCP Company Contribution
NEO	November 2024 (fiscal 2025) ($)	November 2023 (fiscal 2024) ($)
Stephen P. MacMillan	272,500	327,500
Karleen M. Oberton	155,000	183,400
Essex D. Mitchell	155,000	150,650
John M. Griffin	155,000	183,400
Jan Verstreken	—	—

The overall funding of the Company’s contributions to the DCP is based on the applicable STIP funding factor, with the amount of the Company DCP contribution to each individual based upon role/job level target values with differentiation for individual performance.
Each of our NEOs who participate in the DCP, with the exception of Mr. Mitchell, received decreased DCP contributions for fiscal 2025 based on the lower STIP funding factor for fiscal 2024 compared to fiscal 2023.

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HOLOGIC, INC. 2025 Proxy Statement
Deferred Equity Plan
The Hologic, Inc. Deferred Equity Plan, as amended (the DEP) is designed to allow US-based executives and non-employee directors to accumulate Hologic stock in a tax-efficient manner and assist them in meeting their long-term equity accumulation goals and stock ownership guidelines. Participants may elect to defer the settlement of RSUs and PSUs granted under the Amended and Restated 2008 Equity Incentive Plan until separation from service or separation from service plus a fixed number of years. Participants may defer settlement by vesting tranche. Although the equity will vest on schedule, if deferral of settlement is elected, no shares will be issued until the settlement date. The settlement date will be the earlier of death, disability, change in control or separation from service/separation from service plus number of years elected.
Other Compensation
RETIREMENT BENEFITS
The Committee maintains retirement benefits to help the Company attract and retain the most highly talented senior executives. Over the years, the Committee has modified these programs to ensure competitive alignment with an evolving market. We believe the overall value of our retirement program is consistent with our industry peers.
401(K) SAVINGS AND INVESTMENT PLAN
The Company sponsors a 401(k) Savings and Investment Plan, which is a qualified retirement plan offered to all eligible employees, including our U.S. NEOs. The Plan allows participants to elect to defer a portion of their compensation on a pre-tax basis and/or Roth basis, up to the limits imposed by the Internal Revenue Code of 1986, as amended (the “Code”). In 2024, which includes the first three months of the Company’s fiscal 2025, the Company matched 100% of the first 3% and 50% of the next 2% of each participant’s deferrals, up to an amount equal to 4% of the first $345,000 earned by a participant.
SWISS GROUP RETIREMENT PLAN
The Company operates a Swiss Group Personal Pension Plan for employees in Switzerland, including Mr. Verstreken. The plan is a defined contribution scheme with Company and employee contributions, subject to annual limits and pension regulations as amended from time to time. In 2024, which includes the first three months of the Company’s fiscal 2025, the total contribution per annum is 20% of eligible salary (base salary and bonus up to a cap of 882,000 CHF), funded 60% by the Company and 40% by the employee, deducted from pre-tax eligible salary.
EQUITY RETIREMENT PROVISION
Equity compensation awards provide for retirement vesting benefits if the retiree is either (i) 65 years of age or older or (ii) 55 years of age or older with 10 years of continuous service with the Company, so long as such awards have been outstanding for at least 90 days prior to such retirement. Outstanding RSUs and stock options continue to vest on their original vesting schedule following retirement. Outstanding PSUs vest on their original vesting date following the end of the performance period based on actual performance during the performance period (assuming at least threshold performance is achieved). If threshold performance is not achieved during the applicable performance period, no PSUs will vest.
OTHER BENEFITS AND PERQUISITES
Our NEOs also generally participate in other benefit plans on the same terms as all of our other employees. These plans include our employee stock purchase plan (ESPP), medical and dental insurance, life insurance, short- and long-term disability insurance programs, as well as customary vacation, leave of absence and other similar policies. We also provide limited perquisites and personal benefits based on considerations unique to each NEO position. During fiscal 2024, we provided (i) each of the NEOs with an automobile allowance, (ii) housing allowance to Mr. Verstreken, as well as to other non-NEO employees and (iii) where occasionally appropriate spousal or companion travel on business trips (with required approval). In addition, Mr. MacMillan has access to private air transportation for business purposes and limited personal use. The personal use (excluding in connection with attending the Company’s annual salesforce reward trip) is subject to a maximum aggregate incremental cost to the Company of $150,000 per fiscal year. The transportation perquisites are intended to provide for the security and safety of our executives as well as to allow additional time to devote to Hologic business. The Committee believes these perquisites are reasonable and consistent with the overall compensation program, contribute to executive recruitment and retention, and are consistent with market practice. From time to time, the Company also allows its employees, including NEOs, the personal use of tickets for sporting and cultural events previously acquired by the Company for business entertainment purposes or acquired in connection with corporate sponsorships. There is no incremental cost to the Company for the use of such tickets, and therefore, such items are not reflected in the compensation of our NEOs in the “Summary Compensation Table” below. The values of all perquisites and other personal benefits provided to our NEOs are included in the “All Other Compensation” column of the Summary Compensation Table on page 77.

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HOLOGIC, INC. 2025 Proxy Statement
Our Decision-Making Process
The Compensation Committee oversees the compensation and benefits programs for our NEOs. The Committee is comprised solely of independent, non-employee members of the Board of Directors. The Committee works very closely with its independent compensation consultant and management to ensure that our Company’s executive compensation program is appropriately aligned with our business strategy and is achieving the desired objectives. We also take into account feedback received from our stockholders. Details of the Committee’s authority and responsibilities are specified in the Committee’s charter, which may be accessed through investors.hologic.com.
THE ROLE OF THE COMMITTEE
The Committee seeks to ensure that the links between our executive compensation program and our business goals are responsible, appropriate and strongly aligned with stockholder interests. The Committee annually determines the compensation levels of our NEOs by considering several factors, including:
•	Each NEO’s role and responsibilities
•	How the NEO is performing those responsibilities
•	Our historical and anticipated future financial performance
•	Compensation practices of the companies in our peer groups(s)
•	Survey data from a broader group of comparable public companies (where appropriate)
THE ROLE OF MANAGEMENT
During fiscal 2024, Mr. MacMillan reviewed the performance and compensation of the NEOs, other than himself, and made recommendations as to their compensation to the Committee. No executive officer participates in the deliberations of the Committee regarding his or her own compensation.
THE ROLE OF THE INDEPENDENT COMPENSATION CONSULTANT
The Committee retained Pearl Meyer & Partners, LLC (Pearl Meyer) to serve as its executive compensation consultant for fiscal 2024. Pearl Meyer did not perform any services for us other than as directed by the Committee.
During fiscal 2024, Pearl Meyer advised the Committee on a variety of subjects such as compensation plan design and trends, pay for performance analytics, benchmarking norms, and other such related matters. Pearl Meyer also conducted a risk assessment of our executive compensation practices for fiscal 2024, as described in the “Risk” section on page 13. Pearl Meyer reports directly to the Committee, participates in meetings as requested and communicates with the Committee Chair between meetings as necessary.
Prior to engaging Pearl Meyer, the Committee reviewed the firm’s qualifications as well as its independence and any potential conflicts of interest and determined there were none. The Committee has the sole authority to modify or approve Pearl Meyer’s compensation, determine the nature and scope of its services, evaluate its performance, and terminate the engagement and hire a replacement or additional consultant at any time.
PEER GROUP
The Committee compares our executive compensation program to a group of companies that are comparable in terms of size and industry (the Primary Peer Group). The overall purpose of this peer group is to provide a market frame of reference for evaluating our compensation arrangements (current or proposed), understanding compensation trends among comparable companies, and reviewing other compensation and governance-related topics that may arise during the course of the year.

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HOLOGIC, INC. 2025 Proxy Statement
Following the 2023 review of our Primary Peer Group in March 2023, the Committee did not make any changes to the Primary Peer Group used for setting target compensation levels for the NEOs for fiscal 2024. Our Primary Peer Group used for setting target compensation levels for the NEOs for fiscal 2024 is as follows:
2024 Primary Peer Group Composition

Agilent Technologies, Inc.	IDEXX Laboratories, Inc.	Steris Plc
Baxter International Inc.	Illumina, Inc.	Teleflex Incorporated
Boston Scientific Corporation	Intuitive Surgical, Inc.	The Cooper Companies, Inc.
DENTSPLY Sirona, Inc.	ResMed, Inc.	Waters Corporation
Edwards Lifesciences Corp.	Revvity, Inc.	Zimmer Biomet Holdings, Inc.

Peer Group Data(1)

	Revenue ($M)	Enterprise Value ($M)
50th Percentile	$4,800	$35,200
Hologic	$4,900	$20,600
Hologic Rank	55th	20th

(1)	Data as available January 2023.
Each year, Pearl Meyer conducts and presents to the Committee an executive compensation competitive assessment to assist the Committee in assessing whether executive target pay levels by element and in the aggregate are competitive in the marketplace. For fiscal 2024, the target annual TDC opportunities, comprised of base salary, target annual STIP, annual long-term incentive awards and deferred compensation contributions, for all the NEOs were determined to be within a competitive range of the market, with positioning by individuals varying based on tenure, performance, experience and internal equity.
Changes to the Primary Peer Group
Pearl Meyer and the Committee review our Primary Peer Group annually for appropriateness based on a variety of factors including: similarities in revenue levels and size of market capitalization and enterprise value, similarities to the industries in which we operate, the overlapping labor market for top management talent, our status as a publicly traded, U.S.-based, non-subsidiary company, and various other characteristics. The Company uses enterprise value in addition to market capitalization for comparative purposes because of its capital structure. Following the 2024 review of our Primary Peer Group in March 2024, the Committee did not make any changes to the Primary Peer Group used for setting target compensation levels for the NEOs for fiscal 2025.
Supplemental Practices Peer Group
Pearl Meyer also developed a Supplemental Practices Peer Group of larger companies to serve as a reference point in understanding design characteristics of compensation programs at larger companies. The group was not used to set compensation levels for the NEOs. The group consists of both direct product competitors and recent sources of executive talent. Below is the Supplemental Practices Peer Group which the Company referenced while assessing overall compensation design for fiscal 2024 compensation.

Abbott Laboratories	Johnson & Johnson	Stryker Corporation
Becton, Dickinson and Company	Medtronic plc	Thermo Fisher Scientific Inc.

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HOLOGIC, INC. 2025 Proxy Statement
TSR Peer Group
The Company uses a custom TSR Peer Group comprised of select companies from the Company investor relations performance benchmarking group and the executive compensation Peer Groups discussed above. The TSR Peer Group is approved by the Compensation Committee each year at the time the TSR PSU awards are granted. Companies which are acquired or otherwise delisted during the performance period are excluded from the final calculation. The TSR Peer Group reflects organizations from both our Primary Peer Group as well as our internal investor relations comparator group. Collectively, we believe this larger set of companies provides strong comparisons from a people, product and investor perspective. Moreover, this larger set of companies in the TSR Peer Group helps mitigate the impact of market consolidation by way of corporate actions such as acquisitions and divestitures. For the fiscal 2024 TSR PSU awards, the following companies were set as the TSR Peer Group:
2024 TSR Peer Group Composition

Abbott Laboratories	IDEXX Laboratories, Inc.	ResMed Inc.
Agilent Technologies, Inc.	Illumina, Inc.	Revvity, Inc.
Baxter International Inc.	Integra LifeSciences Holdings Corp	STERIS plc
Becton, Dickinson and Company	Intuitive Surgical, Inc.	Stryker Corporation
Boston Scientific Corporation	Laboratory Corp. of America Holdings	The Cooper Companies, Inc.
Bruker Corporation	Mettler-Toledo International Inc.	Thermo Fisher Scientific Inc.
DENTSPLY SIRONA Inc.	Qiagen NV	Waters Corporation
DexCom, Inc.	Quest Diagnostics Inc.	Zimmer Biomet Holdings, Inc.
Edwards Lifesciences Corp.

Additional Compensation Practices, Policies & Guidelines
OUR POSITION ON EMPLOYMENT, CHANGE OF CONTROL AND SEVERANCE AGREEMENTS
Our ability to build the exceptional leadership team in place today was due in large part to our having a full complement of compensation tools available to us and the flexibility to use them. This includes the ability to leverage employment, change of control and severance agreements.
The Committee believes that together, our employment, change of control and severance agreements, which are guided by our compensation philosophy and governance practices and policies (e.g., double-trigger change of control provisions, no tax gross-ups), are well aligned with those of our peers. More importantly, they foster stability within senior management by helping our executives maintain continued focus and dedication to their responsibilities to maximize stockholder value, including in the event of a transaction that could result in a change in control of our Company.
The Committee believes that providing change of control and severance benefits eliminates, or at least reduces, any reluctance of senior management to pursue potential change of control transactions that may be in the best interests of stockholders.
We also understand the concern of our stockholders regarding severance arrangements, and in 2015, the Committee adopted a Policy on Executive Severance Agreements. This policy limits severance benefits under any new severance or employment agreements entered into with executive officers to 2.99 times the sum of the executive officer’s base salary and non-equity incentive plan payment or other annual non-equity bonus or award; any benefits in excess of this amount must be ratified by stockholders. For purposes of this policy “severance benefits” do not include the value of accelerated vesting of any outstanding equity awards or payments under the Company’s retirement and deferred compensation plans. Details about the specific arrangements made with our NEOs are set forth on pages 87 and 88.
EXECUTIVE STOCK OWNERSHIP GUIDELINES
Our Board believes that our directors and officers should hold a meaningful financial stake in the Company in order to further align their interests with those of our stockholders, and the Company increased the stock ownership guidelines for our executives, other than our CEO, in December 2024. Our CEO is expected to achieve equity ownership in the Company with a value of five times his then current base salary and each of our other NEOs and executive officers is expected to achieve equity ownership in the Company with a value of three times his or her then current base salary, within five years of becoming subject to the guidelines or an increase in the ownership guideline. Only shares of stock issued and outstanding (or vested and deferred under our deferred equity plan) are credited towards the ownership goals. No unvested RSUs or

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HOLOGIC, INC. 2025 Proxy Statement
PSUs or outstanding stock options (regardless of whether or not vested) are credited towards the ownership goals. All of our NEOs who have been subject to the guidelines for five years have achieved ownership in excess of the guideline. Information about ownership guidelines for our non-employee directors can be found in the “Director Compensation” section on page 35 of this proxy statement.

Incentivized to Drive Stockholder Value

Mr. MacMillan is invested in Hologic. Literally. Under our stock ownership guidelines, he is expected to achieve equity ownership in the Company with a value of five times his base salary. As of the end of calendar year 2024, he owned equity (including shares vested but deferred, but not including any unvested equity), in the Company with a value of over 140 times his fiscal 2024 base salary, making him one of our 25 largest stockholders. Mr. MacMillan purchased approximately 11% of these shares in the open market. As evidenced by his substantial ownership of Hologic shares, Mr. MacMillan’s interests are well-aligned with those of our stockholders.

Compensation Recoupment Policy
We have a compensation recoupment, or clawback, policy, which was recently updated to comply with Nasdaq listing standards implementing Exchange Act Rule 10D-1. The clawback policy includes mandatory recoupment of excess incentive-based compensation received by a covered executive (including the NEOs) on or after October 2, 2023 in the event of a restatement of the Company’s financial statements due to material non-compliance with any financial reporting requirement under federal securities laws, as required by Exchange Act Rule 10D-1. In addition, if our Board determines that a senior executive (including the NEOs) engages in fraud or willful misconduct that results in such a restatement, then the Board may review all incentive compensation – both incentive cash/bonus awards and all forms of equity-based compensation – awarded to or earned by that officer on the basis of performance or time during the fiscal periods materially affected by the restatement. If, in the view of our Board, the incentive compensation would have been lower if it had been based on the restated financial results, the Board may, to the extent permitted by applicable law, seek recoupment from that officer of any portion of such incentive compensation as it deems appropriate after a review of all relevant facts and circumstances. Any recoupment under this policy may be in addition to, and shall not otherwise limit, any other remedies that may be available to the Company under applicable law, including disciplinary actions up to and including termination of employment.
Insider Trading Policy and Hedging and Pledging Policy
We have adopted insider trading policies and procedures governing the purchase, sale and other transactions in Company securities by the Company’s directors, officers, and employees, and other covered persons, as well as the Company itself, that we believe are reasonably designed to promote compliance with insider trading laws, rules and regulations and applicable exchange listing standards.
Our Insider Trading Policy prohibits employees and directors of the Company from engaging in hedging or similar arrangements with respect to the Company’s securities, including, without limitation, short sales and buying or selling puts, calls or other derivative securities (except for stock options granted by the Company). Pursuant to the Insider Trading Policy, employees and directors are also prohibited from holding Company securities in a margin account or otherwise pledging Company securities as collateral for a loan.
Timing of Equity Grants
Annual equity awards, including stock options, are granted during an open trading window following the Company’s annual earnings release. For new hires, equity awards, including stock options, are typically granted on the first of the month following their hire. Under the ESPP, eligible employees, including the NEOs, may purchase shares at a discount, with purchase dates generally in June and December using payroll deductions accumulated during the prior six-month period.
The Committee does not take material nonpublic information into account when determining the timing and terms of equity awards, including stock options, and the Company does not time the disclosure of material nonpublic information for the purpose of affecting the value of executive compensation. During fiscal 2024, no stock options were granted to the NEOs in the period beginning four business days before and ending one business day after the filing or furnishing of any Form 10-Q, Form 10-K or Form 8-K that disclosed material nonpublic information.

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HOLOGIC, INC. 2025 Proxy Statement
Tax and Accounting Considerations
The Committee considers tax and accounting implications in determining all elements of our compensation plans, programs and arrangements, although they are not the only factors considered. In some cases, other important considerations may outweigh tax or accounting considerations and the Committee maintains the flexibility to compensate its officers in accordance with the Company’s compensation philosophy.
Section 162(m) of the Code, generally limits the deductibility of compensation to $1 million per year for certain named executive officers of the Company, except that historically Section 162(m) provided for an exemption for compensation that qualified as “performance-based compensation.” In the past, several elements of our named executive officers’ compensation were intended to be deductible under Section 162(m) as performance-based compensation. The Tax Cuts and Jobs Act of 2017 repealed the exemption from the Section 162(m) deduction limit for performance-based compensation, effective for taxable years beginning after December 31, 2017. As a result, we expect that compensation paid to our named executive officers in excess of $1 million generally will not be deductible.

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HOLOGIC, INC. 2025 Proxy Statement
Executive Compensation Tables
Summary Compensation Table
The following table presents information regarding compensation of each of the NEOs for services rendered during the fiscal years indicated. A description of our compensation policies and practices as well as a description of the components of compensation payable to our NEOs is included above under “Compensation Discussion and Analysis.”

Name and Principal Position(1)	Year	Salary ($)	Bonus ($)	Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	All Other Compensation ($)	Total ($)
Stephen P. MacMillan Chairman, President and Chief Executive Officer	2024	1,212,628	—	9,141,468	2,937,477	1,990,413	537,275(5)	15,819,261
	2023	1,175,341	—	8,685,571	2,749,981	2,311,254	632,885	15,555,032
	2022	1,130,236	—	7,600,629	2,499,983	2,544,687	560,097	14,335,632
Karleen M. Oberton Chief Financial Officer	2024	694,231	—	1,944,766	624,995	600,000	226,446(6)	4,090,438
	2023	649,038	—	1,776,403	562,491	665,000	281,688	3,934,620
	2022	599,038	—	1,520,068	499,988	675,000	303,525	3,597,619
Essex D. Mitchell Chief Operating Officer(7)	2024	592,692	—	1,944,766	624,995	725,000	196,272(8)	4,083,725
	2023	419,615	—	947,304	299,989	360,000	145,678	2,172,586
John M. Griffin General Counsel	2024	644,231	—	1,555,966	499,996	550,000	223,858(9)	3,474,051
	2023	599,231	—	1,421,191	449,983	610,000	260,706	3,341,111
	2022	559,423	—	1,329,979	437,487	630,000	285,200	3,242,089
Jan Verstreken Group President, International(10)	2024	693,399	—	1,555,966	499,996	611,323	225,211(11)	3,585,895
	2023	639,388	—	1,578,997	499,989	645,706	159,904	3,523,984
	2022	581,806	—	1,139,960	374,986	602,473	54,194	2,753,419

(1)	Reflects position on September 28, 2024, the last day of fiscal 2024.
(2)
The amounts included in the “Stock Awards” column represent the aggregate grant date fair value of RSUs, PSUs subject to free cash flow (FCF) goals (FCF PSUs), PSUs subject to ROIC goals (ROIC PSUs) and PSUs subject to relative total shareholder return (TSR) goals (TSR PSUs) granted during the respective fiscal years. These values have been determined as of the grant date under GAAP based on the assumptions described in Note 12 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended September 28, 2024. The RSUs vest annually in equal installments over a required service period, and the PSUs cliff-vest at the end of a three-year period provided the pre-determined performance metrics are achieved (adjusted FCF, adjusted ROIC or relative TSR, as applicable). For the PSUs, the grant date fair value is based on our estimate of the probable outcome of the performance conditions applicable to each PSU award. Assuming the achievement of the highest level of performance conditions with respect to these PSUs (200% of target for the FCF PSUs, ROIC PSUs and TSR PSUs), the maximum possible value of the FCF, ROIC and TSR PSUs, respectively, granted to our NEOs in fiscal 2024 are: Mr. MacMillan: $5.9 million, $2.9 million and $2.9 million; Ms. Oberton: $1.2 million, $624,871 and $624,871; Mr. Mitchell: $1.2 million, $624,871, and $624,871; Mr. Griffin: $999,966, $499,983 and $499,983; and Mr. Verstreken: $999,966, $499,983 and $499,983.

(3)
The amount included in the “Options Awards” column represents the grant date fair value of all stock options granted during the respective fiscal year. These stock options vest annually in equal installments over a required service period of four years and have a 10-year term. The values have been determined as of the grant date under GAAP based on the assumptions described in Note 12 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended September 28, 2024.

(4)
Represents cash payments under the STIP. Bonuses paid under the 2024, 2023 and 2022 STIP were based on a combination of Company and individual performance factors for the applicable fiscal year. For more information, see “Fiscal 2024 Total Direct Compensation Elements in Detail-Short-Term Incentive Plan” on page 57.

(5)
The amount represents (i) the Company’s contributions to the DCP in the amount of $327,500; (ii) the Company’s matching contributions under our 401(k) Savings and Investment Plan of $13,800; (iii) value of Mr. MacMillan’s personal use of a leased automobile provided by the Company of $32,867; (iv) reimbursement and payment of expenses related to the Company’s annual salesforce reward trip of $96,722; (v) tax reimbursements of $8,227 related to the Company’s annual salesforce reward trip; and (vi) $58,159 attributable to the personal use of private aircraft, net of all standard industry fare level (SIFL) reimbursements paid by Mr. MacMillan.

(6)
The amount represents (i) the Company’s contributions to the DCP in the amount of $183,400; (ii) the Company’s matching contributions under our 401(k) Savings and Investment Plan of $14,129; (iii) an automobile allowance of $7,800; (iv) reimbursement of expenses related to the Company’s annual salesforce reward trip of $14,919; and (v) tax reimbursements of $6,198 related to the Company’s annual salesforce reward trip.

(7)	Mr. Mitchell first became an NEO in fiscal year 2023.

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HOLOGIC, INC. 2025 Proxy Statement
(8)
The amount represents (i) the Company’s contributions to the DCP in the amount of $150,650; (ii) the Company’s matching contributions under our 401(k) Savings and Investment Plan of $13,800; (iii) an automobile allowance of $6,850; (iv) reimbursement of expenses related to the Company’s annual salesforce reward trip of $17,171; and (v) tax reimbursements of $7,801 related to the Company’s annual salesforce reward trip.

(9)
The amount represents (i) the Company’s contributions to the DCP in the amount of $183,400; (ii) the Company’s matching contributions under our 401(k) Savings and Investment Plan of $13,800; (iii) an automobile allowance of $6,000; (iv) reimbursement of expenses related to the Company’s annual salesforce reward trip of $14,595; and (v) tax reimbursements of $6,063 related to the Company’s annual salesforce reward trip.

(10)	The Company converted Mr. Verstreken's compensation in Swiss Franc to US Dollar using the average exchange rate for the fiscal year.
(11)
The amount represents (i) the Company’s housing allowance in the amount of $36,679; (ii) an automobile allowance of $22,008; and (iii) the Company’s contribution to Mr. Verstreken’s executive Swiss pension plan of $166,524.

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HOLOGIC, INC. 2025 Proxy Statement
Grants of Plan-Based Awards

			Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)(3)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(4)
Name	Grant Date	Approval Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Stephen P. MacMillan			909,471	1,818,942	3,637,884
	11/14/2023	11/6/2023							40,832			2,937,454
	11/14/2023	11/6/2023								117,829	71.94	2,937,477
	11/14/2023	11/6/2023				20,416	40,832	81,664				2,937,454
	11/14/2023	11/6/2023				10,208	20,416	40,832				1,468,727
	11/14/2023	11/6/2023				10,208	20,416	40,832				1,797,833
Karleen M. Oberton			260,337	520,673	1,041,346
	11/14/2023	11/6/2023							8,687			624,943
	11/14/2023	11/6/2023								25,070	71.94	624,995
	11/14/2023	11/6/2023				4,343	8,687	17,374				624,943
	11/14/2023	11/6/2023				2,171	4,343	8,686				312,435
	11/14/2023	11/6/2023				2,171	4,343	8,686				382,445
Essex D. Mitchell			296,346	592,692	1,185,384
	11/14/2023	11/6/2023							8,687			624,943
	11/14/2023	11/6/2023								25,070	71.94	624,995
	11/14/2023	11/6/2023				4,343	8,687	17,374				624,943
	11/14/2023	11/6/2023				2,171	4,343	8,686				312,435
	11/14/2023	11/6/2023				2,171	4,343	8,686				382,445
John M. Griffin			241,587	483,173	966,346
	11/14/2023	11/6/2023							6,950			499,983
	11/14/2023	11/6/2023								20,056	71.94	499,996
	11/14/2023	11/6/2023				3,475	6,950	13,900				499,983
	11/14/2023	11/6/2023				1,737	3,475	6,950				249,992
	11/14/2023	11/6/2023				1,737	3,475	6,950				306,009
Jan Verstreken(5)			260,025	520,049	1,040,099
	11/14/2023	11/6/2023							6,950			499,983
	11/14/2023	11/6/2023								20,056	71.94	499,996
	11/14/2023	11/6/2023				3,475	6,950	13,900				499,983
	11/14/2023	11/6/2023				1,737	3,475	6,950				249,992
	11/14/2023	11/6/2023				1,737	3,475	6,950				306,009

(1)
Represents threshold, target and maximum annual cash incentive awards under the 2024 STIP. The threshold amount for each NEO is 50% of target, as the minimum amount payable (subject to individual performance) if threshold performance is achieved. If the threshold is not achieved, the payment to the NEOs would be zero. The maximum amount for each NEO is 200% of target and reflects the maximum amount payable (subject to individual performance) if maximum performance is achieved. Payout is based upon achievement of the performance measures listed in the “2024 Performance Objectives and Results” in the CD&A on page 58. The actual amounts earned by each NEO are set forth in the Summary Compensation Table.

(2)
Represents threshold, target and maximum award amounts for the FY24-FY26 performance cycle pursuant to FCF PSUs, ROIC PSUs and TSR PSUs issued as part of our fiscal 2024 annual equity awards. The PSUs are subject to adjusted FCF achievement goals, adjusted ROIC goals and relative TSR achievement goals, as applicable. See “Long-Term Equity Incentives” on page 65 for information on these goals.

•
FCF PSUs. FCF PSUs vest only if the Company achieves a three-year adjusted free cash flow measure. If we fail to achieve the minimum adjusted FCF measure, all of the FCF PSUs for that three-year performance period will be forfeited. The maximum payout for FCF PSUs is limited to 200% of the shares granted and is earned only if we achieve the maximum adjusted FCF measure.

•
ROIC PSUs. ROIC PSUs vest only if the Company achieves a pre-determined average ROIC threshold at the end of a three-year performance period. If we fail to achieve the average ROIC minimum threshold, all ROIC PSUs for that three-year performance period will be forfeited. If the target three-year average ROIC goal is achieved, 100% of the ROIC PSUs will vest. The maximum payout for ROIC PSUs is limited to 200% of the shares granted and is earned only if we achieve the maximum three-year average ROIC goal.

•
TSR PSUs. TSR PSUs vest only if the Company achieves a minimum relative TSR percentile at the end of a three-year performance period. If we fail to achieve the minimum relative TSR percentile, all of the TSR PSUs for that three-year performance period will be forfeited. The maximum payout for TSR PSUs is limited to 200% of the shares granted and is earned only if we achieve the maximum relative TSR percentile. For TSR PSUs, threshold, target and maximum award amounts are payable upon achievement of relative TSR in the 25th, 50th and 95th percentile, respectively.

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HOLOGIC, INC. 2025 Proxy Statement
(3)	Represents RSUs issued as part of our fiscal 2024 annual equity awards.
(4)
This column shows the full grant date fair value of RSUs, stock options, FCF PSUs, ROIC PSUs, and TSR PSUs as determined under GAAP. The values are determined based on the assumptions described in Note 12 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended September 28, 2024.

(5)	The Company converted Mr. Verstreken’s compensation in Swiss Franc to U.S. Dollar using the average exchange rate for the fiscal year.

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HOLOGIC, INC. 2025 Proxy Statement
Outstanding Equity Awards at Fiscal Year-End

	Option Awards					Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(2)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)(2)
Stephen P. MacMillan	11/5/2015	138,358(3)	—	39.96	11/5/2025
	12/1/2016	160,565(3)	—	37.64	12/1/2026
	12/1/2017	927,978(3)	—	40.85	12/1/2027
	11/12/2018	151,071(3)	—	40.97	11/12/2028
	11/11/2019	152,529(3)	—	45.61	11/11/2029
	11/9/2020	92,850(3)	30,951(3)	68.35	11/9/2030
	11/8/2021	59,438(3)	59,439(3)	71.13	11/8/2031
	11/7/2022	26,575(3)	79,725(3)	74.35	11/7/2032
	11/14/2023	—	117,829(3)	71.94	11/14/2033
	11/8/2021					11,716(4)	946,887
	11/7/2022					24,658(4)	1,992,860
	11/14/2023					40,832(4)	3,300,042
	11/8/2021					34,209(5)	2,764,792
	11/8/2021					46,862(5)	3,787,387
	11/8/2021					37,490(5)	3,029,909
	11/7/2022							73,974(6)	5,978,579
	11/7/2022							36,986(7)	2,989,209
	11/7/2022							36,986(8)	2,989,209
	11/14/2023							81,664(6)	6,600,084
	11/14/2023							40,832(7)	3,300,042
	11/14/2023							40,832(8)	3,300,042
Karleen M. Oberton	11/11/2019	30,774(3)	—	45.61	11/11/2029
	11/9/2020	17,825(3)	5,942(3)	68.35	11/9/2030
	11/8/2021	11,887(3)	11,888(3)	71.13	11/8/2031
	11/7/2022	5,435(3)	16,308(3)	74.35	11/7/2032
	11/14/2023	—	25,070(3)	71.94	11/14/2033
	11/8/2021					2,343(4)	189,361
	11/7/2022					5,044(4)	407,656
	11/14/2023					8,687(4)	702,083
	11/8/2021					6,842(5)	552,935
	11/8/2021					9,372(5)	757,445
	11/8/2021					7,498(5)	605,956
	11/7/2022							15,130(6)	1,222,807
	11/7/2022							7,564(7)	611,322
	11/7/2022							7,564(8)	611,322
	11/14/2023							17,374(6)	1,404,167
	11/14/2023							8,686(7)	702,003
	11/14/2023							8,686(8)	702,003

81

HOLOGIC, INC. 2025 Proxy Statement

	Option Awards					Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(2)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)(2)
Essex D. Mitchell	11/12/2018	1,956(3)	—	40.97	11/12/2028
	11/11/2019	4,526(3)	—	45.61	11/11/2029
	11/9/2020	5,628(3)	1,877(3)	68.35	11/9/2030
	11/8/2021	5,943(3)	5,944(3)	71.13	11/8/2031
	11/7/2022	2,899(3)	8,697(3)	74.35	11/7/2032
	11/14/2023	—	25,070(3)	71.94	11/14/2033
	11/8/2021					1,172(4)	94,721
	11/7/2022					2,690(4)	217,406
	11/14/2023					8,687(4)	702,083
	11/8/2021					3,421(5)	276,467
	11/8/2021					4,686(5)	378,723
	11/8/2021					3,749(5)	302,978
	11/7/2022							8,068(6)	652,056
	11/7/2022							4,034(7)	326,028
	11/7/2022							4,034(8)	326,028
	11/14/2023							17,374(6)	1,404,167
	11/14/2023							8,686(7)	702,003
	11/14/2023							8,686(8)	702,003
John M. Griffin	11/12/2018	27,943(3)	—	40.97	11/12/2028
	11/11/2019	28,964(3)	—	45.61	11/11/2029
	11/9/2020	15,948(3)	5,317(3)	68.35	11/9/2030
	11/8/2021	10,401(3)	10,402(3)	71.13	11/8/2031
	11/7/2022	4,348(3)	13,046(3)	74.35	11/7/2032
	11/14/2023	—	20,056(3)	71.94	11/14/2033
	11/8/2021					2,050(4)	165,681
	11/7/2022					4,035(4)	326,109
	11/14/2023					6,950(4)	561,699
	11/8/2021					5,986(5)	483,789
	11/8/2021					8,200(5)	662,724
	11/8/2021					6,560(5)	530,179
	11/7/2022							12,104(6)	978,245
	11/7/2022							6,052(7)	489,123
	11/7/2022							6,052(8)	489,123
	11/14/2023							13,900(6)	1,123,398
	11/14/2023							6,950(7)	561,699
	11/14/2023							6,950(8)	561,699
Jan Verstreken	2/1/2017	7,564(3)	—	40.85	2/1/2027
	12/1/2017	12,490(3)	—	40.85	12/1/2027
	11/12/2018	13,971(3)	—	40.97	11/12/2028
	11/11/2019	15,387(3)	—	45.61	11/11/2029
	7/1/2020	29,002(3)	—	56.97	7/1/2030
	11/9/2020	9,381(3)	3,128(3)	68.35	11/9/2030

82

HOLOGIC, INC. 2025 Proxy Statement

	Option Awards					Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(2)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)(2)
	11/8/2021	8,915(3)	8,916(3)	71.13	11/8/2031
	11/7/2022	4,831(3)	14,496(3)	74.35	11/7/2032
	11/14/2023	—	20,056(3)	71.94	11/14/2033
	11/8/2021					1,758(4)	142,082
	11/7/2022					4,483(4)	362,316
	11/14/2023					6,950(4)	561,699
	11/8/2021					5,130(5)	414,642
	11/8/2021					7,028(5)	568,003
	11/8/2021					5,622(5)	454,402
	11/7/2022							13,448(6)	1,086,867
	11/7/2022							6,724(7)	543,434
	11/7/2022							6,724(8)	543,434
	11/14/2023							13,900(6)	1,123,398
	11/14/2023							6,950(7)	561,699
	11/14/2023							6,950(8)	561,699

(1)
Based upon the close price of $80.82, which was the closing market price on Nasdaq of our common stock on September 27, 2024, the last trading day of our common stock in fiscal 2024. The market value of PSUs or RSUs that have not vested was determined by multiplying the closing market price by the number of PSUs or RSUs, respectively.

(2)
The number and value of the ROIC PSUs, TSR PSUs and FCF PSUs is based on achieving maximum performance, which is 200% of target. As of the end of fiscal 2024, all outstanding ROIC PSUs, TSR PSUs and FCF PSUs were trending at or above target performance.

(3)	These non-qualified stock options vest in four equal annual installments beginning on the first anniversary of the date of grant, subject to continued service on each applicable vesting date.
(4)	These RSUs vest in three equal installments beginning on the first anniversary of the date of grant, subject to continued service on each applicable vesting date.
(5)
The performance period for these FCF PSUs, ROIC PSUs, and TSR PSUs ended at the end of fiscal 2024, with FCF PSUs at 146% of target, ROIC PSUs at 160% of target, and TSR PSUs at 200% of target. The FCF PSUs, ROIC PSUs, and TSR PSUs remained subject to continued service through November 8, 2024 (the third anniversary of the grant date), at which time they vested.

(6)
These FCF PSUs vest on the third anniversary of the grant date if the Company achieves the minimum adjusted free cash flow target at the end of the three-year performance period, subject to continued service on the vesting date.

(7)
These ROIC PSUs vest on the third anniversary of the grant date if the Company achieves a minimum three-year average ROIC threshold at the end of the three-year performance period, subject to continued service on the vesting date.

(8)
These TSR PSUs vest on the third anniversary of the grant date if the Company achieves the minimum total shareholder return target relative to a defined peer group at the end of the three-year performance period, subject to continued service on the vesting date.

83

HOLOGIC, INC. 2025 Proxy Statement
Option Exercises and Stock Vested

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting	Value Realized on Vesting ($)(2)
Stephen P. MacMillan	95,422	4,750,293	156,776	10,562,307
Karleen M. Oberton	32,805	1,299,420	30,346	2,044,708
Essex D. Mitchell	—	—	10,562	712,592
John M. Griffin	—	—	26,865	1,809,881
Jan Verstreken	—	—	17,407	1,174,252

(1)
Value realized is calculated by subtracting the aggregate exercise price of the options from the aggregate market value of the shares of common stock acquired based on the closing price of our common stock on the date of exercise.

(2)
Value realized is calculated based on the number of shares vested multiplied by the closing price of our common stock on the date of vesting. This calculation does not account for shares withheld for tax purposes, but rather represents the gross value realized.

84

HOLOGIC, INC. 2025 Proxy Statement
Non-Qualified Deferred Compensation

Name		Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)(1)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)
Stephen P. MacMillan		—	327,500	2,327,108	—	12,271,751(2)
	value of deferred equity	—	—	—	—	87,259,176(3)
Karleen M. Oberton		66,500	183,400	1,013,275	—	5,061,974(2)
	value of deferred equity	—	—	—	—	3,323,415(3)
Essex Mitchell		28,581	150,650	268,693	—	1,092,738(2)
	value of deferred equity	—	—	—	—	—
John M. Griffin		—	183,400	1,206,453	—	4,944,277(2)
	value of deferred equity	—	—	—	—	3,776,476(3)
Jan Verstreken(4)		—	—	—	—	—
	value of deferred equity	—	—	—	—	—

(1)
These contributions, which were made pursuant to our Non-Qualified Deferred Compensation Plan, were determined and funded in November 2023 (fiscal 2024). These amounts are included in the “All Other Compensation” column of the Summary Compensation Table.

(2)
The following amounts of the reported aggregate balance were previously reported as compensation to the NEOs and were included in the Summary Compensation Table for prior fiscal years: Mr. MacMillan: $6,671,455; Ms. Oberton: $1,932,701; Mr. Mitchell: $139,189; and Mr. Griffin: $2,600,789.

(3)	Reflects value, as of September 28, 2024, of cumulative equity which has vested but settlement has been deferred pursuant to the Company’s Amended and Restated Deferred Equity Plan.
(4)	This employee is a non-US employee and is not eligible to participate in the Company’s Non-Qualified Deferred Compensation Plan or the Amended and Restated Deferred Equity Plan.

85

HOLOGIC, INC. 2025 Proxy Statement
Potential Payments upon Termination or Change of Control
The following table shows potential payments upon termination or a change of control for our NEOs. The terms and conditions of our employment, change of control and severance agreements with all of our NEOs are discussed below. Our equity grant program provides for certain benefits upon an NEO’s retirement. During fiscal 2024, Mr. MacMillan became eligible to receive certain benefits upon retirement. None of our other NEOs were eligible for such benefits assuming a resignation on September 28, 2024.

Name	Potential Payment on Change of Control ($)(1)	Potential Payment on Voluntary Termination or Termination for Cause ($)(2)	Potential Payment on Involuntary Termination (Without Cause) or Termination by Executive for Good Reason ($)(3)	Potential Payment on Death or Disability ($)(4)
Stephen P. MacMillan
Cash Severance	10,449,291	—	6,989,492	5,776,864
Share Awards(5)	30,924,525	—	30,924,525	30,924,525
Accelerated DCP(6)	—	—	—	—
Health/Welfare Benefits(7)	43,049	—	—	43,049
Total	41,416,865	—	37,914,017	36,744,438
Karleen M. Oberton
Cash Severance	4,009,284	—	1,340,898	1,987,564
Share Awards(5)	6,359,674	—	—	4,840,743
Accelerated DCP(6)	26,200	—	—	26,200
Health/Welfare Benefits(7)	1,126	—	1,126	3,377
Total	10,396,284	—	1,342,024	6,857,884
Essex D. Mitchell
Cash Severance	3,939,900	—	1,317,692	2,042,692
Share Awards(5)	4,388,415	—	—	3,116,204
Accelerated DCP(6)	100,433	—	—	100,433
Health/Welfare Benefits(7)	21,498	—	21,498	64,495
Total	8,450,246	—	1,339,190	5,323,824
John M. Griffin
Cash Severance	3,710,283	—	1,240,897	1,837,564
Share Awards(5)	5,261,427	—	—	4,040,794
Accelerated DCP(6)	45,850	—	—	45,850
Health/Welfare Benefits(7)	21,498	—	21,498	64,495
Total	9,039,058	—	1,262,395	5,988,703
Jan Verstreken(8)
Cash Severance	3,628,210	—	2,426,896	—
Share Awards(5)	5,110,698	—	—	3,858,891
Allowances(9)	—	—	117,374	—
Health/Welfare Benefits(7)	—	—	64,286	—
Total	8,738,908	—	2,608,556	3,858,891

(1)
Benefits and payments calculated assuming the executive’s employment was terminated by us without cause or by the executive for good reason on September 28, 2024 following a change of control and payable as a lump sum. For purposes of these amounts, the prior fiscal year is fiscal 2024.

(2)
Benefits and payments calculated assuming the executive’s employment was terminated voluntarily or by us for cause on September 28, 2024 and payable as a lump sum. This column does not include $30,924,525 related to share awards that would have continued to vest had Mr. MacMillan voluntarily retired on September 28, 2024.

(3)
Benefits and payments calculated assuming the executive’s employment was terminated by us without cause or by the executive for good reason on September 28, 2024 and payable as a lump sum. For purposes of calculating these amounts, the prior fiscal year as used in the employment agreement and change in control agreements is fiscal 2024.

86

HOLOGIC, INC. 2025 Proxy Statement
(4)
Benefits and payments calculated assuming the executive’s employment was terminated as a result of executive’s death or disability on September 28, 2024 and payable in a lump sum. For purposes of the cash severance and health and welfare benefits, the payments and benefits also assume that a change of control occurred on September 28, 2024, and such amounts would not be payable upon a termination as a result of death or disability prior to, or more than three years following, a change of control.

(5)
Assumes a change of control price of $80.82, which was the closing market price on Nasdaq of our common stock on September 27, 2024, the last trading day for our common stock in fiscal 2024. For PSU awards with a performance period ending as of fiscal 2024 (or earlier) that remained unvested as of September 28, 2024, such PSUs are included based on actual performance, and all other PSU awards that remained unvested as of September 28, 2024 are included based on target performance.

(6)
Under the terms of our DCP, employer contributions to the DCP are fully vested in the event of (i) the executive’s death, disability or a change of control or (ii) the attainment of certain age and/or service milestones, so long as the executive is employed for 90 days following the original grant date under the DCP.

(7)	Includes medical and dental benefits assuming the rates and coverage elections in effect as of the end of fiscal 2024 remain in effect throughout the applicable period.
(8)	The Company converted Mr. Verstreken's compensation in Swiss Franc to US Dollar using the average exchange rate for the fiscal year.
(9)	Includes housing and automotive allowances during fiscal 2024.
Change of Control and Severance Agreements
The Company has entered into change of control agreements and/or severance agreements with certain of its senior executive officers, including our NEOs.
Mr. MacMillan
The Company entered into an employment agreement with Mr. MacMillan in 2015, which was amended in 2016 and October 2020. Under the employment agreement, the Committee or the independent members of the Board have discretion to determine Mr. MacMillan’s base salary, target STIP opportunity, Company contribution under the DCP and annual equity grant values. The Employment Agreement also provides for the payment of severance in certain circumstances. Specifically, if, during the term of the Employment Agreement, Mr. MacMillan’s employment is terminated by the Company without cause or if Mr. MacMillan terminates his employment for good reason (as such terms are defined in the Employment Agreement), then he will be entitled to: (i) a payment equal to his accrued compensation through the termination date, which includes pro-rated base salary, reimbursement for business expenses, vacation pay, his annual bonus for the fiscal year prior to the year in which the termination occurs if not paid prior to his termination date, and any vested and/or earned amounts or benefits under the Company’s employee benefit plans, programs, policies or practices; (ii) continued payment of a cash severance amount in equal payments over a two-year severance period in a total amount equal to two times the sum of his annual base salary plus his annual cash bonus for the prior fiscal year; and (iii) payment of a cash severance in the amount of Mr. MacMillan’s annual cash bonus for the fiscal year in which such termination occurs, pro-rated for the then current fiscal year and payable no later than the thirtieth of November following the end of the applicable fiscal year in which the award was earned. If, following a Notice of Non-Renewal by either Mr. MacMillan or the Company and at or after the expiration of the term, Mr. MacMillan’s employment is terminated by the Company without cause or if Mr. MacMillan terminates his employment for good reason, then he will be entitled to the compensation described above, except that the severance period and amount shall be for one year rather than two. In each case, receipt of any severance payments or benefits is conditioned upon Mr. MacMillan’s release of all claims against the Company and its officers and directors.
The Company also entered into a Change of Control Agreement with Mr. MacMillan upon his joining the Company in December 2013. In the event that Mr. MacMillan receives benefits as the result of a change of control, such benefits will be in lieu of any of the severance benefits provided for in his Employment Agreement.
Change of Control. Mr. MacMillan’s Change of Control Agreement provides that in the event of a change of control during the term of the agreement, if, in anticipation of or within the three-year period following the change of control (the Employment Period), his employment is terminated for reasons other than death, disability or cause, or he resigns for good reason, he is entitled to certain benefits (a double-trigger arrangement). In such circumstances, he shall have the right to receive (i) a lump sum cash payment equal to his accrued and unpaid compensation through the date of his termination; (ii) a pro-rata highest annual bonus (as defined below) based on the number of days elapsed during the fiscal year through the date of termination; (iii) a lump sum cash payment equal to the product of 2.99 times the sum of his annual base salary for the fiscal year preceding the date of termination and highest annual bonus; and (iv) immediate and full vesting of all stock options, RSUs, PSUs and other equity awards, with any options (or other similar awards) remaining exercisable for the shorter of the remaining term of the award or a period of one year following the executive’s termination.

87

HOLOGIC, INC. 2025 Proxy Statement
The term “highest annual bonus” is defined as the greater of (i) the average of annual bonuses paid to the executive over the three fiscal years preceding the fiscal year in which the change of control occurs; (ii) the annual bonus paid to the executive in the fiscal year preceding the fiscal year in which the change of control occurs; or (iii) the target bonus award opportunity associated with the Company achieving its 100% target payout level as determined in accordance with the Company’s bonus plan for the fiscal year preceding the fiscal year in which the change of control occurs. Mr. MacMillan will continue to receive health and dental benefits for the remaining term of the Employment Period. Mr. MacMillan’s Change of Control Agreement does not provide for any change of control benefits, including the acceleration of equity awards, if he remains employed by the Company, is terminated by the Company for cause or voluntarily terminates his employment (other than a resignation for good reason).
If Mr. MacMillan dies or his employment is terminated by reason of disability during the Employment Period, then he, or his heirs or estate, is entitled to receive (i) a lump sum cash payment equal to all accrued and unpaid compensation through the date of termination (or death) plus a pro-rata highest annual bonus based on the number of days elapsed during the fiscal year through the date of termination (or death); (ii) continuation of certain welfare benefits for the remaining term of the Employment Period; and (iii) a lump sum cash payment equal to the sum of his annual base salary and the highest annual bonus.
In the event any payments and benefits provided under the Change of Control Agreement is subject to excise taxes under Section 280G of the Code, then the payment shall be reduced so that no payment to be made or benefit to be provided to the executive shall be subject to the excise tax.
Ms. Oberton and Messrs. Mitchell and Griffin
The Company has entered into a Severance and Change of Control Agreement with each of Ms. Oberton and Messrs. Mitchell and Griffin.
Severance. Each agreement provides that if the executive is terminated by the Company without cause or resigns for good reason, then the executive is entitled to receive certain benefits, including (i) a lump sum cash payment equal to the executive’s accrued and unpaid compensation through the termination date, which includes base salary, reimbursement for reasonable and necessary business expenses and vacation pay; (ii) a pro-rated bonus for the year in which the executive was terminated; (iii) for one-year from the date of termination, continuation of the executive’s previous year’s salary and payment of an amount equal to the executive’s average annual bonus divided by the number of payroll periods during such one-year severance period; and (iv) a one-year continuation of the executive’s medical and dental benefits. The severance pay and benefits provided under the Severance and Change of Control Agreements are in lieu of any other severance or termination pay to which the executive may be entitled under any other severance or termination plans, programs or arrangements. In the event that the executive receives benefits as the result of a change of control, then the executive will receive such change of control benefits in lieu of any of the severance benefits.
Change of Control. Terms relating to benefits payable in connection with termination shortly before or within three years of a change of control are identical to those described above for Mr. MacMillan except that Ms. Oberton and Messrs. Mitchell and Griffin shall continue to receive health and dental benefits for a period of one year following the executive’s termination. Terms relating to benefits payable in connection with executive’s death or disability shortly before or within three years of a change of control are identical to those described above for Mr. MacMillan.
In the event any payments and benefits provided under the Severance and Change of Control Agreements are subject to excise taxes under Section 280G of the Code, then the payment shall be reduced so that no payment to be made or benefit to be provided to the executive shall be subject to the excise tax.
Mr. Verstreken
The Company has entered into an employment agreement with Mr. Verstreken, which was amended and restated in June 2023.
Severance. Mr. Verstreken’s agreement provides that if he is terminated by the Company other than in connection with a change in control, then he is entitled to receive 24 months of total compensation, including base pay, bonus, allowances and benefits (or cash equivalent).
Change of Control. In the event such termination occurs on or within three years following a change in control, Mr. Verstreken’s agreement provides for the following benefits: (i) accrued obligations (including a pro-rated bonus), (ii) 2.99x annual base salary, (iii) 2.99x bonus, and (iv) full vesting of equity.

88

HOLOGIC, INC. 2025 Proxy Statement
Equity Agreements
The Company’s equity compensation program, including each NEO’s awards, provides for additional benefits upon certain terminations of employment, in addition to those equity award benefits provided under the Change of Control and Severance Agreements described above.
Retirement. For all of our NEOs, upon an NEO’s retirement, the equity award agreements provide for the continued vesting of RSUs, stock options and PSUs, if the individual is either 65 years of age or older, or at least 55 years of age with ten years of continuous service with the Company. If threshold performance is not achieved during the applicable performance period, no PSUs will vest.
Death or Disability. Upon an NEO’s termination as a result of his or her death or permanent disability, the equity award agreements provide for full acceleration of all stock options and RSUs and acceleration of a pro-rata amount of the target PSUs.
The amount of the estimated payments and benefits payable to NEOs, assuming a change of control of the Company or termination of employment as of the last day of fiscal 2024, is shown in the table on page 86 under the heading “Potential Payments upon Termination or Change of Control.”
Pay Ratio
Our philosophy is to pay our employees competitively compared to similar positions in the applicable labor market. We follow that approach worldwide, whether for an executive position or an hourly job at a local facility. We take into account location, job level, time with us and time in current role, experience and skill set, and adjust compensation annually to match the applicable market. By doing so, we believe we maintain a high-quality, stable workforce.
Under rules adopted pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(u) of Regulation S-K, we are required to calculate and disclose the total compensation paid to our median employee, as well as the ratio of the total compensation paid to the median employee as compared to the total compensation paid to our CEO. The pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules based on our payroll and employment records and the methodology described below.
For 2024, our last completed fiscal year:
•	the annual total compensation of the employee identified at median of our Company (other than our CEO), was $91,871;
•	the annual total compensation of our CEO was $15,819,261 as detailed in the Summary Compensation Table on page 77.
Based on this information, for fiscal 2024, the ratio of the annual total compensation of our CEO to the median of the annual total compensation of all employees (other than our CEO) was estimated to be approximately 172 to 1.
The SEC rules for identifying the “median employee” and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices. Accordingly, the pay ratio reported by other companies may not be comparable to the pay ratio reported by us, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their pay ratios.
For fiscal 2024, to identify the “median employee” from our employee population, we utilized annual base salary as of September 28, 2024 and fiscal 2024 bonuses/commissions for all employees employed on September 28, 2024. We included all employees on our payroll and did not exclude any countries. We calculated the compensation of the median employee, once identified, in accordance with the requirements of Item 402(c)(2) of Regulation S-K.

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HOLOGIC, INC. 2025 Proxy Statement
Pay Versus Performance
Pay Versus Performance
This section should be read in conjunction with the Compensation Discussion and Analysis in this proxy statement, which includes additional discussion of the objectives of our executive compensation program and how they are aligned with the Company’s financial and operational performance.
As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive “Compensation Actually Paid” (as defined by SEC rules) (“CAP”) and certain financial performance measures of the Company. Compensation decisions are made independently of the Pay versus Performance disclosure below. For further information concerning our pay-for-performance philosophy and how we align executive compensation with the Company’s performance, refer to the Compensation Discussion and Analysis section of this proxy statement.
Pay Versus Performance Table

					Value of Initial Fixed $100 Investment Based On:
Year(1)	Summary Compensation Table Total for CEO/PEO ($)	Compensation Actually Paid to CEO/PEO ($)(2)	Average Summary Compensation Table for Non- PEO Named Executive Officers ($)	Average Compensation Actually Paid to Non-PEO Named Executive Officers ($)(3)	Total Shareholder Return ($)(4)	Peer Group Total Shareholder Return ($)(5)	Net Income ($ millions)(6)	Adjusted Revenue ($ millions)(7)
2024	15,819,261	21,345,457	3,808,527	4,781,368	125.59	96.16	790	4,030
2023	15,555,032	21,051,715	3,140,119	2,900,562	107.85	90.99	456	4,034
2022	14,335,632	8,651,502	3,229,500	2,480,052	97.87	68.59	1,302	4,915
2021	14,748,400	32,746,317	3,139,519	4,697,665	118.85	160.56	1,872	5,523

(1)	The CEO/PEO and NEO/Non-PEO Named Executive Officers included in the above compensation columns reflect the following:

Year	CEO/PEO	Non-PEO NEOs
2024	Stephen P. MacMillan	Karleen M. Oberton, Essex D. Mitchell, John M. Griffin, and Jan Verstreken
2023	Stephen P. MacMillan	Karleen M. Oberton, Essex D. Mitchell, John M. Griffin, Jan Verstreken, and Kevin R. Thornal
2022	Stephen P. MacMillan	Karleen M. Oberton, John M. Griffin, Kevin R. Thornal, and Jan Verstreken
2021	Stephen P. MacMillan	Karleen M. Oberton, Sean S. Daugherty, John M. Griffin, and Kevin R. Thornal

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HOLOGIC, INC. 2025 Proxy Statement
(2)	“Compensation Actually Paid” to the CEO/PEO reflect the following adjustments from Total Compensation reported in the Summary Compensation Table:

Adjustments to Determine Compensation “Actually Paid” for CEO/PEO	2024 ($)	2023 ($)	2022 ($)	2021 ($)
Total Reported in Summary Compensation Table	15,819,261	15,555,032	14,335,632	14,748,400
Less for Amounts Reported under the “Stock Awards” Column in the SCT	(9,141,468)	(8,685,571)	(7,600,629)	(7,759,570)
Less for Amounts Reported under the “Option Awards” Column in the SCT	(2,937,477)	(2,749,981)	(2,499,983)	(2,474,782)
Plus the Fair Value of Awards Granted during covered year that Remain Unvested as of Year-end	14,793,760	11,047,453	11,007,886	14,688,673
Plus the Change in Fair Value from prior Year-end to current Year-end of Awards Granted prior to covered year that were Outstanding and Unvested as of Year-end	3,437,658	1,735,197	(4,829,320)	7,246,497
Plus the Change in Fair Value from prior Year-end to Vesting Date of Awards Granted prior to covered year that Vested during covered year	(626,277)	4,149,585	(1,762,084)	6,297,099
Less the Fair Value as of prior Year-End of Awards Granted prior to covered year that were Forfeited during covered year	—	—	—	—
Total Adjustments	5,526,196	5,496,683	(5,684,130)	17,997,917
Compensation Actually Paid	21,345,457	21,051,715	8,651,502	32,746,317

“Compensation Actually Paid” does not correlate to the total amount of cash or equity compensation realized during each fiscal year and is different from “realizable” or “realized” compensation as reported in the Compensation Discussion & Analysis. Instead, it is a nuanced calculation that includes the increase or decrease in value of certain elements of compensation over each fiscal year, including compensation granted in a prior year, in accordance with Item 402(v) of Regulation S-K. The amount of compensation ultimately received may, in fact, be different from the amounts disclosed in these columns of the PVP Table.
(3)	The average “Compensation Actually Paid” to the Non-PEO NEOs reflect the following adjustments from Total Compensation reported in the Summary Compensation Table:

Adjustments to Determine Average Compensation “Actually Paid” for Non-PEO NEOs	2024 ($)	2023 ($)	2022 ($)	2021 ($)
Total Reported in Summary Compensation Table	3,808,527	3,140,119	3,229,500	3,139,519
Less for Amounts Reported under the “Stock Awards” Column in the SCT	(1,750,366)	(1,460,578)	(1,329,997)	(1,215,153)
Less for Amounts Reported under the “Option Awards” Column in the SCT	(562,496)	(462,488)	(437,487)	(387,576)
Plus the Fair Value of Awards Granted during covered year that Remain Unvested as of Year-end	2,832,678	1,456,108	1,926,232	2,300,282
Plus the Change in Fair Value from prior Year-end to current Year-end of Awards Granted prior to covered year that were Outstanding and Unvested as of Year-end	542,822	204,489	(752,079)	692,413
Plus the Change in Fair Value from prior Year-end to Vesting Date of Awards Granted prior to covered year that Vested during covered year	(89,797)	438,709	(156,117)	168,180
Less the Fair Value as of prior Year-End of Awards Granted prior to covered year that were Forfeited during covered year(a)	—	(415,797)	—	—
Total Adjustments	972,841	(239,557)	(749,448)	1,558,146
Compensation Actually Paid	4,781,368	2,900,562	2,480,052	4,697,665

“Compensation Actually Paid” does not correlate to the total amount of cash or equity compensation realized during each fiscal year and is different from “realizable” or “realized” compensation as reported in the Compensation Discussion & Analysis. Instead, it is a nuanced calculation that includes the increase or decrease in value of certain elements of compensation over each fiscal year, including compensation granted in a prior year, in accordance with Item 402(v) of Regulation S-K. The amount of compensation ultimately received may, in fact, be different from the amounts disclosed in these columns of the Pay Versus Performance Table.
(a)	Mr. Thornal resigned from Hologic effective April 21, 2023 and his outstanding unvested stock awards and option awards were forfeited and will not be realized by Mr. Thornal.
(4)
Total Shareholder Return (TSR) is calculated by dividing (a) the sum of (i) the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and (ii) the difference between the Company’s share price at the end of each fiscal year shown and the beginning of the measurement period, by (b) the Company’s share price at the beginning of the measurement period. The beginning of the measurement period for each year in the table is September 25, 2020 (the last trading day of fiscal 2020).

(5)
We selected the Standard & Poor (S&P) 500 Health Care Supplies Index (referred to herein as the “Health Care Supplies Index”) as our peer group for purposes of this disclosure, which was comprised of 64 companies for the years 2022-2024 included in the S&P 500 that are classified as members of the GICS® Health Care sector primarily engaged in Health Care Equipment and Services, Pharmaceuticals, Biotechnology and Life Sciences, including the Company and other mid-cap and large-cap healthcare companies.

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HOLOGIC, INC. 2025 Proxy Statement
(6)	The dollar amounts reported represent the amount of net income reflected in the Company’s audited financial statements for the applicable year.
(7)
Adjusted Revenue represents the most important financial performance measure (that is not otherwise required to be disclosed in the table) used by the Company to link Compensation Actually Paid to our NEOs, including our CEO, for the most recently completed fiscal year to the Company’s performance. Adjusted Revenue is a non-GAAP measure and is calculated as consolidated revenue on a GAAP basis excluding the impact of revenue from acquisitions completed after the establishment of the internal financial plan, as applicable, and foreign currency fluctuations. For a reconciliation of Adjusted Revenue to the most directly comparable GAAP financial measure and insight into how Adjusted Revenue is considered by management, please see Annex A to this Proxy Statement.

Description of Certain Relationships between Information Presented in the Pay Versus Performance Table
As described in more detail in the Compensation Discussion and Analysis, the Company’s executive compensation reflects a variable pay-for-performance philosophy. While the Company utilizes several performance measures to align executive compensation with Company performance, all of those Company measures are not presented in the Pay Versus Performance table. Moreover, the Company generally seeks to incentivize long-term performance, and therefore does not specifically align the Company’s performance measures with Compensation Actually Paid (as computed in accordance with SEC rules, “CAP”) for a particular year. In accordance with SEC rules, the Company is providing the following descriptions of the relationships between information presented in the Pay versus Performance table.

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HOLOGIC, INC. 2025 Proxy Statement
CAP and TSR
The graph below shows the relationship between (i) the total return to stockholders on our common stock and the return on the Health Care Supplies Index, in each case assuming $100 was invested in our common stock and in the Health Care Supplies Index on September 25, 2020 and (ii) the CAP for our CEO/PEO and the average CAP for our non-PEO NEOs for each of fiscal 2024, 2023, 2022 and 2021.
Relationship Between Compensation Actually Paid and Company/Peer Group Total Shareholder Return

CAP and Net Income
The graph below shows the relationship between our net income and the CAP for our CEO/PEO and the average CAP for our non-PEO NEOs for each of fiscal 2024, 2023, 2022 and 2021.
Relationship Between Compensation Actually Paid and Net Income

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HOLOGIC, INC. 2025 Proxy Statement
CAP and Adjusted Revenue
The graph below shows the relationship between our Adjusted Revenue and the CAP for our CEO/PEO and the average CAP for our non-PEO NEOs for each of fiscal 2024, 2023, 2022 and 2021.
Relationship Between Compensation Actually Paid and Adjusted Revenue

Financial Performance Measures
As described in greater detail under Compensation Discussion and Analysis, the Company’s executive compensation program reflects a variable pay-for-performance philosophy. The metrics that the Company uses for both our long-term and short-term incentive awards are selected based on an objective of incentivizing our NEOs to increase the value of our enterprise for our stockholders. The most important financial performance measures used by the Company to link Compensation Actually Paid to the Company’s NEOs, for the most recently completed fiscal year, to the Company’s performance are as follows:

Adjusted Revenue*
Adjusted EPS*
Adjusted ROIC
Relative TSR
Adjusted Free Cash Flow*

*
Adjusted Revenue, Adjusted EPS, and Adjusted Free Cash Flow are not prepared in accordance with GAAP. For a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures and insight into how these non-GAAP measures are considered by management, please see Annex A to this proxy statement.

94

HOLOGIC, INC. 2025 Proxy Statement
Proposal No. 3 – Ratification of Independent Registered Public Accounting Firm
The Audit and Finance Committee has appointed Ernst & Young LLP (Ernst & Young), an independent registered public accounting firm, to audit our consolidated financial statements for fiscal 2025, and the Board is asking stockholders to ratify that selection. Although ratification is not required by current law, by our Bylaws or otherwise, the Board considers the selection of the independent registered public accounting firm to be an important matter of stockholder concern and is submitting the selection of Ernst & Young for ratification by stockholders as a matter of good corporate practice.
Ernst & Young has continuously served as our independent registered public accounting firm since June 24, 2002. A representative of Ernst & Young will be available during the meeting to make a statement if such representative desires to do so and to respond to appropriate questions.
Vote Required
The affirmative vote of a majority of shares properly cast on this proposal at the Annual Meeting is required to approve this proposal. Abstentions and broker “non-votes” will not have any effect on the proposal. If the stockholders do not approve the proposal, the Audit and Finance Committee will review the Company’s relationship with Ernst & Young and take such action as it deems appropriate, which may include continuing to retain Ernst & Young as the Company’s independent registered public accounting firm.
Recommendation of the Board

Our Board of Directors unanimously recommends that you vote “FOR” the ratification of the appointment of Ernst & Young for fiscal 2025. Management proxy holders will vote all duly submitted proxies FOR ratification unless instructed otherwise.

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HOLOGIC, INC. 2025 Proxy Statement
Independent Registered Public Accounting Firm Fees
The following is a summary of the fees billed to us by Ernst & Young for professional services rendered for the fiscal years ended September 28, 2024 and September 30, 2023:

Fee Category	Fiscal 2024 Fees ($)	Fiscal 2023 Fees ($)
Audit Fees	8,161,500	6,396,900
Audit-Related Fees	—	—
Tax Fees	1,674,600	1,534,000
All Other Fees	8,000	5,200
TOTAL FEES	9,844,100	7,936,100

Audit Fees. Consists of aggregate fees billed for professional services rendered in connection with the audit of our consolidated financial statements, the audit of the effectiveness of our internal control over financial reporting, reviews of the interim consolidated financial statements included in our quarterly reports, international statutory audits and regulatory filings, consents and other services related to SEC filings, and accounting consultations that relate to the audited financial statements and are necessary to comply with U.S. GAAP.
Audit-Related Fees. Consists of aggregate fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under “Audit Fees.”
Tax Fees. Consists of aggregate fees billed for professional services rendered for tax compliance, tax advice and tax planning. In fiscal 2024 and 2023, these services included assistance regarding federal, state and international tax compliance, assistance with transfer pricing analyses and general consultations.
All Other Fees. Represents the license of technical accounting research software.
During fiscal 2024 and fiscal 2023, there were no other fees for any services not included in the above categories. The Audit and Finance Committee considers whether the provision of these services is compatible with maintaining the independence of the independent registered public accounting firm and has determined such services for fiscal 2024 and fiscal 2023 were compatible.
Audit and Finance Committee Policy on Pre-Approval of Services
The Audit and Finance Committee’s policy is to pre-approve all audit and permissible non-audit services provided by our independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. The Audit and Finance Committee has delegated authority to the Chair of the Audit and Finance Committee to pre-approve services up to a designated amount. A summary of any new services pre-approved by the Chair is reported to the full Audit and Finance Committee in connection with its next scheduled meeting.
The Audit and Finance Committee meets with representatives of Ernst & Young periodically, but no less than quarterly throughout the year. The Audit and Finance Committee reviews audit, non-audit and tax services rendered by and the performance of Ernst & Young, as well as fees charged by Ernst & Young for such services. In engaging Ernst & Young for the services described above, the Audit and Finance Committee considered whether the provision of such services is compatible with maintaining Ernst & Young’s independence.

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HOLOGIC, INC. 2025 Proxy Statement
Audit and Finance Committee Report
Pursuant to authority delegated by the Board of Directors of Hologic, Inc., the Audit and Finance Committee is responsible for assisting the Board in its oversight of the integrity of the Company’s consolidated financial statements, the qualifications and independence of the Company’s independent registered public accounting firm, and the Company’s internal financial and accounting controls.
Management is responsible for the Company’s financial reporting process, including the responsibility to maintain and evaluate the effectiveness of internal control over financial reporting, and for the preparation of consolidated financial statements in accordance with generally accepted accounting principles in the United States (GAAP). The Company’s independent registered public accounting firm is responsible for auditing those financial statements and expressing an opinion as to their conformity with GAAP. The Audit and Finance Committee’s responsibility is to oversee and review these processes. The Audit and Finance Committee is not, however, engaged in the practice of accounting or auditing and does not provide any expert or other special assurance as to such financial statements concerning compliance with laws, regulations or GAAP or as to the independence of the independent registered public accounting firm. The Audit and Finance Committee relies, without independent verification, on the information provided to it and on the representations made by management and the independent registered public accounting firm. The Audit and Finance Committee’s responsibilities are described in a written charter. A copy of the Audit and Finance Committee’s current charter is publicly available on our website at investors.hologic.com.
The Audit and Finance Committee has three members, all of whom are independent directors as defined by Nasdaq listing standards and Rule 10A-3 of the Securities Exchange Act of 1934, as amended. The Audit and Finance Committee met ten times during fiscal 2024. The meetings were designed, among other things, to facilitate and encourage communication among the Audit and Finance Committee, management, the internal audit function and the Company’s independent registered public accounting firm, Ernst & Young LLP (Ernst & Young). The Audit and Finance Committee discussed with Ernst & Young the overall scope and plans for its audits and the Committee regularly met with Ernst & Young without the presence of management. Ernst & Young has unrestricted access to the Audit and Finance Committee. The Audit and Finance Committee reviewed and discussed with management and Ernst & Young the Company’s audited financial statements for the fiscal year ended September 28, 2024, the results of management’s assessment of the effectiveness of the Company’s internal control over financial reporting and the independent auditor’s audit of internal control over financial reporting. The Audit and Finance Committee also discussed with Ernst & Young the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (PCAOB) and the Securities and Exchange Commission.
The Audit and Finance Committee also received and reviewed the written disclosure and the letter from Ernst & Young required by applicable requirements of the PCAOB regarding Ernst & Young’s communications with the Audit and Finance Committee concerning independence, including relevant considerations of non-audit services and fees, and the Audit and Finance Committee discussed with Ernst & Young its independence from the Company.
Based on the review and discussions described above, and subject to the limitations on the Audit and Finance Committee’s role and responsibilities referred to above and in its charter, the Audit and Finance Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended September 28, 2024. The Audit and Finance Committee has also approved the selection of Ernst & Young as our independent registered public accounting firm for the fiscal year ending September 27, 2025.
Respectfully Submitted by the
Audit and Finance Committee
Charles J. Dockendorff, Chair
Christiana Stamoulis
Stacey D. Stewart

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HOLOGIC, INC. 2025 Proxy Statement
Proposal No. 4 – Stockholder Proposal: Simple Majority Vote
We received notice that John Chevedden, 2215 Nelson Avenue., No. 205, Redondo Beach, California 90278, has requested that the following proposal be included in this proxy statement and intends to bring such proposal before the Annual Meeting. Mr. Chevedden has submitted documentation indicating that he is the beneficial owner for at least three years of shares of Hologic common stock having a value of at least $2,000 and has advised us that he intends to continue to hold the requisite amount of shares through the date of the Annual Meeting.
In accordance with SEC rules, we are presenting the text of the proposal and supporting statement in this proxy statement as they were submitted to us. The “FOR” recommendation below was submitted by Mr. Chevedden as part of his proposal, and is not a recommendation by the Board. All statements contained in the shareholder proposal and supporting statement are the sole responsibility of the proponent.
Our Board has elected not to make a voting recommendation with respect to this proposal.
Proposal 4 – Simple Majority Vote

Shareholders request that the Board of Directors take the steps necessary so that each voting requirement in the charter and bylaws (that is explicit or implicit due to default to state law) that calls for a greater than simple majority vote be replaced by a requirement for a majority of the votes cast for and against such proposals, or a simple majority in compliance with applicable laws. This means the closest standard to a majority of the votes cast for and against such proposals consistent with applicable laws. This includes making the necessary changes in plain English.
Shareholders are willing to pay a premium for shares of companies that have excellent corporate governance. Supermajority voting requirements have been found to be one of 6 entrenching mechanisms that are negatively related to company performance according to “What Matters in Corporate Governance” by Lucien Bebchuk, Alma Cohen and Allen Ferrell of the Harvard Law School. Supermajority requirements like those at our Company can be used to block corporate governance improvements supported by most shareowners but opposed by a status quo management.
This proposal topic won from 74% to 88% support at Weyerhaeuser, Alcoa, Waste Management, Goldman Sachs, FirstEnergy and Macy's. These votes would have been higher than 74% to 88% if more shareholders had access to independent proxy voting advice. This proposal topic also received overwhelming 98%-support each at the 2023 annual meetings of American Airlines (AAL) and The Carlyle Group (CG).
Please vote yes:
Simple Majority Vote – Proposal 4
Board Statement in Response to Stockholder Proposal:
The Board has considered the proposal set forth above relating to the removal of supermajority voting standards in our Certificate of Incorporation, as amended (“Certificate”) and Bylaws and has determined to make no voting recommendation with respect to the proposal to our stockholders.
There are three supermajority voting provisions in our Certificate and one in our Bylaws. The supermajority voting provisions in our Certificate and Bylaws, relate to the following:
CERTIFICATE
•	To merge or consolidate the Company with or into another company owned by a related person;
•	To change the supermajority requirement relating to the merger or consolidation of the Company with or into another company owned by a related person; and
•	A vote of 80% of outstanding shares is required to approve matters not recommended by a majority of our directors (other than the election of directors).

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HOLOGIC, INC. 2025 Proxy Statement
BYLAWS
•	A vote of 80% of outstanding shares is required to change the size of the Board.
The supermajority voting provisions were adopted to require broad support for a limited number of fundamental changes to our corporate governance affecting all our stockholders. Our Board regularly reviews our governing documents and engages with and actively considers feedback from our stockholders concerning possible updates to ensure that the interests of all stockholders are fully protected.
We want to use this proposal as an opportunity for stockholders to express their views on this subject. The Board will carefully evaluate the voting results, together with additional stockholder input received in the course of the Company’s stockholder engagement program, in determining the appropriate course of action. Stockholders should note that this proposal is advisory, and if approved, the shareholder proposal, by itself, would not eliminate the supermajority voting requirement. In order to eliminate such requirement, the Board and stockholders would need to take subsequent action to amend our Certificate and Bylaws.
Vote Required
The affirmative vote of a majority of shares properly cast on this proposal at the Annual Meeting is required to approve this proposal. Abstentions and broker “non-votes” will not have any effect on the advisory proposal to approve simple majority voting as disclosed in this proxy statement.
Recommendation of the Board

Our Board of Directors has elected not to make a voting recommendation with respect to this proposal.

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HOLOGIC, INC. 2025 Proxy Statement
Stock Ownership
Securities Ownership by Directors and Executive Officers
The following table sets forth certain information regarding beneficial ownership of our common stock as of January 6, 2025 by each of our directors or nominees for director, each of our NEOs and all of our directors, nominees for director and executive officers as a group.

	Amount and Nature of Beneficial Ownership(1)	Percent of Class(2) (%)
Non-Employee Directors
Sally W. Crawford(3)	190,745	*
Charles J. Dockendorff(3)	55,277(4)	*
Scott T. Garrett(3)	91,284	*
Ludwig N. Hantson(3)	42,348	*
Martin Madaus(3)	1,358	*
Nanaz Mohtashami(3)	8,994	*
Christiana Stamoulis(3)	100,180	*
Stacey D. Stewart(3)	11,246	*
Amy M. Wendell(3)	69,536	*
Named Executive Officers
Stephen P. MacMillan(3)	3,048,272(5)	1.34%
Karleen M. Oberton(3)	151,171	*
Essex D. Mitchell(3)	21,995	*
John M. Griffin(3)	230,321	*
Jan Verstreken(3)	209,613	*
All directors, nominees for director and current executive officers as a group (18)(6)	4,302,129	1.88%

*	Less than one percent of the outstanding shares of our common stock.
(1)	The persons named in the table have, to our knowledge, sole voting and investment power with respect to all shares shown as beneficially owned by them.
(2)
Applicable percentage ownership as of January 6, 2025 is based upon 225,723,107 shares of our common stock outstanding. Beneficial ownership is determined in accordance with the rules and regulations of the SEC and includes voting and investment power with respect to shares. Shares of our common stock subject to options currently exercisable or exercisable within 60 days after January 6, 2025 and RSUs that vest within 60 days after January 6, 2025 are deemed outstanding for computing the percentage ownership of the person holding such options and RSUs but are not deemed outstanding for computing the percentage ownership of any other person.

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HOLOGIC, INC. 2025 Proxy Statement
(3)
Includes the following options currently exercisable or exercisable within 60 days after January 6, 2025 (column a); and RSUs/PSUs vesting within 60 days after January 6, 2025 (column b). Does not include the following PSUs/RSUs which have vested or will vest within 60 days after January 6, 2025, but as to which settlement has been deferred (column c):

	(a) Options	(b) RSUs/PSUs	(c) Deferred Equity
Sally W. Crawford	57,818	1,572	—
Charles J. Dockendorff	38,335	1,572	—
Scott T. Garrett	47,306	1,572	4,633
Ludwig N. Hantson	34,951	1,572	3,695
Martin Madaus	1,016	342	—
Nanaz Mohtashami	6,677	1,572	—
Christiana Stamoulis	54,708	1,572	—
Stacey D. Stewart	9,514	1,572	—
Amy M. Wendell	48,806	1,572	—
Stephen P. MacMillan	1,826,066	—	1,079,673
Karleen M. Oberton	89,510	—	41,121
Essex D. Mitchell	12,065	—	—
John M. Griffin	107,484	—	46,727
Jan Verstreken	118,973	—	—

(4)	Includes 15,370 shares of common stock held in the Carol Dockendorff Revocable Trust.
(5)	Includes 1,146,829 shares of common stock held in the MacMillan Family Trust.
(6)
Includes, for four executive officers not specifically named in the table, an aggregate of 50,881 common shares issuable upon the exercise of options presently exercisable or exercisable within 60 days after January 6, 2025.

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HOLOGIC, INC. 2025 Proxy Statement
Security Ownership by Certain Beneficial Owners
The following table sets forth certain information regarding beneficial ownership of our common stock as January 6, 2025 by each person who is known by us to own beneficially more than 5% of the outstanding shares of our common stock, based on public filings with the SEC.

Name of and Address Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Percent of Class(2)(%)
Greater than 5% Beneficial Owners
The Vanguard Group(3) 100 Vanguard Blvd., Malvern, PA 19355	27,678,976	12.3%
BlackRock, Inc.(4) 50 Hudson Yards, New York, NY 10001	24,263,694	10.7%
T. Rowe Price Investment Management, Inc.(5) 101 East Pratt Street, Baltimore, MD 21201	22,137,236	9.8%

(1)	The persons named in the table have, to our knowledge, sole voting and investment power with respect to all shares shown as beneficially owned by them, except as noted in the footnotes below.
(2)
Applicable percentage ownership as of January 6, 2025 is based upon 225,723,107 shares of our common stock outstanding. Beneficial ownership is determined in accordance with the rules and regulations of the SEC and includes voting and investment power with respect to shares.

(3)
Amount and nature of ownership listed is based solely upon information contained in a Schedule 13G/A filed with the SEC by The Vanguard Group on February 13, 2024. The Schedule 13G/A indicates that, as of December 31, 2023, The Vanguard Group had shared voting power over 305,565 shares, sole dispositive power over 26,650,397 shares and shared dispositive power over 1,028,579 shares.

(4)
Amount and nature of ownership listed is based solely upon information contained in a Schedule 13G/A filed with the SEC by BlackRock, Inc. on January 8, 2024. The Schedule 13G/A indicates that, as of December 31, 2023, BlackRock, Inc. had sole voting power over 21,750,624 shares and sole dispositive power over 24,263,694 shares.

(5)
Amount and nature of ownership listed is based solely upon information contained in a Schedule 13G filed with the SEC by T. Rowe Price Investment Management, Inc. on November 14, 2024. The Scheduled 13G indicated that, as of September 30, 2024, T. Rowe Price Investment Management, Inc. had sole voting power over 22,086,706 shares and sole dispositive power over 22,137,236 shares.

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HOLOGIC, INC. 2025 Proxy Statement
General Information
about the Meeting and Voting
WHY AM I RECEIVING THESE MATERIALS?
The Company is making this proxy statement and other Annual Meeting materials available to you on the internet or, upon your request, sending printed versions of these materials to you by mail, because the Board of Directors of the Company is soliciting your proxy to vote at our Annual Meeting of Stockholders to be held on February 26, 2025 at 8:00 a.m., Eastern Time, at the InterContinental Boston Hotel, 510 Atlantic Avenue, Boston, Massachusetts 02210, and at any adjournment(s) or postponement(s) thereof. The mailing address of the principal executive office of the Company is 250 Campus Drive, Marlborough, MA 01752. You are invited to attend the Annual Meeting and are requested to vote on the proposals described in this proxy statement.
WHAT IS THE PURPOSE OF THE ANNUAL MEETING?
At the Annual Meeting, stockholders will vote upon matters that are summarized in the formal meeting notice. The proxy statement contains important information for you to consider when deciding how to vote on the matters before the meeting. Please read it carefully.
WHO CAN VOTE?
Our Board of Directors has fixed the close of business on January 6, 2025 as the record date (the Record Date). Accordingly, only holders of record of our common stock, $0.01 par value per share, as of the close of business on the Record Date will be entitled to notice of, and to vote at, the Annual Meeting or any adjournment(s) or postponement(s) thereof. As of the Record Date, an aggregate of 225,723,107 shares of our common stock were issued and outstanding, held by 692 holders of record. The holders of our common stock are entitled to one vote per share on any proposal presented at the Annual Meeting.
WHAT ITEMS AM I VOTING ON?
Stockholders will vote on the following items at the Annual Meeting:
1.	The proposed election of the eight (8) nominees identified in this proxy statement to serve as directors for the ensuing year (Proposal No. 1);
2.	A non-binding advisory resolution to approve our executive compensation (Proposal No. 2);
3.	Proposed ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for fiscal 2025 (Proposal No. 3);
4.	Act upon a shareholder proposal regarding simple majority vote, if properly presented (Proposal No. 4); and
5.	The transaction of such other business as may properly come before the meeting or any adjournment thereof.

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HOLOGIC, INC. 2025 Proxy Statement
WHAT ARE THE VOTING RECOMMENDATIONS OF THE BOARD OF DIRECTORS?
Our Board of Directors recommends that you vote your shares:

“FOR”	“FOR”	“FOR”	No Voting Recommendation
each of the nominees for director (Proposal No. 1)	the approval of the non-binding advisory resolution approving the Company’s executive compensation (Proposal No. 2)	the ratification of the appointment of Ernst & Young as our independent registered public accounting firm for fiscal 2025 (Proposal No. 3)	Shareholder Proposal: Simple Majority Vote (Proposal No. 4)

HOW DO I VOTE MY SHARES?
You may vote in person or by proxy. Your execution of a proxy will not in any way affect your right to attend the Annual Meeting and vote in person. If you are a stockholder of record (that is, if you hold shares that are directly registered in your own name), there are four ways to vote:

VIA THE INTERNET	BY TELEPHONE	BY MAIL	IN PERSON
You may vote by proxy via the internet by following the instructions provided in the Notice of Meeting and Important Notice Regarding the Availability of Proxy Materials (the Notice).	If you requested printed copies of proxy materials by mail, you may vote by proxy via telephone by calling the toll-free number found on the proxy card.
If you requested printed copies of proxy materials by mail, you may vote by proxy via mail by filling out the proxy card (you must be sure to complete, sign and date the proxy card) and returning it in the envelope provided.

You may vote in person at the Annual Meeting. We will provide you with a ballot when you arrive. Stockholders who plan to attend the meeting must present valid photo identification. Stockholders of record will be verified against an official list available at the registration area. We reserve the right to deny admittance to anyone who cannot show valid identification or sufficient proof of share ownership as of the record date.

If your shares are held in the name of a bank, broker or other holder of record, which is known as being held in “street name,” you will receive separate voting instructions with your proxy materials. If you hold your shares in street name, your ability to vote by internet or by telephone depends on the voting process of the bank, broker or other holder of record that holds your shares.
Although most banks, brokers and other holders of record also offer internet and telephone voting, availability and specific procedures will depend on their voting arrangements. Please follow their directions carefully. If you want to vote shares that you hold in street name at the Annual Meeting, you must request a legal proxy from the bank, broker, or other holder of record that holds your shares and present that proxy, along with valid photo identification and sufficient proof of share ownership as of the record date, at the meeting. We reserve the right to deny admittance to anyone who cannot show valid identification or sufficient proof of share ownership as of the record date.
CAN I CHANGE MY VOTE AFTER I HAVE VOTED?
You may revoke your proxy and change your vote at any time before the final vote at the Annual Meeting by: (1) filing with our Corporate Secretary a written notice of revocation, (2) executing a later dated proxy relating to the same shares and delivering it to our Corporate Secretary, or (3) attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute a revocation of a proxy).
If your shares are held in street name, you should contact your bank, broker or other nominee to revoke your proxy or, if you have obtained a legal proxy from your bank, broker or other nominee giving you the right to vote your shares at the Annual Meeting, you may change your vote by attending the Annual Meeting and voting in person. Any written notice of revocation or subsequent proxy should be sent to the attention of our Corporate Secretary, Hologic, Inc., 250 Campus Drive, Marlborough, MA 01752, at or before the final vote at the Annual Meeting.

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HOLOGIC, INC. 2025 Proxy Statement
HOW MANY SHARES MUST BE PRESENT TO HOLD THE ANNUAL MEETING?
The holders of a majority in voting power of all stock issued, outstanding and entitled to vote at the Annual Meeting must be present in person or by proxy to hold the Annual Meeting and conduct business. This is called a quorum. Abstentions and broker “non-votes” are counted as present or represented for purposes of determining the presence or absence of a quorum. A “non-vote” occurs when a broker holding shares for a beneficial owner votes on at least one proposal, but does not vote on another proposal because, in respect of such other proposal, the broker does not have discretionary voting power and has not received instructions from the beneficial owner. Shares voted in the manner described above will be counted as present at the Annual Meeting. If a quorum is not present, the Annual Meeting will be adjourned until a quorum is obtained.
WHAT VOTE IS REQUIRED TO APPROVE EACH PROPOSAL AND HOW ARE VOTES COUNTED?
A nominee will be elected to the Board of Directors if the votes cast “for” the nominee’s election exceed the votes cast “against” the nominee’s election. Abstentions and broker non-votes will not have any effect on this proposal.
In accordance with our Bylaws, if any nominee for director in an uncontested election fails to receive a majority of the votes cast “for” the nominee’s election, the nominee must promptly tender his or her resignation to our Board of Directors. This is an uncontested election of directors because the number of nominees for director does not exceed the number of directors to be elected. Within 90 days after the certification of the election results, the remaining members of our Board of Directors shall, through a process managed by the Nominating and Corporate Governance Committee, and excluding the director nominee in question, determine whether to accept such resignation and publicly disclose the results of such determination.
Approval of Proposal Nos. 2, 3 and 4 require a majority of the votes properly cast on each such matter at the Annual Meeting.
Abstentions and broker “non-votes” are included in the number of shares present or represented for purposes of quorum but are disregarded for purposes of determining whether any of the proposals have been approved.
Banks, brokers, or other holders of record may vote shares held for a customer in street name on matters that are considered to be “routine” even if they have not received instructions from their customer. A broker “non-vote” occurs with respect to a proposal when a bank, broker, or other holder of record votes on at least one other proposal but has not received voting instructions from a customer and cannot vote the customer’s shares on such proposal because the matter is not considered routine.
One of the proposals before the Annual Meeting this year is expected to be deemed a “routine” matter, namely the ratification of the appointment of Ernst & Young as our independent registered public accounting firm for fiscal 2025 (Proposal No. 3). This means that if your shares are held in street name, it is expected that your bank, broker, or other nominee will be able to vote your shares on that proposal if you do not provide timely instructions for voting your shares. The election of directors (Proposal No. 1), the non-binding advisory vote to approve executive compensation (Proposal No. 2) and the shareholder proposal (Proposal No. 4), are not expected to be considered “routine” matters. As a result, if you do not instruct your bank, broker or nominee how to vote with respect to those matters, it is expected that your bank, broker or nominee will not be able to vote on those proposals and a broker “non-vote” will occur. Whether a proposal is considered routine or non-routine is subject to stock exchange rules and final determination by the stock exchange. Even with respect to routine matters, some brokers are choosing not to exercise discretionary voting authority. As a result, we urge you to direct your broker, bank or other nominee how to vote your shares on all proposals to ensure that your vote is counted.

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HOLOGIC, INC. 2025 Proxy Statement
ARE THERE OTHER MATTERS TO BE VOTED ON AT THE ANNUAL MEETING?
We are not aware of any other matters to be presented at the Annual Meeting. If any other matters are properly presented at the Annual Meeting, your proxy authorizes us to vote, or otherwise act in accordance with the best judgment and discretion of the persons named as proxies below.
HOW ARE PROXIES VOTED?
The persons named as the proxies, Stephen P. MacMillan, Karleen M. Oberton and John M. Griffin, were selected by our Board of Directors. Mr. MacMillan is a director and officer of Hologic, and Ms. Oberton and Mr. Griffin are officers of Hologic. All properly executed proxies returned in time to be counted at the Annual Meeting will be voted. When giving your proxy, you may abstain from voting for any individual nominee for director.

Your proxy will be voted in accordance with your instructions. If you submit your proxy card without specifying your voting instructions, your shares will be voted in accordance with the recommendations of our Board of Directors listed above for Proposals 1, 2 and 3, and in accordance with our Board of Director’s election to make no recommendation with respect to Proposal 4, no vote will be made by proxies with respect to Proposal 4.

WHERE CAN I FIND THE VOTING RESULTS OF THE ANNUAL MEETING?
The preliminary voting results will be announced at the Annual Meeting. The final voting results will be tallied by the inspector of election and published in a Current Report on Form 8-K, which we are required to file with the SEC within four business days following the Annual Meeting.
WHY DID I RECEIVE A ONE-PAGE NOTICE IN THE MAIL REGARDING THE INTERNET AVAILABILITY OF PROXY MATERIALS INSTEAD OF A FULL SET OF PROXY MATERIALS?
Under rules adopted by the SEC, we are furnishing proxy materials to our stockholders primarily via the internet, instead of mailing printed copies of those materials to each stockholder. On or about January 16, 2025, we will mail to our stockholders of record as of January 6, 2025 (other than those who previously requested electronic or paper delivery on an ongoing basis) a Notice of Meeting and Important Notice Regarding the Availability of Proxy Materials (the Notice) containing instructions on how to access our proxy materials, including our proxy statement and our Annual Report on Form 10-K. All stockholders of record will have the ability to access our proxy materials on the website referred to in the Notice or request a printed set of the proxy materials. Instructions on how to access our proxy materials on the internet or to request printed versions are provided in the Notice. The Notice also instructs you on how to access your proxy card to vote through the internet or by telephone. In addition, stockholders may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis. If you have previously elected to receive our proxy materials electronically, you will continue to receive these materials via email until you elect otherwise.
HOW CAN I RECEIVE PROXY MATERIALS ELECTRONICALLY?
The Notice will provide you with instructions regarding the method of delivery for future proxy materials. Choosing to access our proxy materials via the Internet or to receive future proxy materials by email will reduce the impact of our Annual Meetings on the environment as well as decrease the cost of printing and mailing documents to you. If you choose to receive future proxy materials by email, you will receive an email next year with instructions containing a link to those materials and a link to the proxy voting site. Your election to receive proxy materials by email will remain in effect until you terminate it.
If you hold your stock through a bank, broker or other holder of record and you would like to receive future proxy materials electronically, please refer to the information provided by that entity for instructions on how to elect this option.
HOW DO I RECEIVE A PAPER COPY OF THE MATERIALS?
If you prefer to receive paper copies of the proxy materials, you can still do so. You may request a paper copy by following the instructions provided in the Notice. The Notice also provides you with instructions on how to request paper copies of the proxy materials on an ongoing basis. There is no charge to receive the materials by mail. You may request printed copies of the materials until one year after the date of the Annual Meeting. If you have previously elected to receive printed proxy materials, you will continue to receive these materials in paper format until you elect otherwise.

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HOLOGIC, INC. 2025 Proxy Statement
WHAT IS “HOUSEHOLDING”?
If you are a registered stockholder residing at an address with other registered stockholders, you will receive only one copy of the proxy statement or annual report unless you indicate otherwise. If you wish to receive a separate copy of the proxy statement or annual report, or if you do not wish to participate in householding and prefer to receive separate copies of these documents in the future, please contact our mailing agent, Broadridge, either by calling toll-free at 1-866-540-7095, or by writing to Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717. If you share an address with other registered stockholders and are receiving multiple copies of the proxy statement or annual report, and you wish to receive a single copy of such materials in the future, you may contact our mailing agent at the address above. If you own shares through a bank, broker or other nominee, you should contact the nominee directly concerning Householding.
WHO IS PAYING FOR THE COST OF THIS PROXY SOLICITATION?
All costs of solicitation of proxies will be borne by us. In addition to solicitations by mail, certain of our directors, officers, employees and other agents, without additional remuneration, may solicit proxies in person or by telephone or email. We may elect to engage outside professionals to assist us in the distribution and solicitation of proxies at a fee to be borne by us. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of shares held in their names, and we will reimburse them for their reasonable out-of-pocket costs. Solicitation may also be made of some stockholders in person or by mail, telephone or email following the original solicitation.
Additionally, we have retained Okapi Partners LLC to assist us in the solicitation and distribution of proxies for the Annual Meeting. The estimated cost of such services is $12,000, plus out-of-pocket expenses. Stockholders with questions or that need assistance in voting their shares may contact Okapi toll-free at (877) 259-6290.
Trademark Notice
3D, 3D MAMMOGRAPHY, Acessa, Endomag, Fluent, Genius, Genius 3D, Genius AI, Hologic, MyoSure, NovaSure, Panther, Panther Fusion, The Science of Sure, ThinPrep and associated logos are trademarks and/or registered trademarks of Hologic, Inc. and/or its subsidiaries in the United States and/or other countries. All other trademarks are the property of their respective owners.
Stockholder Proposals
for the 2026 Annual Meeting
Any stockholder who intends to present a Rule 14a-8 proposal at Hologic’s Annual Meeting of Stockholders to be held in 2026, and who wishes to have a proposal included in Hologic’s proxy statement for that meeting, must deliver the proposal to the Corporate Secretary. All proposals must be received by the Corporate Secretary no later than September 18, 2025 and must satisfy the rules and regulations of the SEC as well as the applicable provisions of our Bylaws to be eligible for inclusion in the proxy statement for that meeting.
A stockholder or group of up to 20 stockholders who have continuously owned at least 3% of Hologic’s common stock for at least three years have the ability to submit director nominees (up to the greater of two or 20% of the Board) for inclusion in the related proxy statement if the stockholder(s) and the nominee(s) satisfy the requirements specified between August 19, 2025 and September 18, 2025 and must include the information required for any Notice of Proxy Access Nomination (as defined in the Bylaws).
To be eligible for consideration at the 2026 Annual Meeting of Stockholders, any proposal that is a proper subject for consideration which has not been submitted by the deadline for inclusion in the proxy statement (as set forth above) and any nomination for director that is made outside of the proxy access procedures (as described above) must comply with the procedures specified in Hologic’s Bylaws. These procedures require, among other things, that any such proposal or nomination be received by the Corporate Secretary between close of business on October 29, 2025 and November 28, 2025. This advance notice period is intended to allow all stockholders an opportunity to consider all business and nominees expected to be considered at the meeting. Further, to comply with the universal proxy rules, if a stockholder intends to solicit proxies in support of director nominees submitted under these advance notice provisions, then proper written notice that sets forth all information required by Rule 14a-19 under the Exchange Act must be received by the Corporate Secretary at Hologic’s principal executive offices no later than December 28, 2025 (or, if the 2026 Annual Meeting of Stockholders is called for a date that is more than 30 days before or more than 30 days after such date, then

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HOLOGIC, INC. 2025 Proxy Statement
notice must be received no later than 60 calendar days prior to the date of the 2026 Annual Meeting of Stockholders or the 10th calendar day following the day on which public announcement of the date of the 2026 Annual Meeting of Stockholders is first made by the Company). The notice requirement under Rule 14a-19 is in addition to the applicable advance notice requirements under Hologic’s Bylaws.
All submissions to, or requests of, the Corporate Secretary should be made to Hologic’s principal executive offices at 250 Campus Drive, Marlborough, Massachusetts 01752.
Incorporation by Reference
To the extent that this proxy statement has been or will be specifically incorporated by reference into any filing made by us under the Securities Act of 1933, as amended, or the Exchange Act, the sections of the proxy statement entitled “Compensation Committee Report” and “Audit and Finance Committee Report” shall not be deemed to be so incorporated, unless specifically provided in any such filing.

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HOLOGIC, INC. 2025 Proxy Statement
Financial Matters and Form 10-K
WE WILL PROVIDE EACH BENEFICIAL OWNER OF OUR SECURITIES WITH A COPY OF OUR ANNUAL REPORT ON FORM 10-K, INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES THERETO, REQUIRED TO BE FILED WITH THE SEC FOR OUR MOST RECENT FISCAL YEAR, WITHOUT CHARGE, UPON RECEIPT OF A WRITTEN REQUEST FROM SUCH PERSON. SUCH REQUEST SHOULD BE SENT TO INVESTOR RELATIONS, HOLOGIC, INC., 250 CAMPUS DRIVE, MARLBOROUGH, MA 01752. ALTERNATIVELY, A BENEFICIAL OWNER MAY ACCESS THE COMPANY’S ANNUAL REPORT ON FORM 10-K ON THE COMPANY’S WEBSITE AT investors.hologic.com.

IMPORTANT NOTICE REGARDING AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON February 26, 2025: The Proxy Statement and the Hologic Annual Report on Form 10-K for the fiscal year ended September 28, 2024 are available at www.proxyvote.com.

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HOLOGIC, INC. 2025 Proxy Statement
Annex A
Non-GAAP Reconciliation
Use of Non-GAAP Financial Measures:
The Company has used non-GAAP financial measures in this proxy statement, including adjusted revenue, constant currency revenues, organic revenues, organic revenues excluding COVID-19, adjusted EPS and adjusted FCF.
Adjusted STIP revenue for fiscal 2024 and 2023 means our consolidated revenue determined in accordance with GAAP, calculated on a constant currency basis using the foreign currency exchange rate applied in setting the Company’s annual budget established in the fourth quarter of fiscal 2023 and 2022, respectively. For fiscal 2024, adjusted revenue excludes incremental revenue associated with the Company’s acquisition of Endomagnetics Ltd (Endomag) and the disposition of the SuperSonic Imagine ultrasound business (SSI).
Adjusted EPS means our consolidated net income per share (on a fully-diluted basis) determined in accordance with GAAP, adjusted to exclude: (i) the amortization of intangible assets; (ii) the impairment of goodwill and intangible assets and equipment and the loss to record assets held-for-sale to fair value less costs to sell; (iii) adjustments to record contingent consideration at fair value; (iv) charges to write-off inventory for a product line discontinuance; (v) the fair value write-up of acquired inventory sold during the period; (vi) restructuring charges, facility closure and consolidation charges (including accelerated depreciation), and costs incurred to integrate acquisitions (including retention, contract termination costs, legal and professional consulting services); (vii) transaction related expenses for acquisitions and dispositions; (viii) third-party expenses incurred related to implementing the European MDR/IVDR requirements and obtaining the appropriate approvals for its existing products; (ix) debt extinguishment losses and related transaction costs; (x) unrealized (gains) losses on the mark-to-market of foreign currency contracts to hedge operating results for which the Company has not elected hedge accounting; (xi) litigation settlement charges (benefits) and non-income tax related charges (benefits); (xii) other-than-temporary impairment losses on investments and realized gains and losses resulting from the sale of investments and related transaction costs; (xiii) the one-time discrete impacts related to internal restructurings and non-operational items; (xiv) other one-time, non-recurring, unusual or infrequent charges, expenses or gains that may not be indicative of the Company’s core business results; and (xv) income taxes related to such adjustments. This calculation further excludes the results of Endomag post-acquisition in order to level set the results for purposes of the 2024 STIP calculation.
Adjusted FCF for fiscal 2024 and 2023 means our net cash provided by operating activities determined in accordance with GAAP less purchases of property and equipment, adjusted to exclude net payments for the following items: (i) restructuring, divestiture and facility closure and consolidation expenses and costs incurred to integrate acquisitions and separate divested businesses from existing operations; (ii) acquisition transaction expenses; (iii) litigation settlements (receipts); (iv) certain income and non-income tax related charges and refunds; and (v) the results of Endomag post-acquisition in order to level set the results for purposes of the 2024 FCF calculation.
The non-GAAP financial measures used in this proxy statement adjust for specified items that can be highly variable or difficult to predict. The Company generally uses these non-GAAP financial measures to facilitate management’s financial and operational decision-making, including evaluation of Hologic’s historical operating results, comparison to competitors’ operating results and determination of management incentive compensation. These non-GAAP financial measures reflect an additional way of viewing aspects of the Company’s operations that, when viewed with GAAP results and the reconciliations to corresponding GAAP financial measures, may provide a more complete understanding of factors and trends affecting Hologic’s business.
Because non-GAAP financial measures exclude the effect of items that increase or decrease the Company’s reported results of operations, management strongly encourages investors to review the Company’s consolidated financial statements and publicly filed reports in their entirety. These non-GAAP financial measures should be considered supplemental to, and not a substitute for, financial information prepared in accordance with GAAP. The Company’s definition of these non-GAAP measures may differ from similarly titled measures used by others. A reconciliation of the non-GAAP revenue and non-GAAP EPS to the most directly comparable GAAP financial measures is included in the following pages.

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HOLOGIC, INC. 2025 Proxy Statement
Reconciliation of GAAP EPS to Non-GAAP Adjusted EPS
(as calculated pursuant to the terms of the Short-Term Incentive Plan)

	Year Ends
(Unaudited) (in millions, except earnings per share)	September 28, 2024 ($)	September 30, 2023 ($)
GAAP net income	789.5	456.0
Adjustments:
Amortization of acquired intangible assets(1)	209.7	233.8
Fair value write-up of acquired inventory sold(2)	4.3	—
Impairment of intangible assets and equipment(3)	44.8	223.8
Purchased R&D asset charge(4)	10.0	—
Transaction expenses(5)	7.6	1.4
Restructuring, and integration/consolidation costs(6)	41.4	12.7
Contingent consideration adjustments(7)	1.7	(14.9)
Other income(8)	(6.3)	—
Unrealized losses on forward foreign currency contracts(9)	20.1	11.4
MDR expenses(10)	—	1.5
Debt extinguishment loss(11)	0.4	—
Legal related settlement charges(12)	1.0	1.3
Loss on assets held-for-sale(13)	—	51.7
Product line discontinuance(14)	7.1	24.7
Non-income tax charges(15)	—	2.9
Worthless stock deduction(16)	(107.2)	—
Income tax related items(17)	14.7	82.1
Income tax effect of reconciling items(18)	(70.1)	(104.2)
Non-GAAP net income	968.7	984.2
Further Adjustments for STIP:
Plus: Incremental net operating loss from fiscal 2024 acquisitions(19)	0.3	—
Tax effect of adjustments(20)	(0.1)	—
Non-GAAP net income – STIP	968.9	984.2
Non-GAAP EPS - STIP(21)	4.08	3.96

EXPLANATORY NOTES TO RECONCILIATIONS:
(1)	To reflect non-cash expenses attributable to the amortization of acquired intangible assets.
(2)	To reflect the fair value write-up of inventory sold during the period related to the Endomagnetics acquisition during the fourth quarter of fiscal 2024.
(3)
To reflect an impairment charge for an in-process research and development intangible asset acquired in the Mobidiag acquisition during the first quarter of fiscal 2024 and impairment charges related to intangible assets from the Focal acquisition recorded during the second and third quarters of fiscal 2024. To reflect impairment charges for intangible assets and equipment acquired in the Mobidiag acquisition and impairment of our SSI ultrasound imaging assets recorded during the third quarter of fiscal 2023.

(4)	To reflect the purchase of an intangible asset to be used in a research and development project that has no future alternative use.
(5)	To reflect expenses with third parties related to acquisitions prior to when such transactions are completed. These expenses primarily comprise legal, consulting and due diligence fees.

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HOLOGIC, INC. 2025 Proxy Statement
(6)
To reflect restructuring charges, and certain costs associated with the Company’s integration and facility consolidation plans, which primarily include severance, retention and transfer costs, as well as costs incurred to integrate acquisitions, including legal and professional consulting and contract termination costs. In addition, this category includes additional expenses, primarily accelerated depreciation and an impairment on a lease asset incurred in fiscal 2024 related to closing certain facilities in the Diagnostics business.

(7)	To reflect an adjustment to the estimated contingent consideration liability related to the Acessa Health acquisition, which was payable upon meeting defined revenue growth metrics.
(8)	To reflect amounts owed to the Company for a change in control provision related to a license agreement.
(9)	To reflect non-cash unrealized gains and losses on the mark-to-market on outstanding forward foreign currency contracts, which have not been designated for hedge accounting.
(10)
To reflect the exclusion of third-party expenses incurred to obtain compliance with the European Medical Device Regulation requirement for the Company's existing products for which it already had FDA approval and/or CE mark.

(11)	To reflect a debt extinguishment loss for the prepayment of debt under the Credit Agreement in first quarter of fiscal 2024.
(12)	To reflect net charges and benefits from legal related settlements.
(13)	To reflect the loss to record the SSI ultrasound imaging business to fair value as the business was designated as assets held-for-sale during the fourth quarter of fiscal 2023.
(14)	To reflect the write-off of inventory and charges for non-cancellable purchase orders related to a product line discontinuance in the Diagnostics division.
(15)	To reflect the net impact of establishing a non-income tax loss contingency related to prior years and the settlement of a prior year non-income tax audit.
(16)	To reflect the discrete tax benefit related to a worthless stock deduction on the investment in one of the Company's international subsidiaries.
(17)	To reflect the net impact of income tax reserves from the expiration of the statute of limitations, and non-recurring income tax charges and benefits.
(18)
To reflect the tax effects of Non-GAAP reconciling items, excluding specific income tax related items separately stated and the worthless stock deduction referenced in Note 16. Amounts are calculated using the effective tax rate in the jurisdiction to which the adjustment relates, and the overall estimated annual effective tax rate was 19.75% in both fiscal 2024 and 2023.

(19)	For fiscal 2024 to determine Non-GAAP net income under the fiscal 2024 STIP, adjusted Non-GAAP net income excludes pre-tax loss generated by the Endomagnetics acquisition during fiscal 2024.
(20)	To reflect an estimated annual effective tax rate of 19.75% for fiscal 2024.
(21)	Non-GAAP earnings per share was calculated based on 237,553 and 248,831 weighted average diluted shares outstanding for the years ended September 28, 2024 and September 30, 2023, respectively.

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HOLOGIC, INC. 2025 Proxy Statement
Reconciliation of GAAP Revenue to Adjusted STIP Revenue
(excluding the impact of acquisitions)

(Unaudited) (in millions, except percentages)	2024 ($)	2023 ($)	Change
			($)	(%)
Consolidated GAAP Revenue	4,030.3	4,030.4
Less: Incremental revenue from fiscal 2024 acquisitions	(7.1)	—
FX Impact at budget rates	6.9	3.3
Adjusted STIP Revenue	4,030.1	4,033.7	(3.6)	(0.1)

Reconciliation of GAAP Worldwide Revenue to Adjusted Organic Constant Currency Worldwide Revenue excluding COVID-19

(Unaudited) (in millions, except percentages)	2024 ($)	2023 ($)	Change
			($)	(%)
Consolidated Worldwide GAAP Revenue	4,030.3	4,030.4
Less: COVID-19 assays and related revenue	(183.0)	(364.0)
Less: Blood Screening	(30.3)	(37.8)
Less: SSI ultrasound imaging business	(2.6)	(18.8)
Less: Endomagnetics in Fiscal 2024	(7.1)	—
Adjusted Organic Worldwide Revenue	3,807.3	3,609.8
FX Impact at constant currency	(7.9)	—
Adjusted Organic Constant Currency Worldwide Revenue excluding COVID-19	3,799.4	3,609.8	189.6	5.3

Reconciliation of GAAP International Revenue to Organic International Revenue excluding COVID-19

(Unaudited) (in millions, except percentages)	2024 ($)	2023 ($)	Change
			($)	(%)
Consolidated GAAP International Revenue	1,006.2	972.4
Less: COVID-19 assays and related revenue	(40.4)	(82.9)
Less: Endomagnetics in Fiscal 2024	(4.2)	—
FX Impact at constant currency	(10.4)	(15.0)
Organic International Revenue excluding COVID-19	951.2	874.5	76.7	8.8

Reconciliation of GAAP International Revenue to Adjusted Constant Currency International Revenue

(Unaudited) (in millions, except percentages)	2024 ($)	2023 ($)	Change
			($)	(%)
Consolidated GAAP International Revenue	1,006.2	972.4	33.8	3.5
FX Impact at constant currency rates	(8.0)	—
Adjusted Constant Currency International Revenue	998.2	972.4	25.8	2.7

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HOLOGIC, INC. 2025 Proxy Statement
Reconciliation of GAAP Gross Margin Percentage to Non-GAAP Gross Margin Percentage

(Unaudited) in millions, except percentages)	2024 ($)	2023 ($)
GAAP gross margin percentage	55.3%	51.4%
Impact of adjustments detailed in Fiscal 2024 Q4 earnings release	5.7%	10.2%
Non-GAAP gross margin percentage	61.0%	61.6%

Reconciliation of GAAP Operating Margin Percentage to Non-GAAP Operating Margin Percentage

(Unaudited) in millions, except percentages)	2024 ($)	2023 ($)
GAAP income from operations margin percentage	21.9%	16.6%
Impact of adjustments detailed in Fiscal 2024 Q4 earnings release	8.1%	13.4%
Non-GAAP operating margin percentage	30.0%	30.0%

Reconciliation of GAAP Diagnostics Revenue to Adjusted Organic Constant Currency Diagnostics Revenue excluding COVID-19

(Unaudited) (in millions, except percentages)	2024 ($)	2023 ($)	Change
			($)	(%)
GAAP Diagnostics Revenue	1,782.0	1,880.1
Less: Blood Screening	(30.3)	(37.8)
Less: COVID-19 assays and related revenue	(183.0)	(364.0)
Adjusted Organic Diagnostics Revenue	1,568.7	1,478.3
FX Impact at constant currency rates	(3.3)	—
Adjusted Organic Constant Currency Diagnostics Revenue	1,565.4	1,478.3	87.1	5.9

Reconciliation of GAAP Breast Health Revenue to Adjusted Organic Constant Currency Breast Health Revenue

(Unaudited) (in millions, except percentages)	2024 ($)	2023 ($)	Change
			($)	(%)
GAAP Breast Health Revenue	1,522.9	1,432.7
Less: Endomagnetics in Fiscal 2024	(7.1)	—
Less: SSI ultrasound imaging business	(2.6)	(18.8)
Adjusted Organic Breast Health Revenue	1,513.2	1,413.9	99.3	7.0
FX Impact at constant currency rates	(2.8)	—
Adjusted Organic Constant Currency Breast Health Revenue	1,510.4	1,413.9	96.5	6.8

A-5

HOLOGIC, INC. 2025 Proxy Statement
Reconciliation of GAAP Molecular Diagnostics Revenue to Adjusted Core Constant Currency Molecular Diagnostics Revenue

(Unaudited) (in millions, except percentages)	2024 ($)	2023 ($)	Change
			($)	(%)
GAAP Molecular Diagnostics Revenue	1,272.5	1,361.7
Less: COVID-19 assays and related revenue	(183.0)	(364.0)
Adjusted Core Diagnostics Revenue	1,089.5	997.7
FX Impact at constant currency rates	(2.5)	—
Adjusted Core Constant Currency Molecular Diagnostics Revenue	1,087.0	997.7	89.3	9.0

Reconciliation of GAAP Breast Health Revenue to Constant Currency Breast Health Revenue

(Unaudited) (in millions, except percentages)	2024 ($)	2023 ($)	Change
			($)	(%)
Consolidated GAAP Breast Health Revenue	1,522.9	1,432.7
FX Impact at constant currency rates	(2.8)	—
Adjusted Constant Currency Breast Health Revenue	1,520.1	1,432.7	87.4	6.1

Reconciliation of GAAP Breast Imaging Revenue to Constant Currency Breast Imaging Revenue

(Unaudited) (in millions, except percentages)	2024 ($)	2023 ($)	Change
			($)	(%)
GAAP Breast Imaging Revenue	1,210.7	1,144.2
FX Impact at constant currency rates	(2.4)	—
Adjusted Constant Currency Breast Imaging Revenue	1,208.3	1,144.2	64.1	5.6

Reconciliation of GAAP Surgical Revenue to Constant Currency Surgical Revenue

(Unaudited) (in millions, except percentages)	2024 ($)	2023 ($)	Change
			($)	(%)
GAAP Surgical Revenue	641.3	604.2
FX Impact at constant currency rates	(1.7)	—
Adjusted Constant Currency Surgical Revenue	639.6	604.2	35.4	5.9

A-6

HOLOGIC, INC. 2025 Proxy Statement
Reconciliation of GAAP International Surgical Revenue to Constant Currency Surgical International Revenue

(Unaudited) (in millions, except percentages)	2024 ($)	2023 ($)	Change
			($)	(%)
GAAP Surgical International Revenue	158.8	128.9
FX Impact at constant currency rates	(1.7)	—
Adjusted Constant Currency Surgical International Revenue	157.1	128.9	28.2	21.9

Reconciliation of GAAP Breast Interventional Revenue to Constant Currency Breast Interventional Revenue

(Unaudited) (in millions, except percentages)	2024 ($)	2023 ($)	Change
			($)	(%)
GAAP Breast Interventional Revenue	312.2	288.5
FX Impact at constant currency rates	(0.4)	—
Adjusted Constant Currency Breast Interventional Revenue	311.8	288.5	23.3	8.1

Reconciliation of GAAP Net Cash Provided by Operating Activities to Adjusted Free Cash Flow

(Unaudited) in millions, except percentages)	2024 ($)	2023 ($)
GAAP Net Cash Provided by Operating Activities	1,285.2	1,051.2
Less: Purchase of property and equipment (excluding receipts from the Department of Defense in 2023 and increase in equipment under customer usage agreements)	(72.4)	(91.8)
Plus: Restructuring, divestiture, and integration/consolidation costs	16.3	7.0
Plus: Acquisition transaction expenses	6.2	1.3
Plus: Fiscal 2024 budgeted operating loss for SSI Ultrasound Imaging business	27.9	—
Less: Litigation settlement payments (receipts)	—	(7.7)
Plus: Other	3.0	—
Plus: Payments made on behalf of Endomagnetics transaction expenses at closing	8.2	—
Less: Worthless stock deduction	(107.0)	—
Tax effect of adjustments	(11.3)	(0.1)
Plus: Net tax payments (refunds)	10.2	(5.3)
Adjusted Free Cash Flow	1,166.3	954.6

A-7

HOLOGIC, INC.
250 Campus Drive
Marlborough, MA 01752

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HOLOGIC, INC.
250 CAMPUS DRIVE
MARLBOROUGH, MA 01752

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V60542-P21846-Z88958 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

HOLOGIC, INC.

Company Proposals:

The Board of Directors recommends you vote FOR each of the listed nominees:

1. Election of Directors

Nominees:	For	Against	Abstain
1a. Stephen P. MacMillan	☐	☐	☐
1b. Charles J. Dockendorff	☐	☐	☐
1c. Ludwig N. Hantson	☐	☐	☐
1d. Martin Madaus	☐	☐	☐
1e. Nanaz Mohtashami	☐	☐	☐
1f. Christiana Stamoulis	☐	☐	☐
1g. Stacey D. Stewart	☐	☐	☐
1h. Amy M. Wendell	☐	☐	☐

The Board of Directors recommends you vote FOR Proposals 2 and 3:	For	Against	Abstain
2. A non-binding advisory vote to approve executive compensation.	☐	☐	☐
3. Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for fiscal 2025.	☐	☐	☐

Stockholder Proposal:

The Board of Directors is not making a voting recommendation on Proposal 4:	For	Against	Abstain
4. Advisory approval of a stockholder proposal to replace the supermajority voting provisions in our charter and bylaws with a simple majority voting standard.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournments or postponements thereof.

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Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

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V60543-P21846-Z88958

HOLOGIC, INC.
PROXY SOLICITED BY THE BOARD OF DIRECTORS
FOR THE ANNUAL MEETING OF STOCKHOLDERS
February 26, 2025

The undersigned stockholder of HOLOGIC, INC., a Delaware corporation (the "Company"), hereby appoints Stephen P. MacMillan, Karleen M. Oberton and John M. Griffin, or either of them acting singly, with full power of substitution, as proxies to represent the undersigned at the Annual Meeting of Stockholders of the Company to be held at the InterContinental Boston Hotel, 510 Atlantic Avenue, Boston, Massachusetts 02210, on February 26, 2025 at 8:00 a.m., Eastern Time, and at any adjournment or postponement thereof, with all power which the undersigned would possess if personally present, and to vote all shares of stock which the undersigned may be entitled to vote at said meeting upon the matters set forth in the Notice of Annual Meeting of Stockholders and Proxy Statement. All previous proxies are hereby revoked.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED HEREIN BY THE STOCKHOLDER(S). IN THE ABSENCE OF SPECIFIC INSTRUCTIONS, IF PROPERLY EXECUTED, PROXIES WILL BE VOTED "FOR" ALL DIRECTOR NOMINEES, "FOR" PROPOSALS 2 AND 3, AND NO VOTE WILL BE MADE BY THE PROXY HOLDERS ON PROPOSAL 4. WHETHER OR NOT DIRECTION IS MADE, THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE DISCRETION OF THE PROXY HOLDERS AS TO ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING OF STOCKHOLDERS OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

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Continued and to be signed on reverse side